The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not offers to sell these securities and are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

Filed Pursuant to Rule 424(b)(5)
Registration No. 333-157078
PROSPECTUS SUPPLEMENT Subject to Completion, dated August 18, 2010

To Prospectus dated February 2, 2009

$1,000,000,000

SanDisk Corporation
(Aggregate Principal Amount)
     % CONVERTIBLE SENIOR NOTES DUE 2017

Holders may convert their notes at their option on any day prior to 5:00 p.m., New York City time, on the scheduled trading day immediately preceding May 15, 2017 only under the following circumstances: (1) during the five business-day period after any five consecutive trading-day period (the “measurement period”) in which the trading price per $1,000 principal amount of notes for each day of that measurement period was less than 98% of the product of the last reported sale price of our common stock and the conversion rate on each such day; (2) during any calendar quarter after the calendar quarter ending September 30, 2010, if the last reported sale price of our common stock for 20 or more trading days in a period of 30 consecutive trading days ending on the last trading day of the immediately preceding calendar quarter exceeds 130% of the applicable conversion price in effect on the last trading day of the immediately preceding calendar quarter; or (3) upon the occurrence of specified corporate events. On and after May 15, 2017 until 5:00 p.m., New York City time, on the second scheduled trading day immediately preceding the maturity date, holders may convert their notes at any time, regardless of the foregoing circumstances.

Upon conversion we will pay cash and shares of our common stock, if any, based on a daily conversion value, as described in this prospectus supplement, calculated on a proportionate basis for each day of the relevant twenty trading-day observation period. The initial conversion rate will be           shares of common stock per $1,000 principal amount of notes, equivalent to a conversion price of approximately $      per share of common stock. The conversion price will be subject to adjustment in some events but will not be adjusted for accrued interest. In addition, if a “fundamental change” occurs prior to the maturity date, we will in some cases increase the conversion rate for a holder that elects to convert notes in connection with such fundamental change.

Holders may require us to repurchase for cash all or part of their notes upon a “designated event” at a price equal to 100% of the principal amount of the notes being repurchased plus any accrued and unpaid interest up to, but excluding, the relevant repurchase date. We may not redeem the notes prior to maturity.

The notes will rank equally with any future senior debt and senior to any future subordinated debt, will be structurally subordinated to liabilities of our subsidiaries and will be effectively subordinated to our secured indebtedness. For a more detailed description of the notes, see “Description of the Notes” beginning on page S-40.

We do not intend to apply for a listing of the notes on any national securities exchange or for inclusion of the notes on any automatic quotation system. Our common stock is listed on the NASDAQ Global Select Market under the symbol “SNDK.” On August 17, 2010, the last reported sale price of our common stock on the NASDAQ Global Select Market was $43.57 per share.

The securities offered hereby involve a high degree of risk. See “Risk Factors” beginning on page S-9 of this prospectus supplement and in the documents we incorporate by reference.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Price to	Underwriting	Proceeds to
	Public	Discounts	SanDisk Corporation

Per Note	%	%	%
Total	$	$	$

We have granted the underwriters the right to purchase up to an additional $150,000,000 principal amount of notes solely to cover over-allotments.

The underwriters expect to deliver the notes to purchasers on August   , 2010.

Joint Bookrunning Managers

MORGAN STANLEY	GOLDMAN, SACHS & CO.

Prospectus Supplement dated August   , 2010

PRESENTATION OF INFORMATION

These offering materials consist of two documents: (1) this prospectus supplement, which describes the terms of the notes that we are currently offering, and (2) the accompanying prospectus, which provides general information about us. The information in this prospectus supplement supersedes any inconsistent information included or incorporated by reference in the accompanying prospectus.

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus provided in connection with this offering. Neither we nor the underwriters have authorized anyone to provide you with any information other than the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus provided in connection with this offering. Neither we nor the underwriters are making any offer to sell these securities in any jurisdiction where the offer or sale is not permitted. This prospectus supplement, the accompanying prospectus, any free writing prospectus and the documents incorporated by reference are accurate only as of their respective dates, regardless of the time of delivery of this prospectus supplement, the accompanying prospectus or any free writing prospectus or of any sale of our notes. It is important for you to read and consider all the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus provided in connection with this offering before making your investment decision.

This prospectus supplement, the accompanying prospectus, the documents incorporated by reference and any free writing prospectus provided in connection with this offering contain various “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, which represent our expectations or beliefs concerning future events. See “Special Note Regarding Forward-Looking Statements” in the accompanying prospectus.

S-i

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We incorporate by reference in this prospectus supplement and the accompanying prospectus the documents listed below and any future filings we make with the Securities and Exchange Commission, or the SEC, under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until we have sold all of the securities to which this prospectus supplement relates. Any statement in a document incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus. Any statement in a document incorporated by reference in this prospectus supplement and the accompanying prospectus will be deemed to be modified or superseded to the extent a statement contained in this prospectus supplement, the accompanying prospectus or any subsequently filed document that is incorporated by reference in this prospectus supplement and the accompanying prospectus modifies or supersedes such statement. Unless specifically stated to the contrary, none of the information that we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K that we may from time to time furnish to the SEC will be incorporated by reference, or otherwise included, in this prospectus supplement or the accompanying prospectus.

We specifically incorporate by reference in this prospectus supplement and the accompanying prospectus the documents listed below that have previously been filed with the SEC:

•	our Annual Report on Form 10-K for the fiscal year ended January 3, 2010, filed on February 25, 2010, including the information specifically incorporated by reference therein from our definitive proxy statement on Schedule 14A, filed on April 22, 2010;

•	our Quarterly Report on Form 10-Q for the fiscal quarter ended April 4, 2010, filed on May 12, 2010;

•	our Quarterly Report on Form 10-Q for the fiscal quarter ended July 4, 2010, filed on August 12, 2010;

•	our Current Reports on Form 8-K filed with the SEC on February 24, 2010, June 7, 2010, July 14, 2010 and July 26, 2010;

•	The description of our common stock contained in the Registration Statement on Form 8-A filed with the SEC on September 8, 1995, including any amendments or reports filed for the purpose of updating such description; and

•	The description of our stockholders’ rights plan contained in the Registration Statement on Form 8-A filed with the SEC on September 25, 2003, including an amendment to the description contained in the Registration Statement on Form 8-A/A filed with the SEC on November 8, 2006.

You may request a copy of these filings, at no cost, by writing to us at the following address or by calling us at (408) 801-1000 between the hours of 9:00 a.m. and 5:00 p.m., Pacific Time; Investor Relations, SanDisk Corporation, 601 McCarthy Boulevard, Milpitas, California 95035. These filings can also be obtained through the SEC as described above or, with respect to certain of these documents, at our website at www.sandisk.com. Except for the documents described above, information on our website is not incorporated by reference or otherwise included in this prospectus supplement or the accompanying prospectus.

S-ii

SUMMARY

This summary highlights selected information about our company and this offering. This summary is not complete and does not contain all of the information that may be important to you. You should read carefully this entire prospectus supplement, including the “Risk Factors” section, the accompanying prospectus and the other documents we refer to and incorporate by reference for a more complete understanding of us and this offering. In particular, we incorporate by reference important business and financial information into this prospectus supplement and the accompanying prospectus. Unless otherwise noted, information in this prospectus supplement assumes that the underwriters will not exercise their over-allotment option to purchase additional notes.

References in this prospectus supplement to “SanDisk,” “we,” “us” and “our” refer to SanDisk Corporation and its subsidiaries, unless otherwise specified. “SanDisk” is a trademark of SanDisk Corporation, and is registered in the U.S. and other countries. Other brand names mentioned herein are for identification purposes only and may be the trademarks of their respective holder(s).

SANDISK CORPORATION

Our Company

SanDisk Corporation, a global technology company, is the inventor and largest supplier of NAND flash storage card products. Flash storage technology allows digital information to be stored in a durable, compact format that retains the data even after the power has been switched off. Our products are used in a variety of large markets, and we distribute our products globally through retail and original equipment manufacturer, or OEM, channels. Our goal is to provide simple, reliable and affordable storage solutions for consumer use in a wide variety of formats and devices. Since 2006, we have been an S&P 500 company.

We design, develop and manufacture data storage solutions in a variety of form factors using our flash memory, proprietary controller and firmware technologies. Our solutions include removable cards, embedded products, universal serial bus, or USB, drives, digital media players, wafers and components. Our removable card products are used in a wide range of consumer electronics devices such as mobile phones, digital cameras, gaming devices and laptop computers. Our embedded flash products are used in mobile phones, navigation devices, gaming systems, imaging devices and computing platforms. For computing platforms, we provide high-speed, high-capacity storage solutions known as solid-state drives, or SSDs, that can be used in lieu of hard disk drives in a variety of computing devices.

Most of our products are manufactured by combining NAND flash memory with a controller chip. We purchase the vast majority of our NAND flash memory supply requirements through our significant flash venture relationships with Toshiba Corporation, or Toshiba, which produce and provide us with leading-edge, low-cost memory wafers. From time-to-time, we also purchase flash memory on a foundry basis from NAND flash manufacturers including Toshiba, Samsung Electronics Co., Ltd., or Samsung, and Hynix Semiconductor, Inc., or Hynix. We generally design our controllers in-house and have them manufactured at third-party foundries.

Industry Background

We operate in the flash memory semiconductor industry, which is comprised of NOR and NAND technologies. These technologies are also referred to as non-volatile memory, which retains data even after the power is switched off. NAND flash memory is the current mainstream technology for mass data storage applications and is traditionally used for embedded and removable data storage. NAND flash memory is characterized by fast write speeds and high capacities. The NAND flash memory industry has been characterized by rapid technology transitions which have reduced the cost per bit by increasing the density of the memory chips on the wafer.

NAND demand has significantly increased over the last several years due to the growing adoption of mobile phones, digital cameras and camcorders, handheld gaming devices, USB drives, tablet computers and other devices that use NAND flash memory for data storage. Market research firm Gartner Inc., or Gartner, expects the global demand for NAND flash memory to grow from 10,710 petabytes in 2010 to 102,963 petabytes in 2014, according to Gartner Semiconductor Forecast Database, June 2010. This represents a compound annual growth rate of approximately 76% over such period. Additionally, Gartner estimates the tablet computer market to grow from 10.4 million units in 2010 to 51.0 million units in 2014, representing a compound annual growth rate of approximately 49% over such period. Gartner also estimates NAND flash memory annual supply growth of approximately 73% in 2010 and approximately 80% in 2011.

In addition, market research firm Strategy Analytics, in its report Global Active Mobile Broadband Subscribers Forecast: 2008-2014, January 2010, expects the total worldwide number of 3G and 4G mobile broadband subscribers to increase from 468.7 million in 2010 to 1.35 billion in 2014, representing a compound annual growth rate of approximately 30%. We believe that an increase in the number of mobile broadband subscribers may result in increased demand for flash memory products.

Additional Information

We were incorporated in Delaware in June 1988 under the name SunDisk Corporation and changed our name to SanDisk Corporation in August 1995. We file reports and other information with the SEC, including annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and proxy or information statements. Those reports and statements and all amendments to those documents filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act (1) may be read and copied at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549, (2) are available at the SEC’s Internet site (www.sec.gov), which contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC and (3) are available free of charge through our website as soon as reasonably practicable after electronic filing with, or furnishing to, the SEC. Information regarding the operation of the SEC’s Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. Our website address is www.sandisk.com. Information on our website is not incorporated by reference or otherwise included in this prospectus supplement or the accompanying prospectus. Our principal executive offices are located at 601 McCarthy Blvd., Milpitas, California 95035, and our telephone number is (408) 801-1000.

The Gartner Report described herein, or the Gartner Report, represents data, research opinion or viewpoints published, as part of a syndicated subscription service, by Gartner, and such Gartner Report is not a representation of fact. The Gartner Report speaks as of its original publication date (and not as of the date of this prospectus supplement) and the opinions expressed in the Gartner Report are subject to change without notice.

THE OFFERING

Issuer	SanDisk Corporation, a Delaware corporation.

Securities Offered	$1.0 billion principal amount of % Convertible Senior Notes due 2017 (plus up to an additional $150.0 million principal amount for purchase by the underwriters, solely to cover overallotments).

Maturity	August 15, 2017, unless earlier repurchased or converted.

Interest	% per year, accruing from August , 2010. Interest will be payable semiannually in arrears on February 15 and August 15 of each year, beginning February 15, 2011.

We may elect to pay additional interest, if any, under the circumstances described under “Description of the Notes — Events of Default.” All references to “interest” in this summary of the offering are deemed to include such additional interest, if any.

Optional Redemption	The notes may not be redeemed prior to maturity.

Conversion Rights	Holders may convert their notes prior to 5:00 p.m., New York City time, on the scheduled trading day immediately preceding May 15, 2017, in multiples of $1,000 principal amount, at the option of the holder under the following circumstances:

• during the five business-day period after any five consecutive trading-day period (the “measurement period”) in which the trading price per $1,000 principal amount of notes for each day of such measurement period was less than 98% of the product of the last reported sale price of our common stock and the conversion rate on each such day; or

• during any calendar quarter after the calendar quarter ending September 30, 2010, if the last reported sale price of our common stock for 20 or more trading days in a period of 30 consecutive trading days ending on the last trading day of the immediately preceding calendar quarter exceeds 130% of the applicable conversion price in effect on the last trading day of the immediately preceding calendar quarter; or

• upon the occurrence of specified corporate transactions described under “Description of the Notes — Conversion Rights.”

On and after May 15, 2017 to, and including, 5:00 p.m., New York City time, on the second scheduled trading day immediately preceding the maturity date, subject to prior repurchase of the notes, holders may convert the notes, in multiples of $1,000 principal amount, at the option of the holder regardless of the foregoing circumstances.

The initial conversion rate will be shares of common stock per $1,000 principal amount of notes, which is equivalent to an initial conversion price of approximately $ per share of common stock, subject to adjustment.

Upon valid tender of notes for conversion, we will pay, on the third trading day following the last day of the related observation period, cash and shares of our common stock, if any, based on a daily conversion value as described herein calculated on a proportionate basis for each day of the relevant twenty trading-day observation period. See “Description of the Notes — Conversion Rights — Payment upon Conversion.”

In addition, if a “fundamental change” occurs prior to maturity, we will increase the conversion rate for a holder who elects to convert its notes in connection with such a fundamental change upon conversion in the circumstances as described under “Description of the Notes — Conversion Rights — Conversion Rate Adjustments — Adjustment to Shares Delivered upon Conversion upon Fundamental Change.”

You will not receive any additional cash payment or additional shares representing accrued and unpaid interest upon conversion of a note, except in limited circumstances. Instead, interest will be deemed paid by the cash and shares, if any, of common stock issued to you upon conversion.

Designated Event	If we undergo a “designated event” as defined in this prospectus supplement under “Description of the Notes — Designated Event Permits Holders to Require us to Purchase Notes,” including a “fundamental change” as defined in such section, you will have the option to require us to purchase all or any portion of your notes. The designated event purchase price will be 100% of the principal amount of the notes to be purchased plus any accrued and unpaid interest to but excluding the designated event purchase date. We will pay cash for all notes so purchased.

Ranking	The notes will rank equally with any future senior debt and senior to any future subordinated debt, will be structurally subordinated to all existing liabilities of our subsidiaries and will be effectively subordinated to any secured debt we may issue to the extent of the value of the collateral. As of July 4, 2010, we had $1.15 billion of outstanding senior unsecured indebtedness and no outstanding secured indebtedness.

Our subsidiaries, however, had liabilities, including trade and other payables but excluding intercompany indebtedness, outstanding in an amount of $514.1 million structurally senior to the notes. In addition, as of July 4, 2010 we had commitments of approximately $3.23 billion to fund our various obligations under the Flash Partners Ltd. and Flash Alliance Ltd. ventures (collectively, “Flash Ventures”) with Toshiba, in which we have a 49.9% ownership interest and Toshiba has a 50.1% interest in each venture. As of July 4, 2010, we also had guarantee obligations for Flash Ventures’ master lease agreements of approximately $965.8 million. In addition, in July 2010, we and Toshiba entered into an agreement to create a new flash venture, of which we will own 49.9% and Toshiba will own 50.1%, to operate in Toshiba’s Fab 5 facility, or Fab 5. We are committed to 50% of the initial ramp within Phase 1 of Fab 5, for which we currently expect our portion of equipment investments and startup costs to be approximately $500 million through fiscal year 2011. Finally, the indenture for the notes does not restrict us or our subsidiaries from incurring additional debt or other liabilities. Our subsidiaries will not guarantee any of our obligations under the notes. We may also issue indebtedness that is secured by our assets and would be entitled to be paid from the collateral for those obligations before the notes are entitled to any claim on that collateral.

Use of Proceeds	The net proceeds from this offering will be approximately $ million, after deducting underwriting discounts and estimated offering expenses, or approximately $ billion if the underwriters exercise their over-allotment option in full. We currently intend to use the net proceeds of the offering for general corporate purposes, including (1) the repayment at maturity or repurchase, from time to time, of a portion of our outstanding $1.15 billion aggregate principal amount of senior convertible notes originally issued in 2006, or the 2006 Notes, which bear interest at a rate of 1% per annum and mature on May 15, 2013; (2) capital expenditures for new and existing manufacturing facilities; (3) development of new technologies; (4) general working capital; and (5) other non-manufacturing capital expenditures. The net proceeds may also be used to fund strategic investments or acquisitions of products, technologies or complementary businesses or to obtain the right or license to use additional technologies. We currently have no such commitments or agreements for any specific acquisitions, investments or licenses. In addition, we intend to use approximately $ million of the net proceeds of this offering to fund the cost to us of the convertible note hedge transactions (after taking into account the proceeds to us from the warrant transactions) entered into in connection with this offering. See “Use of Proceeds.”

Concurrent Convertible Note Hedge Transactions and Warrant Transactions	In connection with the pricing of the notes, we intend to enter into privately negotiated convertible note hedge transactions with one or more dealers, each of whom may be an affiliate of an underwriter in this offering (collectively, the “dealers”). The convertible note hedge transactions cover, subject to customary anti-dilution adjustments, the number of shares of our common stock that will initially underlie the notes sold in the offering. These transactions are expected to reduce the potential dilution with respect to our common stock upon conversion of the notes. Separately, we also intend to enter into privately negotiated warrant transactions with the dealers, relating to the same number of shares of our common stock, with a strike price of $ , subject to customary anti-dilution adjustments. The warrant transactions could have a dilutive effect with respect to our common stock to the extent that the market price per share of our common stock exceeds the strike price of the warrants on any expiration date of the warrants. If the underwriters exercise their option to purchase additional notes to cover overallotments, we may use a portion of the net proceeds from the sale of the additional notes to enter into additional convertible note hedge transactions, and we may enter into additional warrant transactions.

In connection with hedging these transactions, the dealers or their respective affiliates expect to enter into various over-the-counter cash-settled derivative transactions with respect to our common stock concurrently with or shortly following the pricing of the notes and may unwind these over-the-counter derivatives and/or purchase our common stock in open market and/or privately negotiated transactions shortly following the pricing of the notes. These activities could have the effect of increasing or preventing a decline in the price of our common stock concurrently with or shortly following the pricing of the notes. In addition, the dealers or their respective affiliates may enter into or unwind various over-the-counter derivatives and/or purchase or sell our common stock in open market and/or privately negotiated transactions prior to maturity of the notes, including during any observation period, for the settlement of conversions of notes as described above, which could adversely impact the price of our common stock and of the notes. See “Description of Concurrent Convertible Note Hedge Transactions and Warrant Transactions.”

Potential Repurchase of 2006 Notes and Partial Unwind of 2006 Hedge Transactions	In addition, we may, from time to time, repurchase our 2006 Notes. In connection with any such repurchases, we may early terminate a portion of the convertible note hedge transactions we entered into in May 2006 with respect to the 2006 Notes we repurchase, and a portion of the warrant transactions we entered into in May 2006. We refer to the convertible note hedge transactions and warrant transactions we entered into in May 2006 collectively as the “2006 hedge transactions” and the counterparties to these transactions as the “2006 dealers.” In connection with any such termination of a portion of the 2006 hedge transactions, the 2006 dealers are expected to unwind various over-the-counter derivatives and/or sell our common stock in open market and/or privately negotiated transactions, which could adversely impact the market price of our common stock and of the notes.

Listing	Our common stock is traded on the NASDAQ Global Select Market under the symbol “SNDK.”

Trading	The notes are a new issue of securities for which no market currently exists. Although the underwriters have informed us that they intend to make a market in the notes, they are under no obligation to do so and may discontinue such activities at any time without notice. We do not intend to list the notes on any exchange or automated quotation system. Accordingly, we cannot assure you that any active or liquid market will develop for the notes.

U.S. Federal Income Tax Considerations	You should consult your tax advisors with respect to the application of U.S. federal income tax laws and other U.S. tax laws to your own particular situation as well as any tax considerations arising under the laws of any state, local, foreign or other taxing jurisdiction. See “Material U.S. Federal Income Tax Considerations.”

Risk Factors	Investment in the notes involves risks. You should carefully consider the information under “Risk Factors” and all other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus before investing in the notes.

SUMMARY HISTORICAL CONSOLIDATED FINANCIAL AND OTHER DATA

The following summary historical consolidated financial data for the six-month periods ended July 4, 2010 and June 28, 2009 and as of July 4, 2010 are derived from, and qualified by reference to, our unaudited condensed consolidated financial statements incorporated by reference in this prospectus supplement. The summary financial data for each of the years in the three-year period ended January 3, 2010 are derived from, and are qualified by reference to, our audited consolidated financial statements incorporated by reference in this prospectus supplement. This summary data should be read in conjunction with the consolidated financial statements incorporated by reference herein. Our unaudited condensed consolidated financial statements have been prepared on a basis consistent with our audited consolidated financial statements and, in the opinion of management, include all adjustments, consisting only of normal recurring adjustments, considered necessary for a fair presentation of our financial condition and results of operations for such periods. Operating results for the six months ended July 4, 2010 are not necessarily indicative of the results that may be expected for the fiscal year ending January 2, 2011.

	Six Months Ended		Fiscal Year Ended
	July 4,	June 28,	January 3,	December 28,	December 30,
	2010	2009	2010(1)	2008(2)	2007(3)
	(unaudited)
	(in thousands, except per share data)

Consolidated Statement of Operations Data:
Revenues:
Product	$2,084,510	$1,198,531	$3,154,314	$2,843,243	$3,446,125
License and royalty	181,221	191,513	412,492	508,109	450,241

Total revenues	2,265,731	1,390,044	3,566,806	3,351,352	3,896,366
Cost of product revenues	1,219,171	1,142,186	2,282,180	3,288,265	2,693,647

Gross profit	1,046,560	247,858	1,284,626	63,087	1,202,719
Operating income (loss)	672,807	(96,893)	519,390	(1,973,480)	276,514
Net income (loss) attributable to common stockholders	$492,585	$(155,488)	$415,310	$(1,986,624)	$190,616
Net income (loss) attributable to common stockholders per share:
Basic	$2.14	$(0.69)	$1.83	$(8.82)	$0.84
Diluted	$2.07	$(0.69)	$1.79	$(8.82)	$0.81
Shares used in computing net income (loss) attributable to common stockholders per share:
Basic	230,487	226,753	227,435	225,292	227,744
Diluted	238,566	226,753	231,959	225,292	235,857

As of July 4, 2010
(unaudited, in thousands)

Consolidated Balance Sheet Data:
Working capital	$2,570,446
Total assets	6,740,380
Convertible senior notes due 2013(4)	963,438
Total equity	4,568,851

(footnotes appear on following page)

(1)	Includes share-based compensation of ($95.6) million, amortization of acquisition-related intangible assets of ($13.7) million and other-than-temporary impairment charges of ($7.9) million related to our investment in FlashVision Ltd.
(2)	Includes impairment charges related to goodwill of ($845.5) million, acquisition-related intangible assets of ($175.8) million, investments in our flash ventures with Toshiba of ($93.4) million, and our investment in Tower Semiconductor Ltd., or Tower, of ($18.9) million. Also includes share-based compensation of ($97.8) million, amortization of acquisition-related intangible assets of ($71.6) million and restructuring and other charges of ($35.5) million.
(3)	Includes share-based compensation of ($133.0) million and amortization of acquisition-related intangible assets of ($90.1) million. Also includes other-than-temporary impairment charges of ($10.0) million related to our investment in FlashVision.
(4)	The convertible senior notes due 2013 are shown net of unamortized interest discount of $186.6 million.

	Six Months Ended		Fiscal Year Ended
	July 4,	June 28,	January 3,	December 28,	December 30,
	2010	2009	2010	2008	2007
	(unaudited)
	(in thousands)

Other Financial Data:
Cash provided by (used in) operating activities	$713,345	$(138,548)	$487,854	$87,724	$653,067
Cash provided by (used in) investing activities	(603,740)	53,280	(374,825)	29,327	(1,218,358)
Cash provided by (used in) financing activities	23,084	6,275	20,878	10,938	(181,138)
Capital expenditures	(37,414)	(32,667)	(59,733)	(184,033)	(258,954)

	Six Months
	Ended		Fiscal Year Ended
	July 4,		January 3,		December 28,	December 30,		December 31,		January 1,
	2010		2010		2008	2007		2006		2006
	(unaudited)

Ratio of earnings to fixed charges(1)	16.3	x	7.2	x	—	6.3	x	11.2	x	341.1	x

(1)	Computed by dividing (i) income (loss) before provision for income taxes adjusted for fixed charges by (ii) fixed charges, which include interest expense plus amortization of debt issuance costs, the portion of rent expense under operating leases deemed to be representative of the interest factor and interest relating to lease guarantees of 50%-or-less-owned affiliates. In the fiscal year ended December 28, 2008, earnings were insufficient to cover fixed charges by $1.96 billion.

RISK FACTORS

An investment in the notes involves risks. You should carefully consider the risks described below, as well as the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision. Our business, financial condition or results of operations could be materially harmed by any of these risks. The market or trading price of the notes or our common stock could decline due to any of these risks, and you may lose all or part of your investment. In addition, please read “Presentation of Information” in this prospectus supplement and “Special Note Regarding Forward-Looking Statements” in the accompanying prospectus, where we describe additional uncertainties associated with our business and the forward-looking statements included or incorporated by reference in this prospectus supplement and the accompanying prospectus. Please note that additional risks not currently known to us or that we currently deem immaterial may also impair our business and operations.

Risks Related to Our Business

Our Operating Results May Fluctuate Significantly, Which May Adversely Affect Our Financial Condition and Our Stock Price.

Our quarterly and annual operating results have fluctuated significantly in the past and we expect that they will continue to fluctuate in the future. Our results of operations are subject to fluctuations and other risks, including, among others:

•	competitive pricing pressures, resulting in lower average selling prices and lower or negative product gross margins;

•	unpredictable or changing demand for our products, particularly for certain form factors or capacities;

•	insufficient supply from captive flash memory sources and inability to obtain non-captive flash memory supply of the right product mix with adequate margins in the time frame necessary to meet demand;

•	expansion of supply from existing competitors and ourselves creating excess market supply, causing our average selling prices to decline faster than our costs;

•	excess captive memory output or capacity which could result in write-downs for excess inventory, the application of lower of cost or market charges, fixed costs associated with under-utilized capacity, or other consequences;

•	inability to maintain or grow sales through our new channels to which we are selling non-branded products, wafers and components or potential loss of branded product sales as a result;

•	insufficient non-memory materials or capacity from our suppliers and contract manufacturers to meet demand or increases in the cost of non-memory materials or capacity;

•	less than anticipated demand, including general economic weakness in our markets;

•	increased purchases of non-captive flash memory, which typically costs more than captive flash memory and may be of less consistent quality;

•	increased memory component and other costs as a result of currency exchange rate fluctuations to the U.S. dollar, particularly with respect to the Japanese yen;

•	inability to adequately invest in future technologies and products while controlling operating expenses;

•	our license and royalty revenues may fluctuate or decline significantly in the future due to license agreement renewals, non-renewals or if licensees fail to perform on a portion or all of their contractual obligations;

•	price increases, which could result in lower unit and gigabyte demand, potentially leading to reduced revenues and/or excess inventory;

•	inability to develop or unexpected difficulties or delays in developing, manufacturing with acceptable yields, or ramping, new technologies such as 2X-nanometer or next generation process technology, 3-bits per cell

NAND memory architecture, 3-Dimensional, or 3D, Read/Write, or other advanced, alternative technologies;

•	insufficient assembly and test capacity from our Shanghai facility or our contract manufacturers, labor unrest, strikes or other disruptions in operations at any of these facilities;

•	difficulty in forecasting and managing inventory levels due to noncancelable contractual obligations to purchase materials, such as custom non-memory materials, and the need to build finished product in advance of customer purchase orders;

•	timing, volume and cost of wafer production from Flash Ventures as impacted by fab start-up delays and costs, technology transitions, lower than expected yields or production interruptions;

•	disruption in the manufacturing operations of suppliers, including suppliers of sole-sourced components;

•	potential delays in the emergence of new markets and products for NAND-based flash memory and acceptance of our products in these markets;

•	timing of sell-through and the financial liquidity and strength of our distributors and retail customers;

•	errors or defects in our products caused by, among other things, errors or defects in the memory or controller components, including memory and non-memory components we procure from third-party suppliers; and

•	the other factors described under “Risk Factors” and elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference.

We Require an Adequate Level of Product Gross Margins to Continue to Invest in Our Business.

While product gross margins improved in fiscal year 2009 and the first half of fiscal year 2010, our ability to sustain sufficient product gross margin and profitability on a quarterly or annual basis in the future depends in part on industry and our supply/demand balance, our ability to reduce cost per gigabyte at an equal or higher rate than the price decline per gigabyte, our ability to develop new products and technologies, the rate of growth of our target markets, the competitive position of our products, the continued acceptance of our products by our customers, and our ability to manage expenses. For example, we experienced negative product gross margins for fiscal year 2008 and the first quarter of fiscal year 2009 due to sustained aggressive industry price declines as well as inventory charges primarily due to lower of cost or market write downs. In July 2010, we and Toshiba entered into an agreement to create Fab 5, of which we will own 49.9% and Toshiba will own 50.1%. We will need an adequate level of product gross margins to sufficiently fund this capital expansion. If we fail to maintain adequate product gross margins and profitability, our business and financial condition would be harmed and we may have to reduce, curtail or terminate certain business activities, including funding technology development and capacity expansion.

Our Inability to Obtain Sufficient Flash Memory Supply Could Cause Us to Lose Sales and Market Share, and Harm Our Operating Results.

We are currently experiencing significant growth in demand for our flash memory products, and demand from our customers may exceed the supply of captive and non-captive flash memory available to us. We are in the process of completing the expansion of Flash Alliance, and have recently announced a new flash venture with Toshiba. However, it is uncertain whether additional supply provided by these expansions will enable us to meet expected demand. While we have various sources of non-captive supply, our purchases of non-captive supply may be limited due to the required advanced purchase order lead-times, the product mix available and the higher cost of this non-captive supply. Our inability to obtain supply to meet demand may cause us to lose sales, market share and corresponding profits, which would harm our operating results.

Competitive Pricing Pressures and Excess Supply Have Resulted in Lower Average Selling Prices and Negative Product Gross Margins in the Past, and if We Do not Experience Adequate Price Elasticity, Our Revenues May Decline.

For more than a year through 2008, the NAND flash memory industry was characterized by supply exceeding demand, which led to significant declines in average selling prices. Price declines exceeded our cost declines in fiscal years 2008, 2007 and 2006. Significant price declines resulted in negative product gross margins in fiscal year 2008 and the first quarter of fiscal year 2009. Price declines may be influenced by, among other factors, supply exceeding demand, macroeconomic factors, technology transitions, conversion of industry DRAM capacity to NAND, and new technologies or other strategic actions taken by us or our competitors to gain market share. During 2010, we, as well as other NAND manufacturers, have announced plans for new capacity expansion primarily beginning in the second half of 2011. If capacity grows at a faster rate than market demand, the industry could again experience significant price declines, which would negatively affect average selling prices, or we may incur adverse purchase commitments associated with under-utilization of Flash Ventures’ capacity, both of which would negatively impact our margins and operating results. Additionally, if our technology transitions take longer or are more costly than anticipated to complete, or our cost reductions fail to keep pace with the rate of price declines, our product gross margins and operating results will be harmed, which could lead to quarterly or annual net losses.

Over our history, price decreases have generally been more than offset by increased unit demand and demand for products with increased storage capacity. However, in fiscal year 2008 and the first half of 2009, price declines outpaced unit and megabyte growth resulting in reduced revenue as compared to prior comparable periods. There can be no assurance that current and future price reductions will result in sufficient demand for increased product capacity or unit sales, which could harm our revenue and margins.

Sales to a Small Number of Customers Represent a Significant Portion of Our Revenues, and if We were to Lose One of Our Major Licensees or Customers, or Experience any Material Reduction in Orders from any of Our Customers, Our Revenues and Operating Results Would Suffer.

Our ten largest customers or licensees represented approximately 45% and 44% of our total revenues in the three and six months ended July 4, 2010, respectively, compared to 50% and 46% in the three and six months ended June 28, 2009, respectively. In the three and six months ended June 28, 2009, revenue from Samsung, which included both license and royalty revenues and product revenues, accounted for 14% and 11% of our total revenues, respectively. Other than Samsung in fiscal year 2009, no other customer exceeded 10% of our total revenues in the three and six months ended July 4, 2010 and June 28, 2009. The composition of our major customer base has changed over time, including shifts between OEM and retail-based customers, and we expect fluctuations to continue as our markets and strategies evolve, which could make our revenues less predictable from period-to-period. If we were to lose one of our major customers or licensees, or experience any material reduction in orders from any of our customers or in sales of licensed products by our licensees, our revenues and operating results would suffer. If we fail to comply with the contractual terms of our significant customer contracts, the business covered under these contracts and our financial results may be harmed. Additionally, our license and royalty revenues may decline significantly in the future as our existing license agreements and patents expire or if licensees fail to perform on a portion or all of their contractual obligations. Our sales are generally made from standard purchase orders rather than long-term contracts. Accordingly, our customers may generally terminate or reduce their purchases from us at any time without notice or penalty.

Our Revenues Depend in Part on the Success of Products Sold by Our OEM Customers.

A portion of our sales is to OEMs. Most of our OEM customers bundle or embed our flash memory products with their products, such as mobile phones, global positioning systems, or GPS, devices and computers. We also sell wafers and components to some of our OEM customers, as well as non-branded products which are re-branded and distributed by certain OEM customers. Our sales to these customers are dependent upon the OEMs choosing our products over those of our competitors and on the OEMs’ ability to create, market and sell their products successfully in their markets. Should our OEM customers be unsuccessful in selling their current or future products that include our products, or should they decide to not use our products, our results of operations and financial condition could be harmed. OEM manufacturers of consumer devices, including mobile phones and tablets continue to increase their usage of embedded flash storage. Embedded flash storage solutions typically require lengthy customer product qualifications, which could slow the adoption of our latest technology transitions and thereby have a negative impact on our gross margins by limiting our ability to reduce costs. Also since our embedded solutions are specifically qualified, we would be restricted from using our sources of non-captive supply, resulting in the potential need for further capital investment in our captive capacity. In 2009, we added OEMs to which we are selling non-branded products, wafers and components. The sales to these OEMs could be more variable than the sales to our historical customer base, and these OEMs may be more inclined to switch to an alternative supplier based on short-term price fluctuations or the timing of product availability. Sales to these OEMs could also cause a decline in our branded product sales. In addition, we are selling certain customized products and if the intended customer does not purchase these products as scheduled, we may incur excess inventory or rework costs.

Our Business Depends Significantly upon Sales Through Retailers and Distributors, and if Our Retailers and Distributors are not Successful, We Could Experience Reduced Sales, Substantial Product Returns or Increased Price Protection, any of Which Would Negatively Impact Our Business, Financial Condition and Results of Operations.

A significant portion of our sales is made through retailers, either directly or through distributors. Sales through these channels typically include rights to return unsold inventory and protection against price declines, as well as participation in various cooperative marketing programs. As a result, we do not recognize revenue until after the product has been sold through to the end user, in the case of sales to retailers, or to our distributors’ customers, in the case of sales to distributors. Price protection against declines in our selling prices has the effect of reducing our deferred revenues, and eventually our revenues. If our retailers and distributors are not successful, due to weak consumer retail demand caused by an economic downturn, decline in consumer confidence, or other factors, we could continue to experience reduced sales as well as substantial product returns or price protection claims, which would harm our business, financial condition and results of operations. Except in limited circumstances, we do not have exclusive relationships with our retailers or distributors and, therefore, must rely on them to effectively sell our products over those of our competitors. Certain of our retail and distributor partners are experiencing financial difficulty and prolonged negative economic conditions could cause liquidity issues for our retail and distributor customers and channels. For example, two of our North American retail customers, Circuit City Stores, Inc. and Ritz Camera Centers, Inc., filed for bankruptcy protection in 2008 and 2009, respectively. Negative changes in customer credit-worthiness; the ability of our customers to access credit; or the bankruptcy or shutdown of any of our significant retail or distribution partners would harm our revenue and our ability to collect outstanding receivable balances. In addition, we have certain retail customers to which we provide inventory on a consigned basis, and a bankruptcy or shutdown of these customers could preclude us from taking possession of our consigned inventory, which could result in inventory charges.

The Future Growth of Our Business Depends on the Development and Performance of New Markets and Products for NAND-Based Flash Memory.

Our future growth is dependent on development of new markets, new applications and new products for NAND-based flash memory. Historically, the digital camera market provided the majority of our revenues, but it is now a more mature market, and the mobile handset market has emerged as the largest segment of our revenues. Other markets for flash memory include digital audio and video players, embedded memory, USB drives and SSDs. We cannot assure you that the use of flash memory in mobile handsets or other existing markets and products will develop and grow fast enough, or that new markets will adopt NAND flash technologies in general or our products in particular, to enable us to grow. Our revenue and future growth is also significantly dependent on international markets, and we may face difficulties entering or maintaining sales in some international markets. Some international markets are subject to a higher degree of commodity pricing or tariffs and import taxes than in the U.S., subjecting us to increased pricing and margin pressure.

Our Strategy of Investing in Captive Manufacturing Sources Could Harm Us if Our Competitors are Able to Produce Products at Lower Costs or if Industry Supply Exceeds Demand.

We secure captive sources of NAND through our significant investments in manufacturing capacity. We believe that by investing in captive sources of NAND, we are able to develop and obtain supply at the lowest cost and access supply during periods of high demand. Our significant investments in manufacturing capacity require us to obtain and guarantee capital equipment leases and use available cash, which could be used for other corporate purposes. To the extent we secure manufacturing capacity and supply that is in excess of demand, or our cost is not competitive with other NAND suppliers, we may not achieve an adequate return on our significant investments and our revenues, gross margins and related market share may be harmed. For example, we recorded charges of $121 million and $63 million in fiscal year 2008 and the first quarter of fiscal year 2009, respectively, for adverse purchase commitments associated with under-utilization of Flash Ventures’ capacity for the 90-day period in which we had non-cancelable production plans utilizing less than our share of Flash Ventures’ full capacity.

Our Business and the Markets We Address are Subject to Significant Fluctuations in Supply and Demand, and Our Commitments to Flash Ventures and Our New Venture with Toshiba May Result in Periods of Significant Excess Inventory.

The start of production by Flash Alliance at the end of fiscal year 2007 and the ramp of production in fiscal year 2008 increased our captive supply and resulted in excess inventory. As a result, we restructured and reduced our total capacity at Flash Ventures in the first quarter of fiscal year 2009. However, beginning in the second half of 2010, we are investing in expanded wafer capacity in Flash Alliance, and we and Toshiba have entered into a new venture to further increase our captive memory supply beginning in the second half of fiscal year 2011. Increases in captive memory supply from these ventures could harm our business and results of operations if our committed supply exceeds demand for our products. The adverse effects could include, among other things, significant decreases in our product prices, significant excess, obsolete or lower of cost or market inventory write-downs, or under-utilization charges such as those we experienced in fiscal year 2008, which would harm our gross margins and could result in the impairment of our investments in Flash Ventures or our new venture with Toshiba.

We Continually Seek to Develop New Applications, Products, Technologies and Standards, Which May not be Widely Adopted by Consumers or, if Adopted, May Reduce Demand for Our Older Products; and Our Competitors Seek to Develop New Standards Which Could Reduce Demand for Our Products.

We continually devote significant resources to the development of new applications, products and standards and the enhancement of existing products and standards with higher memory capacities and other enhanced features. Any new applications, products, technologies, standards or enhancements we develop may not be commercially successful. The success of our new products is dependent on a number of factors, including market acceptance, our ability to manage risks associated with new products and production ramp issues. New applications, such as flash-based SSDs that are designed to replace hard disk drives in devices such as tablet, notebook and desktop computers, and ebooks, can take several years to develop. We cannot guarantee that manufacturers will adopt SSDs or that this market will grow as we anticipate. For the SSD market to become sizeable, the cost of flash memory must decline significantly from current levels so that the price point for the end consumer is compelling. This requires the use of multi-level cell, or MLC, technology in our SSDs. There can be no assurance that our MLC-based SSDs will be able to meet the specifications required to gain customer qualification and acceptance. Other new products, such as slotMusictm, slotRadiotm and our pre-loaded flash memory cards, may not gain market acceptance, and we may not be successful in penetrating the new markets that we target. Sony Corporation’s, or Sony’s, decision to transition its future devices from the Memory Stick® format to the SDtm format could harm our market share or margins since there are a greater number of competitors selling SD products.

New applications may require significant up-front investment with no assurance of long-term commercial success or profitability. As we introduce new standards or technologies, it can take time for these new standards or technologies to be adopted, for consumers to accept and transition to these new standards or technologies and for significant sales to be generated, if at all.

Competitors or other market participants could seek to develop new standards for flash memory products that, if accepted by device manufacturers or consumers, could reduce demand for our products. For example, certain handset manufacturers and flash memory chip producers are currently advocating and developing a new standard, referred to as Universal Flash Storage, or UFS, for flash memory cards used in mobile phones. Intel Corporation, or Intel, and Micron Technology, Inc., or Micron, have also developed a new specification for a NAND flash interface, called Open NAND Flash Interface, or ONFI, which would be used primarily in computing devices. Broad acceptance of new standards and products may reduce demand for some of our products. If this decreased demand is not offset by increased demand for new form factors or products that we offer, our results of operations would be harmed.

Future Alternative Non-Volatile Storage Technologies or Other Disruptive Technologies Could Make NAND Flash Memory Obsolete, and We May not Have Access to those New Technologies on a Cost-Effective Basis, or at All, Which Could Harm Our Results of Operations and Financial Condition.

The pace at which NAND technology is transitioning to new generations is expected to slow due to inherent physical technology limitations. We currently expect to be able to continue to scale our NAND technology through a few additional generations, but beyond that there is no certainty that further technology scaling can be achieved cost effectively with the current NAND flash technology and architecture. We also continue to invest in future alternative technologies, particularly our 3D Read/Write technology, which we believe may be a viable alternative to NAND when NAND can no longer scale at a sufficient rate, or at all. However, even when NAND flash can no longer be further scaled, we expect NAND and potential alternative technologies to coexist for an extended period of time. There can be no assurance that we will be successful in developing this or other technologies, or that we will be able to achieve the yields, quality or capacities to be cost competitive with existing or other alternative technologies.

Others are developing alternative non-volatile technologies such as ReRAM, Memristor, vertical or stacked NAND, charge-trap flash, and other technologies. Successful broad-based commercialization of one or more of these technologies could reduce the future revenue and profitability of NAND flash technology and could supplant the alternative 3D Read/Write technology that we are developing. In addition, we generate license and royalty revenues from NAND technology and we own intellectual property for 3D Read/Write technology, and if NAND is replaced by a technology other than 3D Read/Write, our ability to generate license and royalty revenues would be reduced.

Alternative storage solutions such as cloud storage, enabled by high bandwidth wireless or internet-based storage, could reduce the need for physical flash storage within electronic devices. These alternative technologies could negatively impact the overall market for flash-based products, which could seriously harm our results of operations.

We Face Competition from Numerous Manufacturers and Marketers of Products Using Flash Memory, as Well as from Manufacturers of New and Alternative Technologies, and if We Cannot Compete Effectively, Our Results of Operations and Financial Condition Will Suffer.

Our competitors include many large companies that may have greater advanced wafer manufacturing capacity, substantially greater financial, technical, marketing and other resources and more diversified businesses than we do, which may allow them to produce flash memory chips in high volumes at low costs and to sell these flash memory chips themselves or to our flash card competitors at a low cost. Some of our competitors may sell their flash memory chips at or below their true manufacturing costs to gain market share and to cover their fixed costs. Such practices occurred in the DRAM industry during periods of excess supply and resulted in substantial losses in the DRAM industry. Our primary semiconductor competitors include Hynix, Intel, Micron, Samsung and Toshiba. These current and future competitors produce or could produce alternative flash or other memory technologies that compete against our NAND-based flash memory technology or our alternative technologies, which may reduce demand or accelerate price declines for NAND. Furthermore, the future rate of scaling of the NAND-based flash technology design that we employ may slow down significantly, which would slow down cost reductions that are fundamental to the adoption of flash memory technology in new applications. If the scaling of NAND-based flash technology slows down or alternative technologies prove to be more economical, our business would be harmed, and our investments in captive fabrication facilities could be impaired. Our cost reduction activities are dependent in part on the purchase of new specialized manufacturing equipment, and if this equipment is not generally available or is allocated to our competitors, our ability to reduce costs could be limited.

We also compete with flash memory card manufacturers and resellers. These companies purchase or have a captive supply of flash memory components and assemble memory cards. Our primary competitors currently include, among others, A-DATA Technology Co., Ltd., or A-DATA, Buffalo, Inc., Chips and More GmbH, Dane-Elec Memory, Dexxxon Digital Storage, Inc., dba Emtec Electronics, or EMTEC, Eastman Kodak Company, Elecom Co., Ltd., FUJIFILM Corporation, Gemalto N.V., Hagiwara Sys-Com Co., Ltd., Hama GmbH & Co. KG, Hynix, Imation Corporation, or Imation, and its division Memorex Products, Inc., or Memorex, I-O Data Device, Inc., Kingmax Digital, Inc., Kingston Technology Company, Inc., or Kingston, Lexar Media, Inc., or Lexar, a subsidiary of Micron, Netac Technology Co., Ltd., Panasonic Corporation, PNY Technologies, Inc., or PNY, Power Quotient International Co., Ltd, RITEK Corporation, Samsung, Sony, STMicroelectronics N.V., Toshiba, Transcend Information, Inc., or Transcend, and Verbatim Americas LLC, or Verbatim.

Some of our competitors have substantially greater resources than we do, have well recognized brand names or have the ability to operate their business on lower margins than we do. The success of our competitors may adversely affect our future revenues or margins and may result in the loss of our key customers. For example, Toshiba and other manufacturers have increased their market share of flash memory cards for mobile phones, including the microSDtm card, which have been a significant driver of our growth. In the digital audio market, we face competition from well established companies such as Apple Inc., ARCHOS Technology, Coby Electronics Corporation, Creative Technology Ltd., Koninklijke Philips Electronics N.V., Microsoft Corporation, or Microsoft, Samsung and Sony. In the USB flash drive market, we face competition from a large number of competitors, including EMTEC, Hynix, Imation, Kingston, Lexar, Memorex, PNY, Sony and Verbatim. In the market for SSDs, we face competition from large NAND flash producers such as Intel, Samsung and Toshiba, as well as from hard drive manufacturers, such as Seagate Technology LLC, Samsung, Western Digital Corporation, and others, who have established relationships with computer manufacturers. We also face competition from third-party SSD solutions providers such as A-DATA, Kingston, Phison Electronics Corporation, STEC, Inc. and Transcend.

We sell flash memory in the form of white label cards, wafers or components to certain companies who sell flash products that may ultimately compete with SanDisk branded products in the retail or OEM channels. This could harm the SanDisk branded market share and reduce our sales and profits.

Furthermore, many companies are pursuing new or alternative technologies or alternative forms of NAND, such as phase-change and charge-trap flash technologies, which may compete with NAND-based flash memory. New or alternative technologies, if successfully developed by our competitors, and we are unable to scale our technology on an equivalent basis, could provide an advantage to these competitors.

These new or alternative technologies may enable products that are smaller, have a higher capacity, lower cost, lower power consumption or have other advantages. If we cannot compete effectively, our results of operations and financial condition will suffer.

We believe that our ability to compete successfully depends on a number of factors, including:

•	price, quality and on-time delivery of products;

•	product performance, availability and differentiation;

•	success in developing new applications and new market segments;

•	sufficient availability of cost-efficient supply;

•	efficiency of production;

•	ownership and monetization of intellectual property rights;

•	timing of new product announcements or introductions;

•	the development of industry standards and formats;

•	the number and nature of competitors in a given market; and

•	general market and economic conditions.

There can be no assurance that we will be able to compete successfully in the future.

Price Increases Could Reduce Our Overall Product Revenues and Harm Our Financial Position.

In the first half of fiscal year 2009, we increased prices in order to improve profitability. Price increases can result in reduced growth in gigabyte demand or even an absolute reduction in gigabyte demand. For example, in the second quarter of fiscal year 2009, our average selling price per gigabyte increased 12% and our gigabytes sold decreased 7%, both on a sequential basis. In the future, if we raise prices, our product revenues may be harmed and we may have excess inventory.

Our Financial Performance Depends Significantly on Worldwide Economic Conditions and the Related Impact on Levels of Consumer Spending, Which Have Deteriorated in Many Countries and Regions, Including the U.S., and May not Recover in the Foreseeable Future.

Demand for our products is adversely affected by negative macroeconomic factors affecting consumer spending. The tightening of consumer credit, low level of consumer liquidity, and volatility in credit and equity markets have weakened consumer confidence and decreased consumer spending. For example, we have experienced and continue to experience weak demand in our European retail markets. These and other economic factors have reduced demand growth for our products and harmed our business, financial condition and results of operations, and to the extent such economic conditions continue, they could cause further harm to our business, financial condition and results of operations.

Our License and Royalty Revenues May Fluctuate or Decline Significantly in the Future Due to License Agreement Renewals or if Licensees Fail to Perform on a Portion or All of their Contractual Obligations.

If our existing licensees do not renew their licenses upon expiration and we are not successful in signing new licensees in the future, our license revenue, profitability, and cash provided by operating activities would be harmed. For example, in the first quarter of fiscal year 2010, our license and royalty revenues decreased sequentially primarily due to a new license agreement with an existing licensee, effective in the third quarter of fiscal 2009, which reflects a lower effective royalty rate as compared to the previous license agreement. To the extent that we are unable to renew license agreements under similar terms or at all, our financial results would be harmed by the reduced license and royalty revenue and we may incur significant patent litigation costs to enforce our patents against these licensees. If our licensees fail to perform on a portion or all of their contractual obligations, we may incur costs to enforce the terms of our licenses and there can be no assurance that our enforcement and collection efforts will be effective. In addition, we may be subject to disputes, claims or other disagreements on the timing, amount or collection of royalties or license payments under our existing license agreements.

Under Certain Conditions, a Portion or the Entire Outstanding Lease Obligations Related to Flash Ventures’ Master Equipment Lease Agreements Could be Accelerated, Which Would Harm Our Business, Results of Operations, Cash Flows, and Liquidity.

Flash Ventures’ master lease agreements contain customary covenants for Japanese lease facilities. In addition to containing customary events of default related to Flash Ventures that could result in an acceleration of Flash Ventures’ obligations, the master lease agreements contain an acceleration clause for certain events of default related to us as guarantor, including, among other things, our failure to maintain a minimum stockholders’ equity of at least $1.51 billion, and our failure to maintain a minimum corporate rating of either BB- from Standard & Poor’s, or S&P, or Moody’s Corporation, or a minimum corporate rating of BB+ from Rating & Investment Information, Inc., or R&I. As of July 4, 2010, Flash Ventures were in compliance with all of their master lease covenants. As of July 4, 2010, our R&I credit rating was BBB-, two notches above the required minimum corporate rating threshold from R&I and our S&P credit rating was BB-, which is the required minimum corporate rating threshold from S&P.

If both S&P and R&I were to downgrade our credit rating below the minimum corporate rating threshold, Flash Ventures would become non-compliant with certain covenants under its master equipment lease agreements and would be required to negotiate a resolution to the non-compliance to avoid acceleration of the obligations under such agreements. Such resolution could include, among other things, supplementary security to be supplied by us, as guarantor, or increased interest rates or waiver fees, should the lessors decide they need additional collateral or financial consideration. If an event of default occurs and if we fail to reach a resolution, we may be required to pay a portion or the entire outstanding lease obligations up to $965.8 million, based upon the exchange rate at July 4, 2010, covered by our guarantee under the Flash Ventures master lease agreements, which would significantly reduce our cash position and may force us to seek additional financing, which may or may not be available.

The Semiconductor Industry is Subject to Significant Downturns that Have Harmed Our Business, Financial Condition and Results of Operations in the Past and May Do so in the Future.

The semiconductor industry is highly cyclical and is characterized by constant and rapid technological change, rapid product obsolescence, price declines, evolving standards, short product life cycles and wide fluctuations in product supply and demand. The industry has experienced significant downturns, often in connection with, or in anticipation of, maturing product cycles of both semiconductor companies and their customers’ products and declines in general economic conditions. The flash memory industry has recently experienced significant excess supply, reduced demand, high inventory levels, and accelerated declines in selling prices. If we again experience oversupply of NAND-based flash products, we may be forced to hold excessive inventory, sell our inventory below cost, and record inventory write-downs, all of which would place additional pressure on our results of operation and our cash position.

We Depend on Flash Ventures and Third Parties for Silicon Supply and any Disruption or Shortage in Our Supply from these Sources Will Reduce Our Revenues, Earnings and Gross Margins.

All of our flash memory products require silicon supply for the memory and controller components. The substantial majority of our flash memory is currently supplied by Flash Ventures and to a much lesser extent by third-party silicon suppliers. Any disruption or shortage in supply of flash memory from our captive or non-captive sources would harm our operating results.

The risks of supply disruption are magnified at Toshiba’s Yokkaichi, Japan operations, where Flash Ventures are operated and Toshiba’s foundry capacity is located. Earthquakes and power outages have resulted in production line stoppages and loss of wafers in Yokkaichi, and similar stoppages and losses may occur in the future. For example, in the first quarter of fiscal year 2006, a brief power outage occurred at Toshiba’s 300-millimeter wafer fabrication facility, or Fab 3, located in Yokkaichi, Japan, which resulted in a loss of wafers and significant costs associated with bringing the fab back on line. In addition, the Yokkaichi location is often subject to earthquakes, which could result in production stoppage, a loss of wafers and the incurrence of significant costs. Moreover, Toshiba’s employees that produce Flash Ventures’ products are covered by collective bargaining agreements and any strike or other job action by those employees could interrupt our wafer supply from Flash Ventures. If we have disruption in our captive wafer supply or if our non-captive sources fail to supply wafers in the amounts and at the times we expect, or we do not place orders with sufficient lead time to receive non-captive supply, we may not have sufficient supply to meet demand and our operating results could be harmed.

Currently, our controller wafers are manufactured by third-party foundries. Any disruption in the manufacturing operations of our controller wafer vendors would result in delivery delays, harm our ability to make timely shipments of our products and harm our operating results until we could qualify an alternate source of supply for our controller wafers, which could take several quarters to complete.

In times of significant growth in global demand for flash memory, demand from our customers may outstrip the supply of flash memory and controllers available to us from our current sources. If our silicon vendors are unable to satisfy our requirements on competitive terms or at all, we may lose potential sales and market share, and our business, financial condition and operating results may suffer. Any disruption or delay in supply from our silicon sources could significantly harm our business, financial condition and results of operations.

Increase in Captive Memory Supply from Our New Venture with Toshiba May not Produce Results as Expected.

In July 2010, we and Toshiba entered into an agreement to create a new flash venture, of which we will own 49.9% and Toshiba will own 50.1%, to operate in Toshiba’s Fab 5 facility, or Fab 5. Toshiba will own and fund the construction of the Fab 5 building, which will be located in Yokkaichi, Japan, adjacent to the site of our current Flash Partners and Flash Alliance ventures. Fab 5 is expected to be constructed by Toshiba in two phases. Phase 1 is expected to be completed in the second quarter of fiscal year 2011, with initial NAND production scheduled for the second half of fiscal year 2011. On completion of the second phase, Fab 5 is expected to be of similar size and capacity to Toshiba’s existing Fab 4 facility. We expect that Fab 5 will increase our 2011 wafer output by less than 10%. We are committed to 50% of the initial ramp within Phase 1 of Fab 5, for which we currently expect our portion of equipment investments and startup costs to be approximately $500 million through fiscal year 2011. No commitments or timelines have been finalized for any further Phase 1 capacity expansions or for the construction of Phase 2. In addition to equipment investments and startup costs, we will also provide a cash prepayment of approximately $56 million in fiscal year 2011 to be credited against future charges. If and when Phase 2 is built, we are committed to an initial ramp in Phase 2 similar to the ramp in Phase 1. We and Toshiba will each retain some flexibility as to the extent and timing of each party’s respective fab capacity ramps, and the output allocation will be in accordance with each of the parties’ proportionate level of equipment funding. However, if this new venture does not commence production as planned or does not meet anticipated manufacturing output, we may not have sufficient supply to meet demand, which may lead to a loss in market share and potential revenue growth. Conversely, this new venture with Toshiba could harm our business and results of operations if our committed supply exceeds demand for our products. The adverse effects from excess supply could include significant decreases in our product prices, significant excess, obsolete or lower of cost or market inventory write-downs, and the impairment of our investment in this new venture with Toshiba. Any future excess or shortage of supply could harm our business, financial condition and results of operations. In addition, because all of the Flash Ventures, including the new Fab 5, are located in close proximity, any risk of supply disruption at Toshiba’s Yokkaichi, Japan operations may impact all of our ventures with Toshiba, including this new venture, which could impact all of our captive memory wafer supply.

If Actual Manufacturing Yields are Lower than Our Expectations, this May Result in Increased Costs and Product Shortages.

The fabrication of our products requires wafers to be produced in a highly controlled and ultra-clean environment. Semiconductor manufacturing yields and product reliability are a function of both design and manufacturing process technology, and production delays may be caused by equipment malfunctions, fabrication facility accidents or human error. Yield problems may not be identified during the production process or improved until an actual product is manufactured and can be tested. We have, from time-to-time, experienced yields that have adversely affected our business and results of operations. On more than one occasion, we have experienced adverse yields when we have transitioned to new generations of products. If actual yields are low, we will experience higher costs and reduced product supply, which could harm our business, financial condition and results of operations. For example, if the production ramp and/or yield of 32-nanometer or 2X-nanometer 2-bits per cell and 3-bits per cell NAND technology wafers does not increase as expected, our cost competitiveness would be harmed, we may not have adequate supply or the right product mix to meet demand, and our business, financial condition and results of operations will be harmed.

We Depend on Our Captive Assembly and Test Manufacturing Facility in China and Our Business Could be Harmed if this Facility Does not Perform as Planned.

Our reliance on our captive assembly and test manufacturing facility near Shanghai, China has increased significantly and we now utilize this factory to satisfy a significant portion of our assembly and test requirements, to produce products with leading-edge technologies such as multi-stack die packages and to provide order fulfillment to certain locations. In addition, our Shanghai facility currently manages our Asia retail logistics and is transitioning to manage our Europe retail logistics. Any delays or interruptions in production or the ability to ship product, or issues with manufacturing yields at our captive facility could harm our results of operations and financial condition.

Furthermore, if we were to experience labor unrest, or strikes, or if wages were to increase, our ability to produce and ship products could be impaired and we could experience higher labor costs, which could harm our results of operations, financial condition, and liquidity.

We Depend on Our Third-Party Subcontractors and Our Business Could be Harmed if Our Subcontractors Do not Perform as Planned.

We rely on third-party subcontractors for a portion of our wafer testing, IC assembly, product assembly, product testing and order fulfillment. From time-to-time, our subcontractors have experienced difficulty meeting our requirements. If we are unable to increase the capacity of our current subcontractors or qualify and engage additional subcontractors, we may not be able to meet demand for our products. We do not have long-term contracts with our existing subcontractors nor do we expect to have long-term contracts with any new subcontractors. We do not have exclusive relationships with any of our subcontractors, and therefore, cannot guarantee that they will devote sufficient resources to manufacturing our products. We are not able to directly control product delivery schedules. Furthermore, we manufacture on a turnkey basis with some of our subcontractors. In these arrangements, we do not have visibility and control of their inventories of purchased parts necessary to build our products or of the progress of our products through their assembly line. Any significant problems that occur at our subcontractors, or their failure to perform at the level we expect, could lead to product shortages or quality assurance problems, either of which would have adverse effects on our operating results.

In Transitioning to New Processes, Products and Silicon Sources, We Face Production and Market Acceptance Risks that May Cause Significant Product Delays, Cost Overruns or Performance Issues that Could Harm Our Business.

Successive generations of our products have incorporated semiconductors with greater memory capacity per chip. The transition to new generations of products, such as products containing 32-nanometer or 2X-nanometer process technologies and/or 3-bits per cell and 4-bits per cell NAND technologies, is highly complex and requires new controllers, new test procedures, potentially new equipment and modifications to numerous aspects of any manufacturing processes, as well as extensive qualification of the new products by our OEM customers and us. There can be no assurance that these transitions or other future technology transitions will occur on schedule or at the yields or costs that we anticipate. If Flash Ventures encounters difficulties in transitioning to new technologies, our cost per gigabyte may not remain competitive with the costs achieved by other flash memory producers, which would harm our gross margins and financial results. In addition, we could face design, manufacturing and equipment challenges when transitioning to the next generation of technologies beyond NAND. Any material delay in a development or qualification schedule could delay deliveries and harm our operating results. We have periodically experienced significant delays in the development and volume production ramp-up of our products. Similar delays could occur in the future and could harm our business, financial condition and results of operations.

Our Products May Contain Errors or Defects, Which Could Result in the Rejection of Our Products, Product Recalls, Damage to Our Reputation, Lost Revenues, Diverted Development Resources and Increased Service Costs and Warranty Claims and Litigation.

Our products are complex, must meet stringent user requirements, may contain errors or defects and the majority of our products provide a warranty period, which ranges up to ten years. Generally, our OEM customers have more stringent requirements than other customers and increases in OEM product revenue could require additional cost to test products or increase service costs and warranty claims. Errors or defects in our products may be caused by, among other things, errors or defects in the memory or controller components, including components we procure from non-captive sources. In addition, the substantial majority of our flash memory is supplied by Flash Ventures, and if the wafers contain errors or defects, our overall supply could be adversely affected. These factors could result in the rejection of our products, damage to our reputation, lost revenues, diverted development resources, increased customer service and support costs, indemnification of our customer’s product recall costs, warranty claims and litigation. We record an allowance for warranty and similar costs in connection with sales of our products, but actual warranty and similar costs may be significantly higher than our recorded estimate and result in an adverse effect on our results of operations and financial condition.

Our new products have, from time-to-time, been introduced with design and production errors at a rate higher than the error rate in our established products. We must estimate warranty and similar costs for new products without historical information and actual costs may significantly exceed our recorded estimates. Warranty and similar costs may be even more difficult to estimate as we increase our use of non-captive supply. Underestimation of our warranty and similar costs would have an adverse effect on our results of operations and financial condition.

From Time-to-Time, We Overestimate Our Requirements and Build Excess Inventory, or Underestimate Our Requirements and Have a Shortage of Supply, Either of Which Harm Our Financial Results.

The majority of our products are sold directly or indirectly into consumer markets, which are difficult to accurately forecast. Also, a substantial majority of our quarterly sales are from orders received and fulfilled in that quarter. Additionally, we depend upon timely reporting from our retail and distributor customers as to their inventory levels and sales of our products in order to forecast demand for our products. We have in the past significantly over-forecasted or under-forecasted actual demand for our products. The failure to accurately forecast demand for our products will result in lost sales or excess inventory, both of which will harm our business, financial condition and results of operations. In addition, we may increase our inventory in anticipation of increased demand or as captive wafer capacity ramps. If demand does not materialize, we may be forced to write-down excess inventory or write-down inventory to the lower of cost or market, as was the case in fiscal year 2008, which may harm our financial condition and results of operations.

During periods of excess supply in the market for our flash memory products, we may lose market share to competitors who aggressively lower their prices. In order to remain competitive, we may be forced to sell inventory below cost. If we lose market share due to price competition or we must write-down inventory, our results of operations and financial condition could be harmed. Conversely, under conditions of tight flash memory supply, we may be unable to adequately increase our production volumes or secure sufficient supply in order to maintain our market share. In addition, longer than anticipated lead times for advanced semiconductor manufacturing equipment or higher than expected equipment costs could negatively impact our ability to meet our supply requirements or to reduce future production costs. If we are unable to maintain market share, our results of operations and financial condition could be harmed.

Our ability to respond to changes in market conditions from our forecast is limited by our purchasing arrangements with our silicon sources. Some of these arrangements provide that the first three months of our rolling six-month projected supply requirements are fixed and we may make only limited percentage changes in the second three months of the period covered by our supply requirement projections.

We have some non-silicon components which have long-lead times requiring us to place orders several months in advance of our anticipated demand. The extended period of time to secure these long-lead time parts increases our risk that forecasts will vary substantially from actual demand, which could lead to excess inventory or loss of sales.

We Rely on Our Suppliers and Contract Manufacturers, Some of Which are the Sole Source of Supply for Our Non-Memory Components, and Capacity Limitations or the Absence of a Back-Up Supplier Exposes Our Supply Chain to Unanticipated Disruptions or Potential Additional Costs.

We do not have long-term supply agreements with some of these vendors. From time-to-time, certain materials may become difficult or more expensive to obtain, which could impact our ability to meet demand and could harm our profitability. Our business, financial condition and operating results could be significantly harmed by delays or reductions in shipments if we are unable to obtain sufficient quantities of these components or develop alternative sources of supply in a timely manner, or at all.

Our Global Operations and Operations at Flash Ventures and Third-Party Subcontractors are Subject to Risks for Which We May not be Adequately Insured.

Our global operations are subject to many risks including errors and omissions, infrastructure disruptions, such as large-scale outages or interruptions of service from utilities or telecommunications providers, supply chain interruptions, third-party liabilities and fires or natural disasters. No assurance can be given that we will not incur losses beyond the limits of, or outside the scope of, coverage of our insurance policies. From time-to-time, various types of insurance have not been available on commercially acceptable terms or, in some cases, at all. We cannot assure you that in the future we will be able to maintain existing insurance coverage or that premiums will not increase substantially. We maintain limited insurance coverage and in some cases no coverage for natural disasters and sudden and accidental environmental damages as these types of insurance are sometimes not available or available only at a prohibitive cost. For example, our test and assembly facility in Shanghai, China, on which we have significant dependence, may not be adequately insured against all potential losses. Accordingly, we may be subject to an uninsured or under-insured loss in such situations. We depend upon Toshiba to obtain and maintain sufficient property, business interruption and other insurance for Flash Ventures. If Toshiba fails to do so, we could suffer significant unreimbursable losses, and such failure could also cause Flash Ventures to breach various financing covenants. In addition, we insure against property loss and business interruption resulting from the risks incurred at our third-party subcontractors; however, we have limited control as to how those sub-contractors run their operations and manage their risks, and as a result, we may not be adequately insured.

We are Exposed to Foreign Currency Exchange Rate Fluctuations that Could Negatively Impact Our Business, Results of Operations and Financial Condition.

A significant portion of our business is conducted in currencies other than the U.S. dollar, which exposes us to adverse changes in foreign currency exchange rates. These exposures may change over time as our business and business practices evolve, and they could harm our financial results and cash flows. Our most significant exposure is related to our purchases of NAND flash memory from Flash Ventures, which are denominated in Japanese yen. For example, since late 2008, the Japanese yen significantly appreciated relative to the U.S. dollar and this increased our cost of NAND flash wafers, negatively impacting our gross margins and results of operations. In addition, our investments in Flash Ventures are denominated in Japanese yen and adverse changes in the exchange rate could increase the cost to us of future funding or increase our exposure to asset impairments. We also have foreign currency exposures related to certain non-U.S. dollar-denominated revenue and operating expenses in Europe and Asia. For example, the European euro has significantly depreciated relative to the U.S. dollar, which has contributed to a reduction in our European retail revenue. Additionally, we have exposures to emerging market currencies, which can be extremely volatile. An increase in the value of the U.S. dollar could increase the real cost to our customers of our products in those markets outside the U.S. where we sell in dollars, and a weakened U.S. dollar could increase local operating expenses and the cost of raw materials to the extent purchased in foreign currencies. We also have significant monetary assets and liabilities that are denominated in non-functional currencies.

We enter into foreign exchange forward and cross currency swap contracts to reduce the impact of foreign currency fluctuations on certain foreign currency assets and liabilities. In addition, we hedge certain anticipated foreign currency cash flows with foreign exchange forward and option contracts. We generally have not hedged our future investments and distributions denominated in Japanese yen related to Flash Ventures.

Our attempts to hedge against currency risks may not be successful, resulting in an adverse impact on our results of operations. In addition, if we do not successfully manage our hedging program in accordance with current accounting guidelines, we may be subject to adverse accounting treatment of our hedging program, which could harm our results of operations. There can be no assurance that this hedging program will be economically beneficial to us. Further, the ability to enter into foreign exchange contracts with financial institutions is based upon our available credit from such institutions and compliance with covenants or other restrictions. Operating losses, third party downgrades of our credit rating or instability in the worldwide financial markets could impact our ability to effectively manage our foreign currency exchange rate risk, which could harm our business, results of operations and financial condition.

We may Need to Raise Additional Financing, Which Could be Difficult to Obtain, and Which if not Obtained in Satisfactory Amounts May Prevent Us from Funding Flash Ventures, Developing or Enhancing Our Products, Taking Advantage of Future Opportunities, Growing Our Business or Responding to Competitive Pressures or Unanticipated Industry Changes, any of Which Could Harm Our Business.

We currently believe that we have sufficient cash resources to fund our operations as well as our anticipated investments in Flash Ventures and Fab 5 for at least the next twelve months; however, we may decide to raise additional funds to maintain the strength of our balance sheet, and we cannot be certain that we will be able to obtain additional financing on favorable terms, if at all. The current worldwide financing environment is challenging, which could make it more difficult for us to raise funds on reasonable terms, or at all. From time-to-time, we may decide to raise additional funds through equity, public or private debt, or lease financings. If we issue additional equity securities, our stockholders will experience dilution and the new equity securities may have rights, preferences or privileges senior to those of existing holders of common stock. If we raise funds through debt or lease financing, we will have to pay interest and may be subject to restrictive covenants, which could harm our business. If we cannot raise funds on acceptable terms, if and when needed, our credit rating may be downgraded, and we may not be able to develop or enhance our technology or products, fulfill our obligations to Flash Ventures, take advantage of future opportunities, including Fab 5, grow our business or respond to competitive pressures or unanticipated industry changes, any of which could harm our business.

We May be Unable to Protect Our Intellectual Property Rights, Which Would Harm Our Business, Financial Condition and Results of Operations.

We rely on a combination of patents, trademarks, copyright and trade secret laws, confidentiality procedures and licensing arrangements to protect our intellectual property rights. In the past, we have been involved in significant and expensive disputes regarding our intellectual property rights and those of others, including claims that we may be infringing third-parties’ patents, trademarks and other intellectual property rights. We expect that we will be involved in similar disputes in the future.

We cannot assure you that:

•	any of our existing patents will continue to be held valid, if challenged;

•	patents will be issued for any of our pending applications;

•	any claims allowed from existing or pending patents will have sufficient scope or strength;

•	our patents will be issued in the primary countries where our products are sold in order to protect our rights and potential commercial advantage; or

•	any of our products or technologies do not infringe on the patents of other companies.

In addition, our competitors may be able to design their products around our patents and other proprietary rights. We also have patent cross-license agreements with several of our leading competitors. Under these agreements, we have enabled competitors to manufacture and sell products that incorporate technology covered by our patents. While we obtain license and royalty revenue or other consideration for these licenses, if we continue to license our patents to our competitors, competition may increase and may harm our business, financial condition and results of operations.

There are both flash memory producers and flash memory card manufacturers who we believe may require a license from us. Enforcement of our rights often requires litigation. If we bring a patent infringement action and are not successful, our competitors would be able to use similar technology to compete with us. Moreover, the defendant in such an action may successfully countersue us for infringement of their patents or assert a counterclaim that our patents are invalid or unenforceable. If we do not prevail in the defense of patent infringement claims, we could be required to pay substantial damages, cease the manufacture, use and sale of infringing products, expend significant resources to develop non-infringing technology, discontinue the use of specific processes, or obtain licenses to the technology infringed.

For example, on October 24, 2007, we initiated two patent infringement actions in the United States District Court for the Western District of Wisconsin and one action in the United States International Trade Commission, or ITC, against certain companies that manufacture, sell and import USB flash drives, CompactFlash® cards, multimedia cards, MP3/media players and/or other removable flash storage products. In this ITC action, an Initial Determination was issued in April 2009 and a Final Determination was issued in October 2009 finding non-infringement of certain accused flash memory products. There can be no assurance that we will be successful in future patent infringement actions or that the validity of the asserted patents will be preserved or that we will not face counterclaims of the nature described above.

We and Certain of Our Officers are Currently and May in the Future be Involved in Litigation, Including Litigation Regarding Our Intellectual Property Rights or those of Third Parties, Which May be Costly, May Divert the Efforts of Our Key Personnel and Could Result in Adverse Court Rulings, Which Could Materially Harm Our Business.

We are involved in a number of lawsuits, including among others, several cases involving our patents and the patents of third parties. We are the plaintiff in some of these actions and the defendant in other of these actions. Some of the actions seek injunctions against the sale of our products and/or substantial monetary damages, which if granted or awarded, could have a material adverse effect on our business, financial condition and results of operations.

We and numerous other companies have been sued in the United States District Court of the Northern District of California in purported consumer class actions alleging a conspiracy to fix, raise, maintain or stabilize the pricing of flash memory, and concealment thereof, in violation of state and federal laws. The lawsuits purport to be on behalf of classes of purchasers of flash memory. The lawsuits seek restitution, injunction and damages, including treble damages, in an unspecified amount. We are unable to predict the outcome of these lawsuits and investigations. The cost of discovery and defense in these actions as well as the final resolution of these alleged violations of antitrust laws could result in significant liability and expense and may harm our business, financial condition and results of operations.

Litigation is subject to inherent risks and uncertainties that may cause actual results to differ materially from our expectations. Factors that could cause litigation results to differ include, but are not limited to, the discovery of previously unknown facts, changes in the law or in the interpretation of laws, and uncertainties associated with the judicial decision-making process. If we receive an adverse judgment in any litigation, we could be required to pay substantial damages and/or cease the manufacture, use and sale of products. Litigation, including intellectual property litigation, can be complex, can extend for a protracted period of time, can be very expensive, and the expense can be unpredictable. Litigation initiated by us could also result in counter-claims against us, which could increase the costs associated with the litigation and result in our payment of damages or other judgments against us. In addition, litigation may divert the efforts and attention of some of our key personnel.

From time-to-time, we have sued, and may in the future sue, third parties in order to protect our intellectual property rights. Parties that we have sued and that we may sue for patent infringement may countersue us for infringing their patents. If we are held to infringe the intellectual property or related rights of others, we may need to spend significant resources to develop non-infringing technology or obtain licenses from third parties, but we may not be able to develop such technology or acquire such licenses on terms acceptable to us, or at all. We may also be required to pay significant damages and/or discontinue the use of certain manufacturing or design processes. In addition, we or our suppliers could be enjoined from selling some or all of our respective products in one or more geographic locations. If we or our suppliers are enjoined from selling any of our respective products, or if we are required to develop new technologies or pay significant monetary damages or are required to make substantial royalty payments, our business would be harmed.

We may be obligated to indemnify our current or former directors or employees, or former directors or employees of companies that we have acquired, in connection with litigation or regulatory investigations. These liabilities could be substantial and may include, among other things, the costs of defending lawsuits against these individuals; the cost of defending shareholder derivative suits; the cost of governmental, law enforcement or regulatory investigations; civil or criminal fines and penalties; legal and other expenses; and expenses associated with the remedial measures, if any, which may be imposed.

We continually evaluate and explore strategic opportunities as they arise, including business combinations, strategic partnerships, collaborations, capital investments and the purchase, licensing or sale of assets. Potential continuing uncertainty surrounding these activities may result in legal proceedings and claims against us, including class and derivative lawsuits on behalf of our stockholders. We may be required to expend significant resources, including management time, to defend these actions and could be subject to damages or settlement costs related to these actions.

Moreover, from time-to-time, we agree to indemnify certain of our suppliers and customers for alleged patent infringement. The scope of such indemnity varies but generally includes indemnification for direct and consequential damages and expenses, including attorneys’ fees. We may, from time-to-time, be engaged in litigation as a result of these indemnification obligations. Third-party claims for patent infringement are excluded from coverage under our insurance policies. A future obligation to indemnify our customers or suppliers may have a material adverse effect on our business, financial condition and results of operations.

We May be Unable to License Intellectual Property to or from Third Parties as Needed, Which Could Expose Us to Liability for Damages, Increase Our Costs or Limit or Prohibit Us from Selling Products.

If we incorporate third-party technology into our products or if we are found to infringe others’ intellectual property, we could be required to license intellectual property from a third party. We may also need to license some of our intellectual property to others in order to enable us to obtain important cross-licenses to third-party patents. We cannot be certain that licenses will be offered when we need them, that the terms offered will be acceptable, or that these licenses will help our business. If we do obtain licenses from third parties, we may be required to pay license fees or royalty payments. In addition, if we are unable to obtain a license that is necessary to manufacture our products, we could be required to suspend the manufacture of products or stop our product suppliers from using processes that may infringe the rights of third parties. We may not be successful in redesigning our products, or the necessary licenses may not be available under reasonable terms.

Seasonality in Our Business May Result in Our Inability to Accurately Forecast Our Product Purchase Requirements.

Sales of our products in the consumer electronics market are subject to seasonality. For example, sales have typically increased significantly in the fourth quarter of each fiscal year, sometimes followed by significant declines in the first quarter of the following fiscal year. This seasonality makes it more difficult for us to forecast our business, especially in the current global economic environment and its corresponding decline in consumer confidence, which may impact typical seasonal trends. If our forecasts are inaccurate, we may lose market share or procure excess inventory or inappropriately increase or decrease our operating expenses, any of which could harm our business, financial condition and results of operations. This seasonality also may lead to higher volatility in our stock price, the need for significant working capital investments in receivables and inventory and our need to build inventory levels in advance of our most active selling seasons.

Because of Our International Business and Operations, We Must Comply with Numerous International Laws and Regulations, and We are Vulnerable to Political Instability and Other Risks Related to International Operations.

Currently, a large portion of our revenues are derived from our international operations, and all of our products are produced overseas in China, Japan and Taiwan. We are, therefore, affected by the political, economic, labor, environmental, public health and military conditions in these countries.

For example, China does not currently have a comprehensive and highly developed legal system, particularly with respect to the protection of intellectual property rights. This results, among other things, in the prevalence of counterfeit goods in China. The enforcement of existing and future laws and contracts remains uncertain, and the implementation and interpretation of such laws may be inconsistent. Such inconsistency could lead to piracy and degradation of our intellectual property protection. Although we engage in efforts to prevent counterfeit products from entering the market, those efforts may not be successful. Our results of operations and financial condition could be harmed by the sale of counterfeit products. In addition, customs regulations in China are complex and subject to frequent changes, and in the event of a customs compliance issue, our ability to import and export from our factory in Shanghai, China, could be adversely affected, which could harm our results of operations and financial condition.

Our international business activities could also be limited or disrupted by any of the following factors:

•	the need to comply with foreign government regulation;

•	changes in diplomatic and trade relationships;

•	reduced sales to our customers or interruption to our manufacturing processes in the Pacific Rim that may arise from regional issues in Asia;

•	imposition of regulatory requirements, tariffs, import and export restrictions and other barriers and restrictions;

•	changes in, or the particular application of, government regulations;

•	duties and/or fees related to customs entries for our products, which are all manufactured offshore;

•	longer payment cycles and greater difficulty in accounts receivable collection;

•	adverse tax rules and regulations;

•	weak protection of our intellectual property rights;

•	delays in product shipments due to local customs restrictions; and

•	delays in research and development that may arise from political unrest at our development centers in Israel.

Our Stock Price and Convertible Notes Price Have been, and May Continue to be, Volatile, Which Could Result in Investors Losing All or Part of their Investments.

The notes are convertible into cash and shares of our common stock, if any, based on the last reported sale price of our common stock on each trading day in the observation period, and therefore we expect that the trading price of our common stock will significantly affect the trading price of the notes. The market prices of our stock and convertible notes have fluctuated significantly in the past and may continue to fluctuate in the future. We believe that such fluctuations will continue as a result of many factors, including financing plans, future announcements concerning us, our competitors or our principal customers regarding financial results or expectations, technological innovations, industry supply or demand dynamics, new product introductions, governmental regulations, the commencement or results of litigation or changes in earnings estimates by analysts. In addition, in recent years the stock market has experienced significant price and volume fluctuations and the market prices of the securities of high-technology and semiconductor companies have been especially volatile, often for reasons outside the control of the particular companies. These fluctuations as well as general economic, political and market conditions may have an adverse affect on the market price of our common stock as well as the price of our outstanding convertible notes.

We May Engage in Business Combinations that are Dilutive to Existing Stockholders, Result in Unanticipated Accounting Charges or Otherwise Harm Our Results of Operations, and Result in Difficulties in Assimilating and Integrating the Operations, Personnel, Technologies, Products and Information Systems of Acquired Companies or Businesses.

We continually evaluate and explore strategic opportunities as they arise, including business combinations, strategic partnerships, collaborations, capital investments and the purchase, licensing or sale of assets. If we issue equity securities in connection with an acquisition, the issuance may be dilutive to our existing stockholders. Alternatively, acquisitions made entirely or partially for cash would reduce our cash reserves.

Acquisitions may require significant capital infusions, typically entail many risks and could result in difficulties in assimilating and integrating the operations, personnel, technologies, products and information systems of acquired companies. We may experience delays in the timing and successful integration of acquired technologies and product development through volume production, unanticipated costs and expenditures, changing relationships with customers, suppliers and strategic partners, or contractual, intellectual property or employment issues. In addition, key personnel of an acquired company may decide not to work for us. The acquisition of another company or its products and technologies may also result in our entering into a geographic or business market in which we have little or no prior experience. These challenges could disrupt our ongoing business, distract our management and employees, harm our reputation, subject us to an increased risk of intellectual property and other litigation and increase our expenses. These challenges are magnified as the size of the acquisition increases, and we cannot assure you that we will realize the intended benefits of any acquisition. Acquisitions may require large one-time charges and can result in increased debt or contingent liabilities, adverse tax consequences, substantial depreciation or deferred compensation charges, the amortization of identifiable purchased intangible assets or impairment of goodwill, any of which could have a material adverse effect on our business, financial condition or results of operations.

Mergers and acquisitions of high-technology companies are inherently risky and subject to many factors outside of our control, and no assurance can be given that our previous or future acquisitions will be successful and will not materially adversely affect our business, operating results, or financial condition. Failure to manage and successfully integrate acquisitions could materially harm our business and operating results. Even when an acquired company has already developed and marketed products, there can be no assurance that such products will be successful after the closing, will not cannibalize sales of our existing products, that product enhancements will be made in a timely fashion or that pre-acquisition due diligence will have identified all possible issues that might arise with respect to such company. Failed business combinations, or the efforts to create a business combination, can also result in litigation.

Our Success Depends on Our Key Personnel, Including Our Executive Officers, and the Loss of Key Personnel or the Transition of Key Personnel, Including Our Chief Executive Officer, Could Disrupt Our Business.

Our success greatly depends on the continued contributions of our senior management and other key research and development, sales, marketing and operations personnel. We do not have employment agreements with any of our executive officers and they are free to terminate their employment with us at any time. In July 2010, we announced that Dr. Eli Harari, our Founder, Chairman and Chief Executive Officer, will retire from his current positions on December 31, 2010. Dr. Harari will provide consulting services, particularly technology related, to us for a period of two years starting January 1, 2011. Our Board of Directors appointed Sanjay Mehrotra, currently our President and Chief Operating Officer, to be our President and Chief Executive Officer effective January 1, 2011. The Board of Directors also announced that Michael Marks, a member of the SanDisk Board of Directors since 2003, will assume the role of Chairman effective January 1, 2011. While we will strive to make this transition as smooth as possible, this leadership change may result in disruptions to our business or operations. In addition, our success will depend on our ability to recruit and retain additional highly-skilled personnel. We have relied on equity awards in the form of stock options and restricted stock units as one means for recruiting and retaining highly skilled talent and a reduction in our stock price may reduce the effectiveness of share-based awards for retaining employees.

Terrorist Attacks, War, Threats of War and Government Responses Thereto May Negatively Impact Our Operations, Revenues, Costs and Stock Price.

Terrorist attacks, U.S. military responses to these attacks, war, threats of war and any corresponding decline in consumer confidence could have a negative impact on consumer demand. Any of these events may disrupt our operations or those of our customers and suppliers and may affect the availability of materials needed to manufacture our products or the means to transport those materials to manufacturing facilities and finished products to customers. Any of these events could also increase volatility in the U.S. and world financial markets, which could harm our stock price and may limit the capital resources available to us and our customers or suppliers, or adversely affect consumer confidence. We have substantial operations in Israel including a development center in Northern Israel, near the border with Lebanon, and a research center in Omer, Israel, which is near the Gaza Strip, areas that have experienced significant violence and political unrest. Turmoil and unrest in Israel or the Middle East could cause delays in the development or production of our products. This could harm our business and results of operations.

Natural Disasters or Epidemics in the Countries in Which We or Our Suppliers or Subcontractors Operate Could Negatively Impact Our Operations.

Our operations, including those of our suppliers and subcontractors, are concentrated in Milpitas, California; Raleigh, North Carolina; Brno, Czech Republic; Astugi and Yokkaichi, Japan; Hsinchu and Taichung, Taiwan; and Dongguan, Futian, Shanghai and Shenzen, China. In the past, these areas have been affected by natural disasters such as earthquakes, tsunamis, floods and typhoons, and some areas have been affected by epidemics, such as avian flu or H1N1 flu. If a natural disaster or epidemic were to occur in one or more of these areas, we could incur a significant work or production stoppage. The impact of these potential events is magnified by the fact that we do not have insurance for most natural disasters, including earthquakes. The impact of a natural disaster could harm our business and results of operations.

Disruptions in Global Transportation Could Impair Our Ability to Deliver or Receive Product on a Timely Basis or at All, Causing Harm to Our Financial Results.

Our raw materials, work-in-process and finished product are primarily distributed via air. If there are significant disruptions in air travel, we may not be able to deliver our products or receive raw materials. For example, the volcanic eruption in Iceland in April 2010 halted air traffic for several days over Europe and disrupted other travel routes that pass through Europe, resulting in delayed delivery of our products to certain European countries. In addition, a natural disaster that affects air travel in Asia could disrupt our ability to receive raw materials in, or ship finished product from, our Shanghai facility or our Asia-based contract manufacturers. As a result, our business and results of operations may be harmed.

We Rely on Information Systems to Run Our Business and any Prolonged Down Time Could Materially Impact Our Business Operations and/or Financial Results.

We rely on an enterprise resource planning system, as well as multiple other systems, databases, and data centers to operate and manage our business. Any information system problems, programming errors or unanticipated system or data center interruptions could impact our continued ability to successfully operate our business and could harm our financial results or our ability to accurately report our financial results on a timely basis.

Anti-Takeover Provisions in Our Charter Documents, Stockholder Rights Plan and in Delaware Law Could Discourage or Delay a Change in Control and, as a Result, Negatively Impact Our Stockholders.

We have taken a number of actions that could have the effect of discouraging a takeover attempt. For example, we have a stockholders’ rights plan that would cause substantial dilution to a stockholder, and substantially increase the cost paid by a stockholder, who attempts to acquire us on terms not approved by our board of directors. This could discourage an acquisition of us. In addition, our certificate of incorporation grants our board of directors the authority to fix the rights, preferences and privileges of and issue up to 4,000,000 shares of preferred stock without stockholder action (2,000,000 of which have already been reserved under our stockholder rights plan). Issuing preferred stock could have the effect of making it more difficult and less attractive for a third party to acquire a majority of our outstanding voting stock. Preferred stock may also have other rights, including economic rights senior to our common stock that could have a material adverse effect on the market value of our common stock. In addition, we are subject to the anti-takeover provisions of Section 203 of the Delaware General Corporation Law. This section provides that a corporation may not engage in any business combination with any interested stockholder, defined broadly as a beneficial owner of 15% or more of that corporation’s voting stock, during the three-year period following the time that a stockholder became an interested stockholder. This provision could have the effect of delaying or discouraging a change of control of SanDisk.

Unanticipated Changes in Our Tax Provisions or Exposure to Additional Income Tax Liabilities Could Affect Our Profitability.

We are subject to income tax in the U.S. and numerous foreign jurisdictions. Our tax liabilities are affected by the amounts we charge for inventory, services, licenses, funding and other items in intercompany transactions. We are subject to ongoing tax audits in various jurisdictions. Tax authorities may disagree with our intercompany charges or other matters and assess additional taxes. For example, we are currently under a federal income tax audit by the Internal Revenue Service, or IRS, for fiscal years 2005 through 2008. While we regularly assess the likely outcomes of these audits in order to determine the appropriateness of our tax provision, examinations are inherently uncertain and an unfavorable outcome could occur. An unanticipated unfavorable outcome in any specific period could harm our results of operations for that period or future periods. The financial cost and our attention and time devoted to defending income tax positions may divert resources from our business operations, which could harm our business and profitability. The IRS audit may also impact the timing and/or amount of our refund claim. In addition, our effective tax rate in the future could be adversely affected by changes in the mix of earnings in countries with differing statutory tax rates, changes in the valuation of deferred tax assets and liabilities, changes in tax laws, and the discovery of new information in the course of our tax return preparation process. In particular, the carrying value of deferred tax assets, which are predominantly in the U.S., is dependent on our ability to generate future taxable income in the U.S. Any of these changes could affect our profitability.

We May be Subject to Risks Associated with Environmental Regulations.

Production and marketing of products in certain states and countries may subject us to environmental and other regulations including, in some instances, the responsibility for environmentally safe disposal or recycling. Such laws and regulations have recently been passed in several jurisdictions in which we operate, including Japan and certain states within the U.S. Although we do not anticipate any material adverse effects in the future based on the nature of our operations and the focus of such laws, there is no assurance such existing laws or future laws will not harm our financial condition, liquidity or results of operations.

In the Event We are Unable to Satisfy Regulatory Requirements Relating to Internal Controls, or if Our Internal Control Over Financial Reporting is not Effective, Our Business Could Suffer.

In connection with our certification process under Section 404 of the Sarbanes-Oxley Act, we have identified in the past and will, from time-to-time, identify deficiencies in our internal control over financial reporting. We cannot assure you that individually or in the aggregate these deficiencies would not be deemed to be a material weakness or significant deficiency. A material weakness or significant deficiency in internal control over financial reporting could materially impact our reported financial results and the market price of our stock could significantly decline. Additionally, adverse publicity related to the disclosure of a material weakness in internal controls could have a negative impact on our reputation, business and stock price. Any internal control or procedure, no matter how well designed and operated, can only provide reasonable assurance of achieving desired control objectives and cannot prevent human error, intentional misconduct or fraud.

Risks Related to this Offering

We have Significant Financial Obligations Related to Our Ventures with Toshiba Which Could Impact Our Ability to Comply with Our Obligations Under the Notes.

We have entered into agreements to guarantee or provide financial support with respect to lease and certain other obligations of Flash Ventures in which we have a 49.9% ownership interest. As of July 4, 2010, we had guarantee obligations for Flash Ventures’ master lease agreements of approximately $965.8 million. In addition, we have significant commitments for the future fixed costs of Flash Ventures, and we will incur significant obligations with respect to Fab 5 as well as continued investment in Flash Partners and Flash Alliance. Due to these and our other commitments, we may not have sufficient funds to make payments under or repay the notes.

Our Debt Service Obligations May Adversely Affect Our Cash Flow.

While the notes are outstanding, we will have debt service obligations on the notes of approximately $      million per year in interest payments, in addition to debt service obligations on our outstanding 2006 Notes of approximately $11.5 million per year in interest payments. If the underwriters exercise their option to purchase additional notes, or if we issue other debt securities in the future, our debt service obligations will increase. If we are unable to generate sufficient cash to meet these obligations and must instead use our existing cash or investments, we may have to reduce, curtail or terminate other activities of our business.

We intend to fulfill our debt service obligations from cash generated by our operations, if any, and from our existing cash and investments. We may enter into other senior financial instruments.

Our indebtedness could have significant negative consequences to you. For example, it could:

•	increase our vulnerability to general adverse economic and industry conditions;

•	limit our ability to obtain additional financing;

•	require the dedication of a substantial portion of any cash flow from operations to the payment of principal of, and interest on, our indebtedness, thereby reducing the availability of such cash flow to fund our growth strategy, working capital, capital expenditures and other general corporate purposes;

•	limit our flexibility in planning for, or reacting to, changes in our business and our industry; and

•	place us at a competitive disadvantage relative to our competitors with less debt.

Your Right to Receive Payments Under the Notes will Effectively Rank Junior in Right of Payment to any Future Secured Debt and the Existing and Future Liabilities of Our Subsidiaries.

The notes are our general, unsecured obligations and effectively rank junior in right of payment to any future secured debt to the extent of the value of the assets securing such debt. The notes are equal in right of payment with our currently outstanding 2006 Notes and any future unsubordinated, unsecured debt. We expect from time to time to incur additional indebtedness and other liabilities.

Our subsidiaries are separate and distinct legal entities. Our subsidiaries will not guarantee the notes and the notes are not secured by any assets of our subsidiaries. Accordingly, the notes will be structurally subordinated to all existing and future liabilities of our subsidiaries. Those liabilities may include indebtedness, trade payables, guarantees and lease obligations. In the event of a bankruptcy, liquidation or reorganization of any of our subsidiaries, creditors of our subsidiaries will generally be entitled to payment of their claims from the assets of those subsidiaries before any assets are made available for distribution to us. In addition, even if we were a creditor of any of our subsidiaries, our rights as a creditor would be subordinate to any security interest in the assets of our subsidiaries and any indebtedness of our subsidiaries senior than that held by us. Our subsidiaries have no obligation to pay any amounts due on the notes or to provide us with funds for our payment obligations, whether by dividends, distributions, loans or other payments. In addition, any payment of dividends, distributions, loans or advances by our subsidiaries to us could be subject to statutory or contractual restrictions and taxes on distributions. Payments to us by our subsidiaries will also be contingent upon our subsidiaries’ earnings and other business considerations. As of July 4, 2010, the aggregate liabilities of our subsidiaries, excluding intercompany obligations, were approximately $514.1 million. Our subsidiaries may incur substantial additional liabilities in the future.

The Conditional Conversion Feature of the Notes could Prevent You from Receiving the Value of Cash and Common Stock into Which a Note Would Otherwise be Convertible.

Prior to May 15, 2017, the notes are convertible into cash and shares of our common stock only if specified conditions are met. If the specific conditions for conversion are not met, you will not be able to convert your notes, and you may not be able to receive the value of the cash and common stock into which the notes would otherwise be convertible. Therefore, you may not be able to realize the appreciation, if any, in the value of our common stock after the issuance of the notes in this offering and prior to such date. In addition, the inability to freely convert the notes may also adversely affect the trading price of the notes and your ability to resell the notes.

The Net Share Settlement Feature of the Notes May Have Adverse Consequences.

The notes are subject to net share settlement, which means that we will satisfy our conversion obligation to holders by paying cash in settlement of the lesser of the principal amount and the conversion value of the notes and by delivering shares of our common stock in settlement of any and all conversion obligations in excess of the daily conversion values, as described under “Description of the Notes — Conversion Rights — Payment upon Conversion.” Accordingly, upon conversion of a note, holders might not receive any shares of our common stock, or they might receive fewer shares of common stock relative to the conversion value of the note. In addition, any settlement of a conversion of notes into cash and shares of our common stock may be delayed in certain circumstances until at least the 24th trading day following our receipt of the holder’s conversion notice. Accordingly, you may receive fewer proceeds than expected because the value of our common stock may decline, or fail to appreciate as much as you may expect, between the day that you exercise your conversion right and the day the conversion value of your notes is determined.

Our failure to convert the notes into cash or a combination of cash and common stock upon exercise of a holder’s conversion right in accordance with the provisions of the indenture would constitute a default under the indenture. We may not have the financial resources or be able to arrange for financing to pay such principal amount in connection with the surrender of the notes for conversion. While we do not currently have any debt or other agreements that would restrict our ability to pay the principal amount of the notes in cash, we may enter into such an agreement in the future which may limit or prohibit our ability to make any such payment. In addition, a default under the indenture could lead to a default under existing and future agreements governing our indebtedness. If, due to a default, the repayment of related indebtedness were to be accelerated after any applicable notice or grace periods, we may not have sufficient funds to repay such indebtedness and amounts owing in respect of the conversion of any notes.

There is no Public Market for the Notes, Which Could Limit their Market Price or Your Ability to Sell them for an Amount Equal to or Higher than their Initial Offering Price.

The notes are a new issue of securities for which there currently is no trading market. Although the underwriters intend to make a market for the notes, they are not obligated to do so and may terminate market making activities at any time. As a result, we cannot assure you that a liquid market will develop for the notes. If any of the notes are traded after their initial issuance, they may trade at a discount from their initial offering price and you may be unable to resell your notes or may be able to sell them only at a substantial discount. Future trading prices of the notes will depend on many factors, including prevailing interest rates, the market for similar securities, general economic conditions and our financial condition, performance and prospects.

An Adverse Rating of the Notes May Cause their Trading Price to Fall.

We do not expect to seek a rating on the notes. However, if a rating service were to rate the notes in the future and if such rating service were to assign a rating on the notes below the rating expected by investors or subsequently reduce its rating or otherwise announce its intention to put the notes on credit watch, the trading price of the notes could decline.

We May Issue Additional Shares of Our Common Stock or Instruments Convertible into Our Common Stock, Including in Connection with Conversions of Notes, Which Could Lower the Price of Our Common Stock and Adversely Affect the Trading Price of the Notes.

Subject to lock-up provisions that apply for the first 90 days after the date of this prospectus supplement, we are not restricted from issuing additional shares of our common stock or other instruments convertible into our common stock during the life of the notes. As of July 4, 2010, we had outstanding 233,071,767 shares of our common stock, approximately 23,025,954 shares of our common stock were reserved for issuance upon exercise of outstanding options with a weighted-average exercise price of $30.86 per share, and approximately 1,626,570 shares were issuable upon vesting of restricted stock and restricted stock units. We also maintain employee stock plans that reserved 1,739,159 shares of common stock to be issued to officers, directors and eligible employees under terms and conditions to be set by our board of directors or Compensation Committee. In addition, a substantial number of shares of our common stock is reserved for issuance upon conversion of our 2006 Notes and the notes to be issued in connection with this offering and upon exercise of the warrants.

If we issue additional shares of our common stock or instruments convertible into our common stock, it may materially and adversely affect the price of our common stock and, in turn, the price of the notes. Furthermore, the conversion of some or all of the notes may dilute the ownership interests of existing stockholders, and any sales in the public market of such shares of our common stock issuable upon any conversion of the notes could adversely affect prevailing market prices of our common stock. In addition, the anticipated issuance and sale of substantial amounts of common stock or conversion of the notes into shares of our common stock could depress the price of our common stock. We cannot predict the size of future issuances or the effect, if any, that they may have on the market price for our common stock.

The price of our common stock could also be affected by possible sales of our common stock by investors who view the notes as a more attractive means of equity participation in our company and by hedging or arbitrage trading activity that we expect to develop involving our common stock. The hedging or arbitrage could, in turn, negatively affect the trading price of the notes.

Holders of Notes Will not be Entitled to Any Rights with Respect to Our Common Stock, but Will be Subject to All Changes Made with Respect to Our Common Stock to the Extent Such Holders Convert the Notes.

Holders of notes will not be entitled to any rights with respect to our common stock (including, without limitation, voting rights and rights to receive any dividends or other distributions on our common stock), but holders of notes will be subject to all changes affecting our common stock to the extent such holders convert their notes. For example, if an amendment is proposed to our certificate of incorporation or bylaws requiring stockholder approval and the record date for determining the stockholders of record entitled to vote on the amendment occurs prior to the delivery of our common stock to you, you will not be entitled to vote on the amendment, although you will nevertheless be subject to any changes affecting our common stock.

Because We Have Made Only Limited Covenants in the Indenture for the Notes, and the Terms of the Notes Do not Provide Protection Against Some Types of Important Corporate Events, these Limited Covenants and Protections Against Certain Types of Important Corporate Events May not Protect Your Investment.

The indenture for the notes does not:

•	require us to maintain any financial ratios or specific levels of net worth, revenues, income, cash flows or liquidity and, accordingly, does not protect holders of the notes in the event that we experience significant adverse changes in our financial condition or results of operations;

•	limit our subsidiaries’ ability to incur indebtedness, which would effectively rank senior to the notes;

•	limit our subsidiaries’ ability to pay dividends or otherwise transfer funds to us;

•	limit our ability to incur secured indebtedness that would effectively rank senior to the notes to the extent of the value of the assets securing the indebtedness;

•	limit our ability to incur indebtedness that is equal in right of payment to the notes;

•	restrict our subsidiaries’ ability to issue securities that would be senior to the equity interests of our subsidiaries that we hold;

•	restrict our ability to repurchase or prepay our securities; or

•	restrict our ability to make investments or to repurchase or pay dividends or make other payments in respect of our common stock or other securities ranking junior to the notes.

Furthermore, the indenture for the notes contains only limited protections in the event of a change in control. We could engage in many types of transactions, such as certain acquisitions, refinancings or recapitalizations, that could substantially affect our capital structure and the value of the notes and our common stock but would not constitute a “fundamental change” that permits holders to require us to repurchase their notes. For these reasons, you should not consider the covenants in the indenture or the repurchase feature of the notes as a significant factor in evaluating whether to invest in the notes.

We May be Unable to Repurchase Notes upon the Occurrence of a Designated Event; a Designated Event May Adversely Affect Us or the Notes.

You have the right to require us to repurchase your notes upon the occurrence of a designated event as described under “Description of the Notes — Conversion Rights — Designated Event Permits Holders to Require Us to Purchase Notes.” If a designated event occurs, we cannot assure you that we will have enough funds to repurchase all the notes. In addition, future debt we incur or other agreements we may enter into may limit our ability to repurchase the notes upon a designated event. Moreover, if you or other investors in our notes exercise the repurchase right upon a designated event, it may cause a default under our other debt, even if the designated event itself does not cause a default, because of the potential financial effect on us that would be caused by such a repurchase.

A fundamental change or change in control transaction involving us could have a negative effect on us and the trading price of our common stock and could negatively impact the trading price of the notes. Furthermore, the designated event provisions, including the provisions requiring the increase to the conversion rate for conversions in connection with a fundamental change in some cases, may make more difficult or discourage a takeover of our company and the removal of incumbent management.

The Adjustment to the Conversion Rate for Notes Converted in Connection with a Fundamental Change May not Adequately Compensate You for any Lost Value of Your Notes as a Result of Such Transaction.

If a fundamental change occurs at the time prior to maturity, we will increase the conversion rate by a number of additional shares of our common stock for notes converted in connection with such fundamental change. The increase in the conversion rate will be determined based on the date on which the fundamental change becomes effective and the price paid per share of our common stock in such transaction, as described below under “Description of the Notes — Conversion Rights — Conversion Rate Adjustments — Adjustment to Shares Delivered upon Conversion upon Fundamental Change.” The adjustment to the conversion rate for notes converted in connection with a fundamental change may not adequately compensate you for any lost value of your notes as a result of such transaction. In addition, if the price of our common stock in the transaction is greater than $      per share or less than $      per share, in each case, subject to adjustment as described below under “Description of the Notes — Conversion Rights — Adjustment to Shares Delivered upon Conversion upon Fundamental Change,” no additional shares will be issued upon conversion. Moreover, in no event will the total number of shares of common stock issuable upon conversion as a result of this adjustment exceed           per $1,000 principal amount of notes, subject to adjustments in the same manner as the conversion rate as set forth under “Description of the Notes — Conversion Rate Adjustments.” Our obligation to increase the conversion rate in connection with a fundamental change could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness of economic remedies.

A Change in Control of Us May not Constitute a “Designated Event” for Purposes of the Notes.

The indenture contains no covenants or other provisions to afford protection to holders of the notes in the event of a change in control of us except to the extent described under “Description of the Notes — Designated Event Permits Holders to Require us to Purchase Notes,” and “Description of the Notes — Conversion Rights — Conversion Rate Adjustments — Adjustment to Shares Delivered upon Conversion upon Fundamental Change” upon the occurrence of a designated event or fundamental change. However, the terms “fundamental change” and “designated event” are limited and may not include every change in control event that might cause the market price of the notes to decline. As a result, your rights under the notes upon the occurrence of a designated event or fundamental change may not preserve the value of the notes in the event of a change in control of us. In addition, any change in control of us may negatively affect the liquidity, value or volatility of our common stock, thereby negatively impacting the value of the notes.

The Conversion Rate of the Notes May not be Adjusted for All Dilutive Events that May Occur.

The conversion rate of the notes is subject to adjustment for certain events including, but not limited to, the issuance of stock dividends on shares of our common stock, the issuance of certain rights or warrants, subdivisions or combinations of shares of our common stock, certain distributions of assets, debt securities, capital stock or cash to holders of our common stock and certain issuer tender or exchange offers as described under “Description of the Notes — Conversion Rate Adjustments.” The conversion rate will not be adjusted for other events, such as stock issuances for cash or third-party tender offers, that may adversely affect the trading price of the notes or the common stock. See “Description of the Notes — Conversion Rate Adjustments.” We are not restricted from issuing additional common stock during the life of the notes and have no obligation to consider the interests of holders of the notes in deciding whether to issue common stock. An event that adversely affects the value of the notes, but does not result in an adjustment to the conversion rate, may occur.

We Have Never Paid Cash Dividends and Do not Anticipate Paying any Cash Dividends on Our Common Stock in the Future.

We currently intend to retain any earnings to finance our operations and growth. Since we have never paid cash dividends and do not anticipate paying any cash dividends on our common stock, any short-term return on your investment will depend on the market price of the notes and our common stock.

You May Have to Pay U.S. Federal Taxes if We Adjust the Conversion Rate in Certain Circumstances, Even if You Do not Receive any Cash.

We will adjust the conversion rate of the notes for stock splits and combinations, stock dividends, cash dividends and certain other events that affect our capital structure. See “Description of the Notes — Conversion Rate Adjustments.” If we adjust the conversion rate, you may be treated as having received a constructive distribution from us, resulting in taxable income to you for U.S. federal income tax purposes, even though you would not receive any cash in connection with the conversion rate adjustment and even though you might not exercise your conversion right. In addition, non-U.S. holders of the notes may, in certain circumstances, be deemed to have received a distribution subject to U.S. federal withholding tax requirements. See “Material U.S. Federal Income Tax Considerations — Tax Consequences to U.S. Holders — Constructive Distributions” and “Material U.S. Federal Income Tax Considerations — Tax Consequences to Non-U.S. Holders — Taxation of Dividends on Common Stock and Constructive Distributions on the Notes.”

The Convertible Note Hedge Transactions and Warrant Transactions and/or any Early Termination of the 2006 Hedge Transactions May Affect the Value of the Notes and Our Common Stock.

In connection with the pricing of the notes, we intend to enter into privately negotiated convertible note hedge transactions with one or more dealers, each of whom may be an affiliate of an underwriter in this offering (collectively, the “dealers”). The convertible note hedge transactions cover, subject to customary anti-dilution adjustments, the number of shares of our common stock that will initially underlie the notes sold in the offering. These transactions are expected to reduce the potential dilution with respect to our common stock upon conversion of the notes. Separately, we also intend to enter into privately negotiated warrant transactions with the dealers, relating to the same number of shares of our common stock, with a strike price of $      , subject to customary anti-dilution adjustments. We intend to use approximately $      million of the net proceeds of this offering, assuming the underwriters do not exercise their option to purchase additional notes to cover overallotments, to fund the cost to us of the convertible note hedge transactions (after taking into account the proceeds to us from the warrant transactions) entered into in connection with this offering. If the underwriters exercise their option to purchase additional notes to cover overallotments, we may use a portion of the net proceeds from the sale of the additional notes to enter into additional convertible note hedge transactions, and we may enter into additional warrant transactions. These transactions will be accounted for as an adjustment to our stockholders’ equity.

In addition, we may, from time to time, repurchase our 2006 Notes. In connection with any such repurchases, we may early terminate a portion of the 2006 hedge transactions. In connection with any such termination of a portion of the 2006 hedge transactions, the 2006 dealers are expected to unwind various over-the-counter derivatives and/or sell our common stock in open market and/or privately negotiated transactions, which could adversely impact the market price of our common stock and of the notes.

In connection with the dealers’ establishment of their initial hedge of the convertible note hedge and warrant transactions and, in case of repurchases of 2006 Notes that are concurrent with this offering, the 2006 dealers’ unwinding their hedge of the portions of the 2006 hedge transactions that may be early terminated, dealers and the 2006 dealers, if applicable, or their respective affiliates:

•	expect to enter into various over-the-counter cash-settled derivative transactions with respect to our common stock concurrently with, or shortly following, the pricing of the notes; and

•	may unwind these over-the-counter cash-settled derivative transactions and purchase shares of our common stock in open market and/or privately negotiated transactions shortly following the pricing of the notes.

Such activities could have the effect of increasing, or preventing a decline in, the price of our common stock concurrently with, or shortly following, the pricing of the notes.

The dealers or their affiliates are likely to modify their hedge positions from time to time prior to conversion or maturity of the notes by purchasing and selling shares of our common stock, other of our securities or other instruments they may wish to use in connection with such hedging. In particular, such hedging modification may occur during any observation period for a conversion of notes, which may have a negative effect on the value of the consideration received in relation to the conversion of those notes. In addition, we intend to exercise options we hold under the convertible note hedge transactions whenever notes are converted. To unwind their hedge positions with respect to those exercised options, the dealers or their affiliates expect to purchase or sell shares of our common stock in open market and/or privately negotiated transactions and/or enter into or unwind various over-the-counter derivative transactions with respect to our common stock during the observation period, if any, for the converted notes.

In addition, if the convertible note hedge transactions and the warrant transactions fail to become effective when this offering of notes is completed, or if the offering is not completed, the dealers or their affiliates may unwind their hedge positions with respect to our common stock, which could adversely affect the value of our common stock and, as a result, the value of the notes.

The decision by the dealers (and/or their affiliates) to engage in any of these hedging and hedge modification transactions and discontinue any of these transactions with or without notice, once commenced, is within the sole discretion of the dealers (and/or their affiliates).

The effect, if any, of any of these transactions and activities on the market price of our common stock or the notes will depend in part on market conditions and cannot be ascertained at this time, but any of these activities could adversely affect the value of our common stock and the value of the notes and, as a result, the amount of cash and the number of shares of common stock, if any, you will receive upon the conversion of the notes.

We are Subject to Counterparty Risk with Respect to the Convertible Note Hedge Transactions.

Each dealer is a financial institution or the affiliate of a financial institution, and we will be subject to the risk that one or more dealers may default under the convertible note hedge transactions. Our exposure to the credit risk of each dealer will not be secured by any collateral. Recent global economic conditions have resulted in the actual or perceived failure or financial difficulties of many financial institutions, including a bankruptcy filing by Lehman Brothers Holdings Inc. and its various affiliates. If a dealer becomes subject to insolvency proceedings, we will become an unsecured creditor in those proceedings with a claim equal to our exposure at that time under the convertible note hedge transaction with that dealer. Our exposure will depend on many factors but, generally, the increase in our exposure will be correlated to the increase in our stock market price and in volatility of our common stock. In addition, upon a default by a dealer, we may suffer adverse tax consequences and dilution with respect to our common stock. We can provide no assurances as to the financial stability or viability of the dealers.

Recent Regulatory Actions May Adversely Affect the Trading Price and Liquidity of the Notes.

We expect that many investors in, and potential purchasers of, the notes will employ, or seek to employ, a convertible arbitrage strategy with respect to the notes. Investors that employ a convertible arbitrage strategy with respect to convertible debt instruments typically implement that strategy by selling short the common stock underlying the convertible notes. As a result, any specific rules regulating short selling of securities or other governmental action that interferes with the ability of market participants to effect short sales in our common stock could adversely affect the ability of investors in, or potential purchasers of, the notes to conduct the convertible arbitrage strategy that we believe they will employ, or seek to employ, with respect to the notes. This could, in turn, adversely affect the trading price and liquidity of the notes.

At an open meeting on February 24, 2010, the SEC adopted a new short sale price test by amending Rule 201 of Regulation SHO. On May 10, 2010, the amendments to Rule 201 became effective. The amendments restrict the short selling of any “covered security” that triggers a circuit breaker by falling at least 10% in one day, at which point short sale orders can be displayed or executed only if the order price is above the current national best bid, subject to certain limited exceptions. Compliance with the amendments to Rule 201 is required by November 10,

2010. Because our common stock is a “covered security”, the new restrictions may interfere with the ability of investors in, and potential purchasers of, the notes, to effect short sales in our common stock and to conduct the convertible arbitrage strategy that we believe they will employ, or seek to employ, with respect to the notes.

In addition, on May 18, 2010, several national securities exchanges filed proposed rule changes with the SEC under which they would be permitted to halt trading in certain individual stocks if the price moves at least 10% from a sale in a five-minute period. Similarly, on May 18, 2010, the Financial Industry Regulatory Authority, Inc., or FINRA, proposed an amendment to FINRA Rule 6121 (Trading Halts Due to Extraordinary Market Volatility) to allow FINRA to halt all trading by FINRA members otherwise than on an exchange following the initiation by a primary securities exchange of a trading halt under the rules of that exchange. On June 10, 2010, the SEC granted accelerated approval of the proposed rule changes. The proposed rule changes will initially be implemented only during a pilot period ending on December 10, 2010, and only with respect to securities included in the S&P 500 Index; however, the SEC is currently considering FINRA’s request to expand the pilot to cover securities included in the Russell 1000 Index. Because our common stock is included in the Russell 1000 Index, and FINRA and the exchanges are expected to file additional proposed rule changes, some of which may extend the pilot period or make the rule changes permanent, both the rule changes already approved by the SEC and any future proposed rule changes may decrease, or prevent an increase in, the market price and/or liquidity of our common stock and/or interfere with the ability of investors in, and potential purchasers of, the notes, to effect hedging transactions in or relating to our common stock and to conduct the convertible arbitrage strategy that we believe they will employ, or will seek to employ, with respect to the notes.

On July 21, 2010, the United States enacted the Dodd-Frank Wall Street Reform and Consumer Protection Act. This new legislation may require many over-the-counter swaps to be centrally cleared and traded on exchanges or comparable trading facilities. In addition, swap dealers and major market participants may be required to comply with margin and capital requirements as well as public reporting requirements to provide transaction and pricing data on both cleared and uncleared swaps. These requirements could adversely affect the ability of investors in, or potential purchasers of, the notes to implement a convertible arbitrage strategy with respect to the notes (including increasing the costs incurred by such investor in implementing such strategy). This could, in turn, adversely affect the trading price and liquidity of the notes. The legislation will become effective on the later of 360 days following the enactment of the legislation or 60 days after the publication of the final rule, however, it is unclear whether the margin requirements will apply retroactively to existing swap transactions. We cannot predict how this legislation will be implemented by the SEC or the magnitude of the effect that this legislation will have on the trading price or liquidity of the notes.

Although the direction and magnitude of the effect that the amendments to Regulation SHO, any FINRA and national securities exchange rule changes, and/or implementation of the Dodd-Frank Wall Street Reform and Consumer Protection Act may have on the trading price and the liquidity of the notes will depend on a variety of factors, many of which cannot be determined at this time, past regulatory actions have had a significant impact on the trading prices and liquidity of convertible debt instruments. For example, in September 2008, the SEC issued emergency orders generally prohibiting short sales in the common stock of a variety of financial services companies while Congress worked to provide a comprehensive legislative plan to stabilize the credit and capital markets. The orders made the convertible arbitrage strategy that many convertible debt investors employ difficult to execute and adversely affected both the liquidity and trading price of convertible notes issued by many of the financial services companies subject to the prohibition. Any governmental action that similarly restricts the ability of investors in, or potential purchasers of, the notes to effect short sales in our common stock, including the recently adopted amendments to Regulation SHO, any proposed FINRA or exchange rule changes or the implementation of the Dodd-Frank Wall Street Reform and Consumer Protection Act, could similarly adversely affect the trading price and the liquidity of the notes.

USE OF PROCEEDS

We expect to receive net proceeds from this offering of approximately $      million, after deducting underwriting discounts and estimated offering expenses, or approximately $      billion if the underwriters exercise their over-allotment option in full. We currently intend to use the net proceeds of the offering for general corporate purposes, including (1) the repayment at maturity or repurchase, from time to time, of a portion of our outstanding $1.15 billion 2006 Notes, which bear interest at a rate of 1% per annum and mature on May 15, 2013; (2) capital expenditures for new and existing manufacturing facilities; (3) development of new technologies; (4) general working capital; and (5) other non-manufacturing capital expenditures. The net proceeds may also be used to fund strategic investments or acquisitions of products, technologies or complementary businesses or to obtain the right or license to use additional technologies. We currently have no such commitments or agreements for any specific acquisitions, investments or licenses. In addition, we intend to use approximately $      million of the net proceeds of this offering to fund the cost to us of the convertible note hedge transactions (after taking into account the proceeds to us from the warrant transactions) entered into in connection with this offering. See “Description of Concurrent Convertible Note Hedge Transactions and Warrant Transactions.”

Our management will have broad discretion as to the application of the net offering proceeds. Pending their ultimate use, we expect to invest the net proceeds to us from this offering in interest bearing, investment grade securities.

PRICE RANGE OF COMMON STOCK

Market for Our Common Stock

Our common stock is traded on the NASDAQ Global Select Market under the symbol “SNDK.” The following table summarizes the high and low sale prices for our common stock for the fiscal periods indicated as reported on the NASDAQ Global Select Market.

	High	Low

2008
First Quarter	$33.73	$19.54
Second Quarter	$33.17	$18.95
Third Quarter	$23.50	$13.06
Fourth Quarter	$21.82	$5.07
2009
First Quarter	$13.50	$7.53
Second Quarter	$16.72	$11.87
Third Quarter	$23.20	$13.02
Fourth Quarter	$31.18	$19.18
2010
First Quarter	$36.25	$24.90
Second Quarter	$50.55	$34.00
Third Quarter (through August 17, 2010)	$46.80	$39.45

On August 17, 2010, the last reported sale price for our common stock on the NASDAQ Global Select Market was $43.57 per share.

Holders

As of August 13, 2010, we had approximately 359 stockholders of record.

DIVIDEND POLICY

We have never paid or declared any cash dividends and do not anticipate paying any cash dividends in the foreseeable future. The decision whether to pay cash dividends will be made by our board of directors in light of conditions then existing, including our results of operations, financial condition and requirements, business conditions, covenants under loan agreements and other contractual arrangements, and other factors.

CAPITALIZATION

The following table sets forth our cash and cash equivalents, short-term marketable securities and capitalization as of July 4, 2010:

•	on an actual basis; and

•	on an as adjusted basis to give effect to the receipt of the net proceeds from the sale of the notes in this offering, after deducting underwriting discounts and commissions and estimated offering expenses payable by us and the use of approximately $ million of the net proceeds for the convertible note hedge transactions and the warrants entered into in connection with this offering.

You should read this table in conjunction with our unaudited condensed consolidated financial statements and the notes to those statements, which are incorporated by reference in this prospectus supplement.

	As of July 4, 2010
	Actual	As Adjusted
	(unaudited, in thousands, except share and per share amounts)

Cash and cash equivalents	$1,237,011	$

Short-term marketable securities	$1,190,562	$

Convertible senior notes due 2013(1)(2)	$963,438	$

Convertible senior notes offered hereby(1)(2)	—

Stockholders’ equity:
Preferred stock, $0.001 par value per share; 4,000,000 shares authorized, 2,000,000 shares designated Series A Junior Participating Preferred Stock, remainder are undesignated; no shares issued or outstanding, actual and as adjusted	—
Common stock, $0.001 par value per share; 800,000,000 shares authorized, 233,071,767 shares issued and outstanding, actual and as adjusted	233
Capital in excess of par value	4,394,832
Accumulated earnings	5,096
Accumulated other comprehensive income	171,649

Total stockholders’ equity	4,571,810
Total non-controlling interests	(2,959)

Total equity	4,568,851

Total capitalization	$5,532,289	$

(1)	In accordance with ASC 470-20, the allocated value of the feature to convert the debt into common stock is reported as a component of stockholders’ equity. The debt is reported at a discount to the face amount resulting in a decrease in the amount of debt with an increase in equity reported in our financial statements. The amount of debt reported will accrete up to the face amount over the expected term of the debt. The determination of the debt and equity components for the convertible senior notes offered hereby has been estimated but is subject to change based upon the completion of our analysis of non-convertible debt interest rates. ASC 470-20 does not affect the actual amount that we are required to repay.

(2)	The aggregate principal amount of the outstanding convertible senior notes due 2013 is $1.15 billion and the carrying amount of $963.4 million is net of unamortized interest discount of $186.6 million. The aggregate principal amount of the convertible senior notes offered hereby is $1.0 billion and the carrying amount of $ million is net of unamortized interest discount of $ million.

This table excludes the following shares:

•	23,025,954 shares of common stock issuable upon exercise of options and stock appreciation rights outstanding at a weighted average exercise price of $30.86 per share as of July 4, 2010;

•	1,626,570 shares of common stock issuable upon vesting of restricted stock and restricted stock units outstanding as of July 4, 2010;

•	a total of 9,663,035 shares of common stock reserved for future issuance under our stock option and employee stock purchase plans as of July 4, 2010;

•	13,963,990 shares of common stock issuable upon conversion of the convertible senior notes due 2013;

•	13,963,990 shares of common stock issuable upon exercise of the warrants from the 2006 hedge transactions at an exercise price of $95.03 per share;

•	shares of common stock initially issuable upon conversion of the notes offered hereby; and

•	shares of common stock issuable upon exercise of the warrants entered into in connection with this offering.

DESCRIPTION OF THE NOTES

We will issue the notes under an indenture to be dated as of August   , 2010 between us and The Bank of New York Mellon Trust Company, N.A., as trustee. The terms of the notes include those expressly set forth in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended.

The following description is a summary of the material provisions of the notes and the indenture and does not purport to be complete. This summary is subject to and is qualified by reference to all the provisions of the notes and the indenture, including the definitions of terms used in the indenture. We urge you to carefully read the entire indenture because it, and not this description, defines your rights as a holder of the notes. You may request a copy of the indenture from us. A copy of the indenture will be filed by us with the SEC and will be available as described under the heading “Where You Can Find More Information” in the prospectus accompanying this prospectus supplement.

For purposes of this description, references to the “Company,” “we,” “our” and “us” refer only to SanDisk Corporation and not to our subsidiaries.

General

The notes:

•	will be:

•	our general unsecured obligations;

•	equal in right of payment with any other senior unsecured indebtedness of ours;

•	senior in right of payment to any indebtedness that is contractually subordinated to the notes;

•	structurally subordinated to the claims of our subsidiaries’ creditors, including trade creditors; and

•	effectively subordinated to any secured indebtedness to the extent of the value of the collateral securing such indebtedness. See “Risk Factors — Risks Related to this Offering — We Have Significant Financial Obligations Related to Our Ventures with Toshiba Which Could Impact Our Ability to Comply with Our Obligations Under the Notes.”

•	will be limited to an aggregate principal amount of $1.0 billion, or $1.15 billion if the underwriters exercise their overallotment option to purchase additional notes in full, except as set forth below;

•	mature on August 15, 2017, unless earlier converted or repurchased;

•	will be issued without interest coupons, in denominations of $2,000 and integral multiples of $1,000 in excess thereof; and

•	will be represented by one or more registered notes in global form, but in certain limited circumstances may be represented by notes in definitive form.

The indenture does not limit the amount of debt that may be issued by us or our subsidiaries under the indenture or otherwise. See “Risk Factors — Risks Related to this Offering — Because We Have Made Only Limited Covenants in the Indenture for the Notes, and the Terms of the Notes Do not Provide Protection Against Some Types of Important Corporate Events, these Limited Covenants and Protections Against Certain Types of Important Corporate Events May not Protect Your Investment.” Our subsidiaries will not guarantee any of our obligations under the notes.

The notes are convertible as described below under “— Conversion Rights.”

The notes will be issued only in denominations of $2,000 and integral multiples of $1,000 in excess thereof. We use the term “note” in this prospectus supplement to refer to each $1,000 principal amount of notes.

We may, from time to time and without prior notice to or the consent of the holders, reopen the notes and issue additional notes under the indenture with the same terms and with the same CUSIP number as the notes offered hereby in an unlimited aggregate principal amount, so long as the additional notes are fungible with the notes offered hereby for U.S. federal income tax purposes. We may also from time to time repurchase the notes in tender offers, open market purchases or negotiated transactions without prior notice to holders.

The registered holder of a note will be treated as the owner of it for all purposes.

Other than restrictions described under “— Designated Event Permits Holders to Require Us to Purchase Notes” and “— Consolidation, Merger and Sale of Assets” below, and except for the provisions set forth under “— Conversion Rights — Conversion Rate Adjustments — Adjustment to Shares Delivered upon Conversion upon Fundamental Change,” the indenture does not contain any covenants or other provisions designed to afford holders of the notes protection in the event of a highly leveraged transaction involving us or in the event of a decline in our credit rating as the result of a takeover, recapitalization, highly leveraged transaction or similar restructuring involving us that could adversely affect holders. See “Risk Factors — Risks Related to this Offering.”

Payments on the Notes; Paying Agent and Registrar

We will pay the principal of and interest on certificated notes at the office or agency designated by us maintained for that purpose in the Borough of Manhattan, The City of New York, or, at the option of a holder, at a corporate trust office of the trustee. We have initially designated a corporate trust office of the trustee as our paying agent and registrar and its agency in New York, New York as a place where notes may be presented for payment or for registration of transfer. We may, however, change the paying agent or registrar without prior notice to the holders of the notes, and we may act as paying agent or registrar. We will pay the principal of and interest on certificated notes in the legal tender of the United States of America; provided, however, interest may be paid by check mailed to a holder’s address as it appears in the note register. With respect to any holder with an aggregate principal amount of notes in excess of $1,000,000, at the application of such holder in writing to us (which application shall remain in effect until the holder provides written notice to the contrary), we will pay interest on such holder’s certificated notes by wire transfer in immediately available funds to such holder’s account in the United States supplied by such holder from time to time to the trustee and paying agent (if different from the trustee) not later than the applicable record date.

We will pay the principal of and interest on notes in global form registered in the name of or held by The Depository Trust Company, or DTC, or its nominee by wire transfer in immediately available funds in accordance with the wire transfer instructions supplied by DTC or its nominee from time to time to the trustee and paying agent (if different from trustee).

Transfer and Exchange

A holder of notes may transfer or exchange notes at the office of the registrar in accordance with the indenture. The registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents. No service charge will be imposed by us, the trustee or the registrar for any registration of transfer or exchange of notes, but we may require a holder to pay a sum sufficient to cover any transfer tax or other similar governmental charge required by law or permitted, by the indenture. We are not required to transfer or exchange any note selected or surrendered for conversion.

Interest

The notes will bear interest at a rate of     % per year from August   , 2010, or from the most recent date to which interest has been paid or duly provided for. Interest will be payable semiannually in arrears on February 15 and August 15 of each year, beginning February 15, 2011. We may, at our election, pay additional interest under the circumstances described under “— Events of Default.”

Interest will be paid to the person in whose name a note is registered at 5:00 p.m., New York City time, on February 1 or August 1, as the case may be, immediately preceding the relevant interest payment date. Interest on the notes will be computed on the basis of a 360-day year composed of twelve 30-day months.

The notes will not be redeemable by us prior to maturity. No sinking fund is provided for the notes.

Conversion Rights

General

Upon the occurrence of any of the conditions described under the headings “— Conversion Upon Satisfaction of Trading Price Condition,” “— Conversion Based on Common Stock Price” and “— Conversion upon Specified Corporate Transactions,” holders may convert each of their notes initially at an initial conversion rate of             shares of common stock per $1,000 principal amount of notes, which is equivalent to a conversion price of approximately $      per share of common stock, at any time prior to 5:00 p.m., New York City time, on the scheduled trading day immediately preceding May 15, 2017. On and after May 15, 2017, holders may convert each of their notes at the conversion rate regardless of the conditions described under the headings “— Conversion Upon Satisfaction of Trading Price Condition,” “— Conversion Based on Common Stock Price” and “— Conversion upon Specified Corporate Transactions” until 5:00 p.m., New York City time, on the second scheduled trading day immediately preceding the maturity date of August 15, 2017.

The conversion rate and the equivalent conversion price in effect at any given time are referred to as the “applicable conversion rate” and the “applicable conversion price,” respectively, and will be subject to adjustment as described below. The conversion price at any given time will be computed by dividing $1,000 by the applicable conversion rate at such time. A holder may convert fewer than all of such holder’s notes so long as the notes converted are an integral multiple of $1,000 principal amount; provided that the remaining principal amount of any note so converted is $2,000 or an integral multiple of $1,000 in excess thereof.

Upon conversion, you will not receive any separate cash payment for accrued and unpaid interest unless such conversion occurs between a regular record date and the interest payment date to which it relates. Our settlement of conversions as described below under “— Payment upon Conversion” will be deemed to satisfy our obligation to pay:

•	the principal amount of the note; and

•	accrued and unpaid interest to, but not including, the conversion date.

As a result, accrued and unpaid interest to, but not including, the conversion date will be deemed to be paid in full rather than cancelled, extinguished or forfeited.

Notwithstanding the preceding paragraph, if notes are converted after 5:00 p.m., New York City time, on a record date, holders of such notes at 5:00 p.m., New York City time, on the record date will receive the interest payable on such notes on the corresponding interest payment date notwithstanding the conversion. Notes, upon surrender for conversion during the period from 5:00 p.m., New York City time, on any regular record date to 9:00 a.m., New York City time, on the immediately following interest payment date, must be accompanied by funds equal to the amount of interest payable on the notes so converted; but no such payment need be made:

•	for conversions following the regular record date immediately preceding the maturity date;

•	if we have specified a designated event purchase date as defined below that is after a record date and on or prior to the corresponding interest payment date; or

•	to the extent of any overdue interest, if any overdue interest exists at the time of conversion with respect to such notes.

If a holder converts notes, we will pay any documentary, stamp or similar issue or transfer tax due on the issue of any shares of our common stock upon the conversion, unless the tax is due because the holder requests any shares to be issued in a name other than the holder’s name, in which case the holder will pay that tax.

Conversion upon Satisfaction of Trading Price Condition

Prior to 5:00 p.m., New York City time, on the business day immediately prior to May 15, 2017, a holder may surrender all or a portion of its notes for conversion during the five business day period after any five consecutive trading day period (the “measurement period”) in which the “trading price” per $1,000 principal amount of notes was less than 98% of the product of the last reported sale price of our common stock and the conversion rate for such date, subject to compliance with the procedures and conditions described below concerning the bid solicitation agent’s obligation to make a trading price determination.

The “trading price” of the notes on any date of determination means the average of the secondary market bid quotations obtained by the bid solicitation agent for $2.0 million principal amount of the notes at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers we select, which may include any or all of the underwriters; but if three such bids cannot reasonably be obtained by the bid solicitation agent, but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the bid solicitation agent, that one bid shall be used. If the bid solicitation agent cannot obtain at least one bid for $2.0 million principal amount of the notes from a nationally recognized securities dealer, then the trading price per $1,000 principal amount of notes will be deemed to be less than 98% of the product of the last reported sale price of our common stock and the applicable conversion rate on such determination date. Any such determination will be conclusive absent manifest error. If (a) the Company is not acting as bid solicitation agent, and the Company does not, when required to, instruct the bid solicitation agent to obtain bids, or if the Company gives such instruction to the bid solicitation agent, and the bid solicitation agent fails to make such determination, or (b) the Company is acting as bid solicitation agent and the Company fails to make such determination, then, in either case, the “trading price” per $1,000 principal amount of rates shall be deemed to be less than 98% of the product of the last reported sale price of our common stock and the conversion rate on each trading day of such failure.

In connection with any conversion upon satisfaction of the above trading pricing condition, the bid solicitation agent shall have no obligation to determine the trading price of the notes unless we have requested such determination; and we will have no obligation to make such request unless a holder of at least $1.0 million aggregate principal amount of the notes provides us with reasonable evidence that the trading price per $1,000 principal amount of notes would be less than 98% of the product of the last reported sale price of our common stock and the applicable conversion rate. At such time, we shall instruct the trustee to determine the trading price of the notes beginning on the next trading day and on each successive trading day until the trading price per $1,000 principal amount of notes is greater than or equal to 98% of the product of the last reported sale price of our common stock and the applicable conversion rate.

If the trading price condition has been met, we shall so notify the holders of the notes. If, at any point after the trading price condition has been met, the trading price per $1,000 principal amount of notes is greater than 98% of the product of the last reported sale price of our common stock and the conversion rate for such date, we shall so notify the holders of notes.

The “bid solicitation agent” means us or such other person (including the trustee) as may be appointed, from time to time, by the Company to solicit bids for the trading price of the notes. The trustee shall initially act as the bid solicitation agent.

The “last reported sale price” of our common stock on any date means the closing sale price per share, or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices, on that date as reported by the NASDAQ Global Select Market, or if our common stock is not then traded on the NASDAQ Global Select Market, on the principal U.S. national or regional securities exchange on which it is then listed, if any. If our common stock is not reported by the NASDAQ Global Select Market or listed on a U.S. national or regional securities exchange on the relevant date, the “last reported sale price” will be the last quoted bid price for our common stock in the over-the-counter market on the relevant date as reported by the National Quotation Bureau or similar organization. If our common stock is not so quoted, the last reported sale price will be the average of the mid-point of the last bid and ask prices for our common stock on the relevant date from each of at least three nationally recognized independent investment banking firms, which may include any or all of the underwriters, selected by us for this purpose. Any such determination will be conclusive absent manifest error.

“Trading day” means a day during which (i) trading in our common stock generally occurs, (ii) there is no market disruption event as defined below and (iii) a last reported sale price for our common stock, other than a last reported sale price referred to in the next-to-last sentence of the definition of such term, is available for such day.

“Market disruption event” means the occurrence or existence for more than one-half hour period in the aggregate on any scheduled trading day for our common stock of any suspension or limitation imposed on trading by reason of movements in price exceeding limits permitted by the NASDAQ Global Select Market or otherwise in our common stock or in any options, contracts or future contracts relating to our common stock, and such suspension or limitation occurs or exists at any time before 1:00 p.m., New York City time, on such day.

Conversion Based On Common Stock Price

Prior to 5:00 p.m., New York City time, on the business day immediately prior to May 15, 2017, a holder may surrender notes for conversion during any calendar quarter after the calendar quarter ending September 30, 2010, if the last reported sale price of our common stock for 20 or more trading days (whether or not consecutive) in a period of 30 consecutive trading days ending on the last trading day of the immediately preceding calendar quarter exceeds 130% of the applicable conversion price in effect on the last trading day of the immediately preceding calendar quarter.

Conversion upon Specified Corporate Transactions

Prior to 5:00 p.m., New York City time, on the business day immediately prior to May 15, 2017, if we elect to:

•	distribute to all or substantially all holders of our common stock certain rights entitling them to purchase, for a period expiring within 60 days after the record date of the distribution, shares of our common stock at a price per share less than the average of the last reported sale prices of a share of our common stock over the ten consecutive trading-day period ending on the trading day immediately preceding the declaration date of the distribution; or

•	distribute to all or substantially all holders of our common stock our assets, debt securities or certain rights to purchase our securities, which distribution has a per share value as determined by our board of directors exceeding 10% of the last reported sale price of our common stock on the day preceding the declaration date for such distribution, we must notify the holders of the notes at least 20 business days prior to the ex-dividend date for such distribution. Once we have given such notice, holders may surrender their notes for conversion at any time until the earlier of 5:00 p.m., New York City time, on the business day immediately prior to the ex-dividend date or our announcement that such distribution will not take place, even if the notes are not otherwise convertible at such time.

The ex-dividend date is the first date upon which a sale of the common stock does not automatically transfer the right to receive the relevant dividend from the seller of the common stock to its buyer. You may not exercise this right if you may participate in the distribution without having to convert your notes.

In addition, if, prior to 5:00 p.m., New York City time, on the business day immediately prior to May 15, 2017, we are party to any transaction or event that constitutes a designated event, a holder may surrender notes for conversion at any time from and after the 30th scheduled trading day prior to the anticipated effective date of such transaction or event until the repurchase date corresponding to such designated event, and if such designated event constitutes a fundamental change, will be entitled to receive extra shares upon any conversion as described below under “— Adjustment to Shares Delivered Upon Conversion Upon Fundamental Change.”

You will also have the right to convert your notes if, prior to 5:00 p.m., New York City time, on the business day immediately prior to May 15, 2017, we are a party to a combination, merger, binding share exchange or sale or conveyance of all or substantially all of our property and assets, in each case pursuant to which our common stock would be converted into cash, securities and/or other property that does not also constitute a designated event. In such event, you will have the right to convert your notes at any time beginning 15 calendar days prior to the date that is the actual effective date of such transaction and ending on the 15th calendar day following the effective date of such transition. We will notify holders at least 20 calendar days prior to the anticipated effective date of such transaction. If the transaction also constitutes a designated event, in lieu of the conversion right described in this paragraph, you will have the conversion right described in the preceding paragraph and you will have the right to require us to repurchase your notes as set forth below under “— Designated Event Permits Holders to Require Us to Purchase Notes.”

Conversion Procedures

If you hold a beneficial interest in a global note, to convert you must comply with DTC’s procedures for converting a beneficial interest in a global note and, if required, pay funds equal to interest payable on the next interest payment date to which you are not entitled and, if required, pay all taxes or duties, if any.

If you hold a certificated note, to convert you must:

•	complete and manually sign the conversion notice on the back of the note, or a facsimile of the conversion notice;

•	deliver the conversion notice, which is irrevocable, and the note to the conversion agent;

•	if required, furnish appropriate endorsements and transfer documents;

•	if required, pay all transfer or similar taxes; and

•	if required, pay funds equal to interest payable on the next interest payment date to which you are not entitled.

The date you comply with these requirements is the “conversion date” under the indenture.

If a holder has already delivered a purchase notice as described under “— Designated Event Permits Holders to Require Us to Purchase Notes” with respect to a note, the holder may not surrender that note for conversion until the holder has withdrawn the notice in accordance with the indenture, except to the extent that a portion of the holder’s note is not subject to such designated event purchase notice.

Payment upon Conversion

We will settle conversion of all notes validly tendered for conversion in cash and shares of our common stock, if applicable. We will settle each $1,000 principal amount of notes being converted by delivering, on the third trading day immediately following the last day of the related observation period, cash and shares of our common stock, if any, equal to the sum of the daily settlement amounts as defined below for each of the 20 trading days during the related observation period.

The “observation period” with respect to any note means (1) if the relevant conversion date occurs prior to the 25th scheduled trading day preceding August 15, 2017, the 20 consecutive trading-day period beginning on and including the second trading day after you validly deliver your conversion notice to the conversion agent, and (2) if the relevant conversion date occurs on or after the 25th scheduled trading day preceding August 15, 2017, the 20 consecutive trading days beginning on the 22nd scheduled trading day immediately preceding August 15, 2017.

The “daily settlement amount,” for each of the 20 trading days during the observation period, shall consist of:

•	cash equal to the lesser of (x) $50 and (y) the daily conversion value relating to such day; plus

•	if such daily conversion value exceeds $50, a number of shares equal to (A) the difference between such daily conversion value and $50, divided by (B) the daily VWAP of our common stock for such day (the “deliverable stock”).

The “daily conversion value” means, for each of the 20 consecutive trading days during the observation period, 1/20 of the product of (1) the applicable conversion rate and (2) the daily VWAP of our common stock, or the consideration into which our common stock has been converted in connection with certain corporate transactions, on such day. Any such determination will be conclusive absent manifest error.

The “daily VWAP” for our common stock means, for each of the 20 consecutive trading days during the observation period, the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page [SNDK <equity> AQR] in respect of the period from 9:30 a.m. to 4:00 p.m., New York City time, on such trading day, or if such volume-weighted average price is unavailable, the market value of one share of our common stock on such trading day as our board of directors determines in good faith using a volume-weighted method.

We will deliver cash in lieu of any fractional shares of common stock issuable in connection with payment of the amounts above based on the last reported sale price of our common stock on the last day of the applicable observation period.

The indenture requires us to pay the principal portion of the conversion amount of the notes in cash, and we may be required to pay cash for all or a significant portion of the total principal amount of the notes as a result of conversions after the occurrence of any of the events referred to above. See “Risk Factors — Risks Related to this Offering.” While we do not currently have any debt or other agreements that would restrict our ability to pay the principal amount of the notes in cash, we may enter into such an agreement in the future which may limit or prohibit our ability to make any such payment. Our failure to pay the principal amount of the notes when converted would result in an event of default with respect to the notes.

Conversion Rate Adjustments

The conversion rate will be adjusted as described below, except that we will not make any adjustments to the conversion rate if holders of the notes participate, as a result of holding the notes, in any of the transactions described below without having to convert their notes. We will agree in the indenture to not take any corporate action which would result in the conversion rate being adjusted as described below during the period beginning on the 25th scheduled trading day preceding August 15, 2017 and ending on August 15, 2017, other than any conversion rate adjustments resulting from the payment of regular recurring cash dividends, so long as such dividends are not established or increased during such period.

Adjustment Events.

(1) If we issue shares of our common stock as a dividend or distribution on all or substantially all of our shares of our common stock, or if we effect a share split or share combination, the conversion rate will be adjusted based on the following formula:

CR’ = CR0	×	OS’ OS0

where,

CR0 = the conversion rate in effect immediately prior to the “ex-date” for such event;

CR’ = the conversion rate in effect immediately after the “ex-date” for such event;

OS0 = the number of shares of our common stock outstanding immediately prior to the “ex-date” for such event; and

OS’ = the number of shares of our common stock outstanding immediately after the “ex-date” for such event.

Such adjustment shall become effective immediately after 9:00 a.m., New York City time, on the “ex-date” for such dividend, distribution, split or combination. If any dividend or distribution of the type described in this clause (1) is declared but not so paid or made, or the outstanding shares of common stock are not subdivided or combined, as the case may be, the conversion rate shall be immediately readjusted, effective as of the date our board of directors determines not to pay such dividend or distribution, or subdivide or combine the outstanding shares of common stock, as the case may be, to the conversion rate that would then be in effect if such dividend, distribution, subdivision or combination had not been declared.

(2) If we issue to all or substantially all holders of our common stock any rights or warrants entitling them for a period of not more than 60 calendar days to subscribe for or purchase shares of our common stock, at a price per share less than the average of the last reported sale prices of our common stock over the ten consecutive trading-day period ending on the business day immediately preceding the date of announcement of such issuance, the conversion rate will be adjusted based on the following formula, provided that the conversion rate will be readjusted to the extent that such rights or warrants are not exercised prior to their expiration:

CR’ = CR0	×	OS0 + X OS0 + Y

where,

CR0 = the conversion rate in effect immediately prior to the “ex-date” for such event;

CR’ = the conversion rate in effect immediately after the “ex-date” for such event;

OS0 = the number of shares of our common stock outstanding immediately prior to the “ex-date” for such event;

X  = the total number of shares of our common stock issuable pursuant to such rights; and

Y  = the number of shares of our common stock equal to the aggregate price payable to exercise such rights, warrants or convertible securities divided by the average of the last reported sale prices of our common stock over the ten consecutive trading-day period ending on the business day immediately preceding the “ex-date” relating to such distribution for the issuance of such rights or warrants.

Such adjustment shall be successively made whenever any such rights, warrants or convertible securities are issued and shall become effective immediately after 9:00 a.m., New York City time, on the business day following the date fixed for such determination. If such rights, warrants or convertible securities are not so issued, the conversion rate shall again be adjusted to be the conversion rate that would then be in effect if such record date for such distribution had not been fixed. To the extent that shares of common stock are not delivered after the expiration of such rights, warrants or convertible securities, the conversion rate shall be readjusted to the conversion rate that would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of common stock actually delivered.

In determining whether any rights, warrants or convertible securities entitle the holders to subscribe for or purchase shares of common stock at less than such average of the last reported sale prices, and in determining the aggregate offering price of such shares of common stock, there shall be taken into account any consideration received by the company for such rights or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by our board of directors.

(3) If we distribute, by dividend or otherwise, shares of our capital stock, evidences of our indebtedness or other assets or property of ours to all or substantially all holders of our common stock, excluding:

•	dividends or distributions and rights or warrants referred to in clause (1) or (2) above;

•	dividends or distributions paid exclusively in cash referred to in clause (4) below; and

•	as described below in this clause (3) with respect to spin-offs;

then the conversion rate will be adjusted based on the following formula:

CR’ = CR0	×	SP0 SP0 − FMV

where,

CR0  = the conversion rate in effect immediately prior to the “ex-date” for such distribution;

CR’  = the conversion rate in effect immediately after the “ex-date” for such distribution;

SP0  = the average of the last reported sale prices of our common stock over the ten consecutive trading-day period ending on the business day immediately preceding the “ex-date” relating to such distribution; and

FMV = the fair market value as determined by our board of directors of the shares of capital stock, evidences of indebtedness, assets or property distributed with respect to each outstanding share of our common stock on the “ex-date” relating to such distribution.

Such adjustment shall become effective immediately prior to 4:00 a.m., New York City time, on the business day following the date fixed for the determination of stockholders entitled to receive such distribution; provided that if the then fair market value (as so determined) of the portion of any of such shares of capital stock, indebtedness, or other asset or property so distributed applicable to one share of common stock is equal to or greater than SP0 as set forth above, in lieu of the foregoing adjustment, adequate provision shall be made so that each holder shall have the right to receive, for each $1,000 principal amount of notes upon conversion, the amount of any of such shares of capital stock, indebtedness, or other asset or property such holder would have received had such holder owned a number of shares of common stock equal to the conversion rate on the record date for such distribution. If such dividend or distribution is not so paid or made, the conversion rate shall again be adjusted to be the conversion rate that would then be in effect if such dividend or distribution had not been declared. If our board of directors determines the fair market value of any distribution for purposes of this clause (3) by reference to the actual or when issued trading market for any securities, it must in doing so consider the prices in such market over the same period used in determining SP0 above. With respect to an adjustment pursuant to this clause (3) where there has been a payment of a dividend or other distribution on our common stock in shares of capital stock of any class or series, or similar equity interest, of or relating to a subsidiary or other business unit, which we refer to as a “spin-off,” the conversion rate in effect immediately before 5:00 p.m., New York City time, on the record date fixed for determination of stockholders entitled to receive the distribution will be increased based on the following formula:

CR’ = CR0	×	FMV0 + MP0 MP0

where,

CR0  = the conversion rate in effect immediately prior to such distribution;

CR’ = the conversion rate in effect immediately after such distribution;

FMV0 = the average of the last reported sale prices of the capital stock or similar equity interest distributed to holders of our common stock applicable to one share of our common stock over the first ten consecutive trading-day period from, and including, the effective date of the spin-off; and

MP0 = the average of the last reported sale prices of our common stock over the first ten consecutive trading-day period from, and including, the effective date of the spin-off.

The adjustment to the conversion rate under the preceding paragraph will occur on the tenth trading day from, and including, the effective date of the spin-off; provided that in respect of any conversion within the ten trading days from, and including, the effective date of such spin-off, references within this clause (3) to ten trading days shall be deemed replaced with such lesser number of trading days as have elapsed between such spin-off and the conversion date in determining the applicable conversion rate.

Rights or warrants distributed by us to all holders of our common stock, entitling the holders thereof to subscribe for or purchase shares of our capital stock, including common stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events: (i) are deemed to be transferred with such shares of common stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of common stock, shall be deemed not to have been distributed for purposes of clauses (1) through (5) (and no adjustment to the conversion rate under such clauses will be required) until the occurrence of the earliest such event, whereupon such rights and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the conversion rate shall be made under this clause (3). If any such right or warrant, including any such existing rights or warrants distributed prior to the date of the indenture, are subject to events, upon the occurrence of which such rights or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and record date with respect to new rights or warrants with such rights (and a termination or expiration of the existing rights or warrants without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any specified event or events previously referred to in this paragraph or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the conversion rate under clauses (1) through (5) was made, (a) in the case of any such rights or warrants that shall all have been redeemed or repurchased without exercise by any holders thereof, the conversion rate shall be readjusted upon such final redemption or repurchase to give effect to such distribution or specified event or events, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of common stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of common stock as of the date of such redemption or repurchase, and (b) in the case of such rights or warrants that shall have expired or been terminated without exercise by any holders thereof, the conversion rate shall be readjusted as if such rights and warrants had not been issued.

For purposes of this clause (3), clause (1) and clause (2), any dividend or distribution to which this clause (3) is applicable that also includes shares of common stock to which clause (1) applies or rights or warrants to subscribe for or purchase shares of common stock to which clause (1) or clause (2) applies (or both), shall be deemed instead to be (i) a dividend or distribution of the evidences of indebtedness, assets or shares of capital stock other than such shares of common stock or rights or warrants to which clause (2) applies (and any conversion rate adjustment required by this clause (3) with respect to such dividend or distribution shall then be made) immediately followed by (ii) a dividend or distribution of such shares of common stock or such rights or warrants (and any further conversion rate adjustment required by clause (1) and clause (2) with respect to such dividend or distribution shall then be made), except (A) the record date of such dividend or distribution shall be substituted as “the record date” and “the date fixed for such determination” and (B) any shares of common stock included in such dividend or distribution shall not be deemed “outstanding immediately prior to such event” within the meaning of clause (1).

(4) If we pay any cash dividend or distribution to all or substantially all holders of our common stock, the conversion rate will be adjusted based on the following formula:

CR’ = CR0	×	SP0 SP0 – C

where,

CR0 = the conversion rate in effect immediately prior to the “ex-date” for such distribution;

CR’ = the conversion rate in effect immediately after the “ex-date” for such distribution;

SP0  = the last reported sale price of our common stock on the trading day immediately preceding the “ex-date” relating to such distribution; and

C    = the amount in cash per share we distribute to holders of our common stock.

Such adjustment shall become effective immediately after 5:00 p.m., New York City time, on the record date for such dividend or distribution; provided that if the portion of the cash so distributed applicable to one share of common stock is equal to or greater than SP0 as above, in lieu of the foregoing adjustment, adequate provision shall be made so that each noteholder shall have the right to receive upon conversion of a note (or any portion thereof) the amount of cash such holder would have received had such holder owned a number of shares equal to the conversion rate on the record date. If such dividend or distribution is not so paid or made, the conversion rate shall again be adjusted to be the conversion rate that would then be in effect if such dividend or distribution had not been declared.

For the avoidance of doubt, for purposes of this clause (4), in the event of any reclassification of the common stock, as a result of which the notes become convertible into more than one class of common stock, if an adjustment to the conversion rate is required pursuant to this clause (4), references in this clause to one share of common stock or last reported sale price of one share of common stock shall be deemed to refer to a unit or to the price of a unit consisting of the number of shares of each class of common stock into which the notes are then convertible equal to the numbers of shares of such class issued in respect of one share of common stock in such reclassification. The above provisions of this paragraph shall similarly apply to successive reclassifications.

(5) If we or any of our subsidiaries makes a payment in respect of a tender offer or exchange offer for our common stock, to the extent that the cash and value of any other consideration included in the payment per share of common stock exceeds the last reported sale price of our common stock on the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the conversion rate will be increased based on the following formula:

CR’ = CR0	×	AC + (SP’ × OS’) OS0 × SP’

where,

CR0 = the conversion rate in effect on the date such tender or exchange offer expires;

CR’ = the conversion rate in effect on the day next succeeding the date such tender or exchange offer expires;

AC = the aggregate value of all cash and any other consideration as determined by our board of directors paid or payable for shares purchased in such tender or exchange offer;

OS0  = the number of shares of our common stock outstanding immediately prior to the date such tender or exchange offer expires;

OS’ = the number of shares of our common stock outstanding immediately after the date such tender or exchange offer expires; and

SP’  = the average of the last reported sale prices of our common stock over the ten consecutive trading-day period commencing on the trading day next succeeding the date such tender or exchange offer expires.

Such adjustment will become effective immediately prior to the opening of business on the day following the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer. If we are obligated to purchase shares pursuant to any such tender or exchange offer, but we are permanently prevented by applicable law from effecting all or any such purchases or all or any portion of such purchases are rescinded, the conversion rate shall again be adjusted to be the conversion rate that would then be in effect if such tender or exchange offer had not been made or had only been made in respect of the purchases that had been effected. No adjustment to the conversion rate will be made if the application of the foregoing formula would result in a decrease in the conversion rate.

As used in this section, “ex-date” means the first date on which the shares of our common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance or distribution in question.

Except as stated herein, we will not adjust the conversion rate for the issuance of shares of our common stock or any securities convertible into or exchangeable for shares of our common stock or the right to purchase shares of our common stock or such convertible or exchangeable securities.

Events that will Not Result in Adjustments.  The applicable conversion rate will not be adjusted:

•	upon the issuance of any shares of our common stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on our securities and the investment of additional optional amounts in shares of our common stock under any plan;

•	upon the issuance of any shares of our common stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by us or any of our subsidiaries;

•	upon the issuance of any shares of our common stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in the preceding bullet and outstanding as of the date the notes were first issued;

•	for a change in the par value of the common stock; or

•	for accrued and unpaid interest.

Adjustments to the applicable conversion rate will be calculated to the nearest 1/10,000th of a share. We will not be required to make an adjustment in the conversion rate unless the adjustment would require a change of at least 1% in the conversion rate. However, we will carry forward any adjustments that are less than 1% of the conversion rate and make such carried forward adjustments, regardless of whether the aggregate adjustment is less than 1% within one year of the first such adjustment carried forward, upon a designated event, fundamental change or upon maturity. Except as described above in this section or in “— Adjustment to Shares Delivered upon Conversion upon Fundamental Change” below, we will not adjust the conversion rate.

Treatment of Reference Property.  In the event of:

•	any reclassification of our common stock;

•	a consolidation, merger or combination involving us; or

•	a sale or conveyance to another person of all or substantially all of our property and assets,

in each case, in which holders of our outstanding common stock would be entitled to receive cash, securities or other property for their shares of common stock, you will be entitled thereafter to convert your notes into:

•	cash up to the aggregate principal amount thereof; and

•	in lieu of any shares of our common stock otherwise deliverable, the same type and in the same proportions of consideration received by holders of our common stock in the relevant events, or the reference property.

The amount of any reference property you receive will be based on the daily conversion values of reference property and the applicable conversion rate, as described above.

For purposes of the foregoing, the type and amount of consideration that a holder of our common stock would have been entitled to in the case of reclassifications, consolidations, mergers, sales or transfers of assets or other transactions that cause our common stock to be converted into the right to receive more than a single type of consideration determined, based in part upon any form of stockholder election, will be deemed to be the weighted average of the types and amounts of consideration received by the holders of our common stock that affirmatively make such an election. We will agree in the indenture to enter into a supplemental indenture at the time of any such transaction consistent with the foregoing.

Treatment of Rights.  To the extent that we have a rights plan in effect upon conversion of the notes into common stock, you will receive, in addition to any common stock, the rights under the rights plan, unless prior to any conversion, the rights have separated from the common stock, in which case the conversion rate will be adjusted at the time of separation as if we distributed to all holders of our common stock, shares of our capital stock, evidences of indebtedness or assets as described in clause (3) under “— Adjustment Events” above, subject to readjustment in the event of the expiration, termination or redemption of such rights.

Voluntary Increases of Conversion Rate.  We are permitted, to the extent permitted by law, to increase the conversion rate of the notes by any amount for a period of at least 20 days if our board of directors determines that such increase would be in our best interest. We may also, but are not required to, increase the conversion rate to avoid or diminish income tax to holders of our common stock or rights to purchase shares of our common stock in connection with a dividend or distribution of shares or rights to acquire shares or similar event.

Tax Effect.  A holder may, in some circumstances, including the distribution of cash dividends to holders of our shares of common stock, be deemed to have received a distribution or dividend subject to U.S. federal income tax as a result of an adjustment or the nonoccurrence of an adjustment to the conversion rate. For a discussion of the U.S. federal income tax treatment of an adjustment to the conversion rate, see “Material United States Federal Income Tax Considerations.”

Adjustment to Shares Delivered upon Conversion upon Fundamental Change

If you elect to convert your notes at any time on or after the 30th scheduled trading day prior to the anticipated effective date of a “fundamental change” as defined below until the related designated event purchase date, the conversion rate will be increased by an additional number of shares of common stock, or the additional shares, as described below; provided, however, that no increase will be made in the case of a fundamental change if at least 90% of the consideration paid for our common stock (excluding cash payments for fractional shares and cash payments made pursuant to dissenters’ appraisal rights) in such fundamental change transaction consists of shares of capital stock traded on the New York Stock Exchange, the NASDAQ Global Select Market, the NASDAQ Global Market or another U.S. national securities exchange or quoted on an established automated over-the-counter trading market in the United States (or that will be so traded or quoted immediately following the transaction) and, as a result of such transaction or transactions, the notes become convertible solely into such common stock. We will notify holders of the occurrence of any such fundamental change and issue a press release no later than 30 scheduled trading days prior to the anticipated effective date of such transaction. We will settle conversions of notes as described below under “— Settlement of Conversions in a Fundamental Change.”

The number of additional shares by which the conversion rate will be increased will be determined by reference to the table below, based on the date on which the fundamental change occurs or becomes effective, the “effective date,” and the price, the “stock price,” paid per share of our common stock in the fundamental change. If holders of our common stock receive only cash in the fundamental change, the stock price shall be the cash amount paid per share. Otherwise, the stock price shall be the average of the last reported sale prices of our common stock over the five trading-day period ending on the trading day preceding the effective date of the fundamental change.

The stock prices set forth in the first row of the table below will be adjusted as of any date on which the conversion rate of the notes is otherwise adjusted. The adjusted stock prices will equal the stock prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the conversion rate immediately prior to the adjustment giving rise to the stock price adjustment and the denominator of which is the conversion rate as so adjusted. The number of additional shares will be adjusted in the same manner as the conversion rate as set forth under “— Conversion Rate Adjustments.”

The following table sets forth the hypothetical stock price and the number of additional shares to be received per $1,000 principal amount of notes:

Stock Price
Effective Date	$	$	$	$	$	$	$	$	$	$	$	$

August 15, 2010
August 15, 2011
August 15, 2012
August 15, 2013
August 15, 2014
August 15, 2015
August 15, 2016
August 15, 2017

The exact stock prices and effective dates may not be set forth in the table above, in which case:

•	If the stock price is between two stock price amounts in the table or the effective date is between two effective dates in the table, the number of additional shares will be determined by a straight-line interpolation between the number of additional shares set forth for the higher and lower stock price amounts and the two dates, as applicable, based on a 365-day year.

•	If the stock price is greater than $ per share, subject to adjustment, no additional shares will be issued upon conversion.

•	If the stock price is less than $ per share, subject to adjustment, no additional shares will be issued upon conversion.

•	Notwithstanding the foregoing, in no event will the total number of shares of common stock issuable upon conversion exceed per $1,000 principal amount of notes, subject to adjustments in the same manner as the conversion rate as set forth under “— Conversion Rate Adjustments.”

In addition, if you convert your notes prior to the effective date of any fundamental change, and the fundamental change does not occur, you will not be entitled to an increased conversion rate in connection with such conversion.

Our obligation to increase the conversion rate as described above could be considered a penalty, in which case the enforceability thereof would be subject to general principles of economic remedies.

Settlement of Conversions in a Fundamental Change

As described above under “— Conversion Rate Adjustments — Treatment of Reference Property,” upon effectiveness of any fundamental change, the notes will be convertible into reference property or cash and reference property as applicable. If, as described above, we are required to increase the conversion rate by the additional shares as a result of the fundamental change, notes surrendered for conversion will be settled as follows:

•	If the last day of the applicable observation period related to notes surrendered for conversion is prior to the third trading day preceding the effective date of the fundamental change, we will settle such conversion as described under “— Payment upon Conversion” above by delivering the amount of cash and shares of our common stock, if any, based on the conversion rate then in effect without regard to the number of additional shares to be added to the conversion rate as described above, on the third trading day immediately following the last day of the applicable observation period. In addition, as soon as practicable following the effective date of the fundamental change, we will deliver the increase in such amount of cash and reference property deliverable in lieu of shares of our common stock, if any, as if the conversion rate had been increased by such number of additional shares during the related observation period and based upon the related daily VWAP prices during such observation period. If such increased amount results in an increase to the amount of cash to be paid to holders, we will pay such increase in cash, and if such increased settlement amount results in an increase to the number of shares of our common stock, we will deliver such increase by delivering reference property based on such increased number of shares.

•	If the last day of the applicable observation period related to notes surrendered for conversion is on or following the third scheduled trading day preceding the effective date of the fundamental change, we will settle such conversion as described under “— Payment upon Conversion” above based on the conversion rate as increased by the additional shares described above on the later to occur of (1) the effective date of the transaction and (2) third trading day immediately following the last day of the applicable observation period.

Designated Event Permits Holders to Require Us to Purchase Notes

If a designated event as defined below occurs at any time prior to maturity, you will have the right, at your option, to require us to purchase any or all of your notes, or any portion of the principal amount thereof that is equal to $1,000 or an integral multiple of $1,000 (provided that the principal amount of any portion of such note not purchased will be $2,000 or an integral multiple of $1,000 in excess thereof), on a date, the “designated event repurchase date,” of our choosing that is not less than 20 nor more than 35 days after the date of our notice of the designated event. The price we are required to pay is equal to 100% of the principal amount of the notes to be purchased plus accrued and unpaid interest, if any, to but excluding the designated event purchase date unless the designated event purchase date is between a regular record date and the interest payment date to which it relates. Any notes purchased by us will be paid for in cash.

A “designated event” will be deemed to have occurred upon a fundamental change or a termination of trading.

A “fundamental change” will be deemed to have occurred at the time after the notes are originally issued that any of the following occurs:

(1) any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act, acquires beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of transactions, of shares of our capital stock entitling the person to exercise 50% or more of the total voting power of all shares of our capital stock entitled to vote generally in elections of directors, other than an acquisition by us, any of our subsidiaries or any of our employee benefit plans; or

(2) we merge or consolidate with or into any other person, other than a subsidiary, another person merges with or into us, or we convey, sell, transfer or lease all or substantially all of our assets to another person, other than any transaction:

•	that does not result in a reclassification, conversion, exchange or cancellation of our outstanding common stock;

•	pursuant to which the holders of 50% or more of the voting power of all shares of capital stock entitled to vote generally in the election of directors of the Company immediately prior to the transaction have the entitlement to exercise, directly or indirectly, 50% or more of the voting power of all shares of capital stock entitled to vote generally in the election of directors of the continuing or surviving corporation immediately after the transaction; or

•	which is effected solely to change our jurisdiction of incorporation and results in a reclassification, conversion or exchange of outstanding shares of our common stock solely into shares of common stock of the surviving entity.

However, notwithstanding the foregoing, holders of the notes will not have the right to require us to repurchase any notes under clauses (1) or (2) above, and we will not be required to deliver the designated event repurchase right notice incidental thereto, if at least 90% of the consideration paid for our common stock, excluding cash payments for fractional shares and cash payments made pursuant to dissenters’ appraisal rights, in a merger or consolidation or a conveyance, sale, transfer or lease otherwise constituting a fundamental change under clause (2) above consists of shares of common stock traded on the New York Stock Exchange, the NASDAQ Global Select Market, the NASDAQ Global Market or another U.S. national securities exchange or quoted on an established automated over-the-counter trading market in the United States (or will be so traded or quoted immediately following the merger or consolidation) and, as a result of the merger or consolidation, the notes become convertible into such shares of such common stock, excluding cash payments for fractional shares.

For purposes of these provisions, whether a person is a “beneficial owner” will be determined in accordance with Rule 13d-3 under the Exchange Act, and a “person” includes any syndicate or group that would be deemed to be a “person” under Section 13(d)(3) of the Exchange Act.

A “termination of trading” will be deemed to have occurred if our common stock is neither listed for trading on the New York Stock Exchange, the NASDAQ Global Select Market, the NASDAQ Global Market or another U.S. national securities exchange.

On or before the 20th day after the occurrence of a designated event, we will provide to all holders of the notes and the trustee and paying agent a notice of the occurrence of the designated event and of the resulting purchase right. Such notice shall state, among other things:

•	the events causing a designated event and whether such designated event also constitutes a fundamental change;

•	the date of the designated event;

•	the last date on which a holder may exercise the repurchase right;

•	the designated event purchase price or the fundamental change purchase price, if applicable;

•	the designated event purchase date;

•	the name and address of the paying agent and the conversion agent, if applicable;

•	if applicable, the applicable conversion rate and any adjustments to the applicable conversion rate;

•	if applicable, that the notes with respect to which a designated event change purchase notice has been delivered by a holder may be converted only if the holder withdraws the designated event purchase notice in accordance with the terms of the indenture; and

•	the procedures that holders must follow to require us to purchase their notes.

Simultaneously with providing such notice, we will publish a notice containing this information on our website or through such other public medium as we may use at that time.

To exercise the purchase right, you must deliver, on or before the business day immediately preceding the designated event repurchase date, subject to extension to comply with applicable law, the notes to be purchased, duly endorsed for transfer, together with a written purchase notice and the form entitled “Form of Designated Event Purchase Notice” on the reverse side of the notes duly completed, to the paying agent. Your purchase notice must state:

•	if certificated, the certificate numbers of your notes to be delivered for purchase;

•	the portion of the principal amount of notes to be purchased, which must be $1,000 or an integral multiple thereof; and

•	that the notes are to be purchased by us pursuant to the applicable provisions of the notes and the indenture.

If notes are not certificated, the purchase notice must comply with applicable DTC procedures.

You may withdraw any purchase notice in whole or in part by a written notice of withdrawal delivered to the paying agent prior to 5:00 p.m., New York City time, on the designated event purchase date. The notice of withdrawal shall state:

•	the principal amount of the withdrawn notes;

•	if certificated notes have been issued, the certificate numbers of the withdrawn notes, or if not certificated, your notice must comply with appropriate DTC procedures; and

•	the principal amount, if any, which remains subject to the purchase notice.

We will be required to purchase the notes on the designated event repurchase date. You will receive payment of the designated event purchase price promptly following the later of the designated event purchase date or the time of book-entry transfer or the delivery of the notes. If the paying agent holds money or securities sufficient to pay the designated event purchase price of the notes on the business day following the designated event purchase date, then:

•	the notes validly tendered for purchase and not validly withdrawn will cease to be outstanding and interest will cease to accrue on the designated event repurchase date, whether or not book-entry transfer of the notes is made or whether or not the note is delivered to the paying agent; and

•	all other rights of the holder with respect to the notes validly tendered for purchase and not validly withdrawn will terminate on the designated event repurchase date other than the right to receive the designated event purchase price and previously accrued and unpaid interest upon delivery or transfer of the notes.

The purchase rights of the holders could discourage a potential acquirer of us. The designated event purchase price and fundamental change purchase features, however, are not the result of management’s knowledge of any specific effort to obtain control of us by any means or part of a plan by management to adopt a series of anti-takeover provisions.

The definition of fundamental change includes a phrase relating to the conveyance, sale, transfer or lease of “all or substantially all” of our assets. There is no precise, established definition of the phrase “substantially all” under applicable law. Accordingly, the ability of a holder to require us to purchase its notes as a result of the conveyance, sale, transfer or lease of less than all of our assets may be uncertain.

If a designated event were to occur, we may not have the financial resources or be able to arrange for financing to pay such principal amount in connection with the tender of notes for repurchase. While we do not currently have any debt or other agreements that would restrict our ability to pay the principal amount of the notes in cash, we may enter into such an agreement in the future which may limit or prohibit our ability to make any such payment. See “Risk Factors — Risks Related to this Offering — We May be Unable to Repurchase Notes upon the Occurrence of a Designated Event; a Designated Event May Adversely Affect Us or the Notes.” If we fail to purchase the notes when required following a designated event, we will be in default under the indenture. In addition, we have incurred, and may in the future incur, other indebtedness with similar change in control provisions permitting our holders to accelerate or to require us to purchase our indebtedness upon the occurrence of similar events or on some specific dates.

No notes may be purchased at the option of holders upon a designated event if there has occurred and is continuing an event of default other than an event of default that is cured by the payment of the designated event purchase price of the notes.

Consolidation, Merger and Sale of Assets

The indenture provides that we will not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to, another person, unless (i) the resulting, surviving or transferee person, if not the Company, is a person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and such entity, if not the Company, expressly assumes by supplemental indenture all of our obligations under the notes and the indenture; and (ii) immediately after giving effect to such transaction, no default has occurred and is continuing under the indenture. Upon any such consolidation, merger or transfer, the resulting, surviving or transferee person shall succeed to, and may exercise every right and power of, the Company under the indenture.

Although these types of transactions are permitted under the indenture, certain of the foregoing transactions could constitute a designated event as defined above permitting each holder to require us to purchase the notes of such holder as described above.

Events of Default

Each of the following is an Event of Default:

(1) default in any payment of interest on any note when due and payable and the default continues for a period of 30 days;

(2) default in the payment of principal of any note when due and payable at its stated maturity, upon required repurchase, upon declaration or otherwise;

(3) failure by us to comply with our obligation to convert the notes in accordance with the indenture upon exercise of a holder’s conversion right and the default continues for a period of three business days;

(4) failure by us to comply with our obligations under “— Consolidation, Merger and Sale of Assets;”

(5) failure by us to issue a designated event notice when due;

(6) failure by us for 60 days after written notice from the trustee or the holders of at least 25% in principal amount of the notes then outstanding has been received to comply with any of our other agreements contained in the notes or indenture;

(7) default by us or any majority owned subsidiary in the payment of the principal or interest on any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced any debt for money borrowed in excess of $75 million in the aggregate of the Company and/or any subsidiary, whether such debt now exists or shall hereafter be created, which default results in such debt becoming or being declared due and payable, and such acceleration shall not have been rescinded or annulled within 30 days after written notice of such acceleration has been received by us or such subsidiary; or

(8) certain events of bankruptcy, insolvency, or reorganization of the Company or any of our significant subsidiaries as defined in Rule 1-02 of Regulation S-X promulgated by the SEC as in effect on the original date of issuance of the notes (the “bankruptcy provisions”).

If an Event of Default occurs and is continuing, the trustee by notice to us, or the holders of at least 25% in principal amount of the outstanding notes by notice to us and the trustee, may, and the trustee at the request of such holders shall, declare 100% of the principal of and accrued and unpaid interest on all the notes to be due and payable. Upon such a declaration, such principal and accrued and unpaid interest will be due and payable immediately. However, upon an Event of Default arising out of the bankruptcy provisions, the aggregate principal amount and accrued and unpaid interest will be due and payable immediately.

Notwithstanding the foregoing and notwithstanding the remedies afforded to the holders of the notes upon the occurrence and continuation of an Event of Default as set forth in this section, the indenture will provide that, to the extent we elect, the sole remedy for an Event of Default relating to our failure to file with the trustee pursuant to Section 314(a)(1) of the Trust Indenture Act of 1939, as amended, any documents or reports that we are required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, will for the 364 days after the occurrence of such an Event of Default consist exclusively of the right to receive the additional interest on the notes at a rate equal to 0.25% per annum of the principal amount of the notes outstanding for each day during the 180-day period beginning on, and including, the occurrence of such an Event of Default during which such Event of Default is continuing, which such additional interest rate will be increased by an additional 0.25% per annum, on the 181st day after such Event of Default (if the Event of Default relating to the reporting obligations is not cured or waived prior to such 181st day), provided that the rate at which such additional interest accrues may in no event exceed 0.50% per annum.

If we so elect, such additional interest will be payable in the same manner and on the same dates as the stated interest payable on the notes. On the 365th day after such Event of Default (if the Event of Default relating to the reporting obligations is not cured or waived prior to such 365th day), such additional interest will cease to accrue and the notes will be subject to acceleration as provided above. The provisions of the indenture described in this paragraph will not affect the rights of holders of notes in the event of the occurrence of any other Event of Default. In the event we do not elect to pay additional interest following an Event of Default in accordance with the preceding paragraph, the notes will be subject to acceleration as provided above.

In order to elect to pay additional interest as the sole remedy during the first 364 days after the occurrence of an Event of Default relating to the failure to comply with the reporting obligations in accordance with the immediately preceding paragraphs, we must notify all holders of notes and the trustee and paying agent of such election prior to the beginning of such 364-day period. Upon our failure to timely give such notice, the notes will be immediately subject to acceleration as provided above.

If any portion of the amount payable on the notes upon acceleration is considered by a court to be unearned interest (through the allocation of the value of the instrument to the embedded warrant or otherwise), the court could disallow recovery of any such portion.

The holders of a majority in principal amount of the outstanding notes may waive all past defaults except with respect to nonpayment of principal or interest and rescind any such acceleration with respect to the notes and its consequences if (1) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Events of Default, other than the nonpayment of the principal of and interest on the notes that have become due solely by such declaration of acceleration, have been cured or waived.

Subject to the provisions of the indenture relating to the duties of the trustee, if an Event of Default occurs and is continuing, the trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders unless such holders have offered to the trustee indemnity or security satisfactory to it against any loss, liability or expense. Except to enforce the right to receive payment of principal or interest when due, no holder may pursue any remedy with respect to the indenture or the notes unless:

(1) such holder has previously given the trustee notice that an Event of Default is continuing;

(2) holders of at least 25% in principal amount of the outstanding notes have requested the trustee to pursue the remedy;

(3) such holders have offered the trustee security or indemnity satisfactory to it against any loss, liability or expense;

(4) the trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

(5) the holders of a majority in principal amount of the outstanding notes have not given the trustee a direction that, in the opinion of the trustee, is inconsistent with such request within such 60-day period.

Subject to certain restrictions, the holders of a majority in principal amount of the outstanding notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or of exercising any trust or power conferred on the trustee. The indenture provides that in the event an Event of Default has occurred and is continuing, the trustee will be required in the exercise of its powers to use the degree of care that a prudent person would use in the conduct of its own affairs. The trustee, however, may refuse to follow any direction that conflicts with law or the indenture or that the trustee determines is unduly prejudicial to the rights of any other holder or that would involve the trustee in personal liability. Prior to taking any action under the indenture, the trustee will be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

The indenture provides that if a default occurs and is continuing and is known to the trustee, the trustee must mail to each holder notice of the default within 90 days after it occurs. Except in the case of a default in the payment of principal of or interest on any note, the trustee may withhold notice if and so long as a committee of trust officers of the trustee in good faith determines that withholding notice is in the interests of the holders. In addition, we are required to deliver to the trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any default that occurred during the previous year. We are also required to deliver to the trustee, within 30 days after the occurrence thereof, written notice of any events which would constitute certain defaults, their status and what action we are taking or propose to take in respect thereof.

Optional Redemption by SanDisk

The notes may not be redeemed prior to maturity.

Modification and Amendment

Subject to certain exceptions, the indenture or the notes may be amended with the consent of the holders of at least a majority in principal amount of the notes then outstanding, including without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes, and, subject to certain exceptions, any past default or compliance with any provisions may be waived with the consent of the holders of a majority in principal amount of the notes then outstanding, including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes. However, without the consent of each holder of an outstanding note affected, no amendment may, among other things:

(1) reduce the amount of notes whose holders must consent to an amendment;

(2) reduce the rate, or extend the stated time for payment, of interest on any note;

(3) reduce the principal, or extend the stated maturity, of any note;

(4) make any change that adversely affects the conversion rights of any notes;

(5) reduce the designated event purchase price or fundamental change purchase price of any note or amend or modify in any manner adverse to the holders of notes our obligation to make such payments, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;

(6) change the place or currency of payment of principal or interest in respect of any note;

(7) impair the right of any holder to receive payment of principal of and interest on such holder’s notes on or after the due dates therefore or to institute suit for the enforcement of any payment on or with respect to such holder’s notes; or

(8) make any change in the amendment provisions which require each holder’s consent or in the waiver provisions.

Without the consent of any holder, we and the trustee may amend the indenture to:

(1) cure any ambiguity, omission, defect or inconsistency or conform the indenture to the “Description of the Notes” section in this prospectus supplement;

(2) provide for the assumption by a successor corporation, partnership, trust or limited liability company of our obligations under the indenture;

(3) provide for uncertificated notes in addition to or in place of certificated notes, provided that the uncertificated notes are issued in registered form for purposes of Section 163(f) of the Internal Revenue Code of 1986, as amended, or the Code, or in a manner such that the uncertificated notes are described in Section 163(f)(2)(B) of the Code;

(4) add guarantees with respect to the notes;

(5) secure the notes;

(6) add to our covenants for the benefit of the holders or surrender any right or power conferred upon us;

(7) make any change that does not materially adversely affect the rights of any holder; or

(8) comply with any requirement of the SEC in connection with the qualification of the indenture under the Trust Indenture Act of 1939, as amended.

The consent of the holders is not necessary under the indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment. After an amendment under the indenture becomes effective, we are required to mail to the holders a notice briefly describing such amendment. However, the failure to give such notice to all the holders, or any defect in the notice, will not impair or affect the validity of the amendment.

Discharge

We may satisfy and discharge our obligations under the indenture by delivering to the securities registrar for cancellation all outstanding notes or by depositing with the trustee or delivering to the holders, as applicable, after the notes have become due and payable, whether at stated maturity, or any purchase date, or upon conversion or otherwise, cash and shares of common stock, if applicable, sufficient to pay all of the outstanding notes and paying all other sums payable under the indenture by us. Such discharge is subject to terms contained in the indenture.

Calculations in Respect of Notes

Except as otherwise provided above, we will be responsible for making all calculations called for under the notes. These calculations include, but are not limited to, determinations of the last reported sale prices of our common stock, accrued interest payable on the notes and the conversion rate of the notes. We will make all these calculations in good faith and, absent manifest error, our calculations will be final and binding on holders of notes. We will provide a schedule of our calculations to each of the trustee and the conversion agent, and each of the trustee and conversion agent is entitled to rely conclusively upon the accuracy of our calculations without independent verification. The trustee will forward our calculations to any holder of notes upon the request of that holder.

Trustee

The Bank of New York Mellon Trust Company, N.A. is the trustee, security registrar, paying agent and conversion agent.

Form, Denomination and Registration

The notes will be issued:

•	in fully registered form;

•	without interest coupons; and

•	in denominations of $2,000 principal amount and integral multiples of $1,000 in excess thereof.

Global Notes, Book-Entry Form

Notes will be evidenced by one or more global notes. We will deposit the global note or notes with DTC and register the global notes in the name of Cede & Co. as DTC’s nominee. Except as set forth below, a global note may be transferred, in whole or in part, only to another nominee of DTC or to a successor of DTC or its nominee.

Beneficial interests in a global note may be held directly through DTC if such holder is a participant in DTC, or indirectly through organizations that are participants in DTC, whom we refer to as participants. Transfers between participants will be effected in the ordinary way in accordance with DTC rules and will be settled in clearing house funds. The laws of some states require that some persons take physical delivery of securities in definitive form. As a result, the ability to transfer beneficial interests in the global note to such persons may be limited.

Holders who are not participants may beneficially own interests in a global note held by DTC only through participants, or some banks, brokers, dealers, trust companies and other parties that clear through or maintain a custodial relationship with a participant, either directly or indirectly, who we refer to as indirect participants. So long as Cede & Co., as the nominee of DTC, is the registered owner of a global note, Cede & Co. for all purposes will be considered the sole holder of such global note. Except as provided below, owners of beneficial interests in a global note will:

•	not be entitled to have certificates registered in their names;

•	not receive physical delivery of certificates in definitive registered form; and

•	not be considered holders of the global note.

We will pay interest on the repurchase price of a global note to Cede & Co., as the registered owner of the global note, by wire transfer of immediately available funds on each interest payment date, repurchase date or designated event repurchase date, as the case may be. Neither we, the trustee nor any paying agent will be responsible or liable:

•	for the records relating to, or payments made on account of, beneficial ownership interests in a global note; or

•	for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

We have been informed that DTC’s practice is to credit participants’ accounts upon receipt of funds on that payment date with payments in amounts proportionate to their respective beneficial interests in the principal amount represented by a global note as shown in the records of DTC. Payments by participants to owners of beneficial interests in the principal amount represented by a global note held through participants will be the responsibility of the participants, as is now the case with securities held for the accounts of customers registered in “street name.”

Because DTC can only act on behalf of participants, who in turn act on behalf of indirect participants, the ability of a person having a beneficial interest in the principal amount represented by the global note to pledge such interest to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interest, may be affected by the lack of a physical certificate evidencing its interest.

Neither we, the trustee, registrar, paying agent nor conversion agent will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations. DTC has advised us that it will take any action permitted to be taken by a holder of notes, including the presentation of notes for exchange, only at the direction of one or more participants to whose account with DTC interests in the global note are credited, and only in respect of the principal amount of the notes represented by the global note as to which the participant or participants has or have given such direction.

DTC has advised us that it is:

•	a limited purpose trust company organized under the laws of the State of New York, and a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes to the accounts of its participants. Participants include securities brokers, dealers, banks, trust companies and clearing corporations and other organizations. Some of the participants or their representatives, together with other entities, own DTC. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

DTC has agreed to the foregoing procedures to facilitate transfers of interests in a global note among participants. However, DTC is under no obligation to perform or continue to perform these procedures, and may discontinue these procedures at any time. If DTC is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by us within 90 days, we will issue notes in certificated form in exchange for global notes. In addition, the owner of a beneficial interest in a global note will be entitled to receive a note in certificated form in exchange for such interest if an event of default has occurred and is continuing.

Information Concerning the Trustee; Reports by SanDisk

We have appointed The Bank of New York Mellon Trust Company, N.A., a New York banking corporation, the trustee under the indenture, as paying agent, conversion agent, note registrar and custodian for the notes. The trustee or its affiliates may provide banking and other services to us in the ordinary course of their business.

The indenture contains limitations on the rights of the trustee, if it or any of its affiliates is then our creditor, to obtain payment of claims in some cases or to realize on some property received on any claim as security or otherwise. The trustee and its affiliates will be permitted to engage in other transactions with us. However, if the trustee or any affiliate continues to have any conflicting interest and a default occurs with respect to the notes, the trustee must eliminate such conflict or resign.

In the indenture, we have agreed to file with the trustee and transmit to holders of the notes such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the time and in the manner required by such Act.

Governing Law

The notes and the indenture will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF CAPITAL STOCK

We are authorized to issue 800,000,000 shares of common stock, $0.001 par value per share. We are also authorized to issue 4,000,000 shares of preferred stock, $0.001 par value per share, of which as of July 4, 2010, 2,000,000 shares had been designated Series A Junior Participating Preferred Stock and the remainder were undesignated. The following description summarizes the material features of our capital stock and some provisions of Delaware corporate law that apply to us. For greater detail about our capital stock, please refer to our certificate of incorporation and our bylaws.

Common Stock

The holders of our common stock are entitled to one vote per share on all matters to be voted upon by our common stockholders and are entitled to cumulate shares for purposes of voting to elect directors.

Subject to preferences that may be applicable to any outstanding preferred stock, the holders of our common stock are entitled to receive ratably dividends, if any, as may be declared from time to time by our board of directors out of funds legally available for that purpose. If we liquidate, dissolve or wind up, the holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of our preferred stock, if any, then outstanding. Our common stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to our common stock.

Preferred Stock

Our board of directors has the authority to issue preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions of each series, including dividend rights, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any series or the designation of such series, without further vote or action by our stockholders. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of us without further action by our stockholders and may adversely affect the voting and other rights of the holders of our common stock. The issuance of preferred stock with voting and conversion rights may adversely affect the voting power of the holders of our common stock, including the loss of voting control to others.

Our board of directors has designated a total of 2,000,000 shares of our preferred stock as Series A Junior Participating Preferred Stock, which are reserved for issuance under our stockholder rights plan.

Stockholders’ Rights Plan

On September 15, 2003, we adopted a stockholders’ rights plan and declared a dividend of one preferred share purchase right for each outstanding share of our common stock, $0.001 par value per share. The dividend was paid on September 25, 2003 to stockholders of record on that date. Under the rights plan, each right will entitle the registered holder to purchase from us one two-hundredths of a share of our Series A Junior Participating Preferred Stock, $0.001 par value, referred to as the Preferred Shares, at a purchase price of $225.00 per one two-hundredths of a Preferred Share, subject to adjustment. Because the rights may substantially dilute the stock ownership of a person attempting to take us over without the approval of our board of directors, our rights plan could make it more difficult for a third party to acquire us, or a significant portion of our capital stock, without first negotiating with our board of directors regarding the acquisition.

The description of our rights plan contained in the Registration Statement on Form 8-A filed on September 25, 2003 and any subsequent updates is incorporated by reference in this prospectus supplement.

Anti-Takeover Provisions of Our Restated Certificate of Incorporation, as Amended, our Restated Bylaws and Delaware Law

Provisions in our certificate of incorporation and bylaws may delay or prevent a change of control or changes in our management.

Several provisions of our certificate of incorporation and bylaws could deter or delay unsolicited changes in control of us. These include provisions restricting or eliminating our stockholders’ power to fill vacancies on the board of directors, nominate directors and raise other matters at stockholders’ meetings. In addition, our board of directors has the authority, without further action by our stockholders, to fix the rights and preferences of and issue preferred stock. These provisions and others that could be adopted in the future could deter unsolicited takeovers or delay or prevent changes in control of us or our management, including transactions in which stockholders might otherwise receive a premium for their shares over then current market prices. In addition, these provisions could limit the ability of stockholders to approve transactions that they may deem to be in their best interests.

We are subject to the provisions of Section 203 of the Delaware General Corporation Law. In general, this statute prohibits a Delaware corporation from engaging in a business combination with any interested stockholder for a period of three years following the time that such stockholder became an interested stockholder, unless (1) prior to such time, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder; (2) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned (a) by persons who are directors and also officers and (b) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or (3) at or subsequent to such time, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years prior did own, 15% or more of the corporation’s voting stock.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Investor Services, LLC.

Listing

Our common stock is traded on the NASDAQ Global Select Market under the trading symbol “SNDK.”

DESCRIPTION OF CONCURRENT CONVERTIBLE NOTE HEDGE TRANSACTIONS
AND WARRANT TRANSACTIONS

In connection with the pricing of the notes, we intend to enter into privately negotiated convertible note hedge transactions with respect to our common stock, the “purchased call options,” with one or more dealers, each of whom may be an affiliate of an underwriter in this offering (collectively, the “dealers”). The purchased call options will cover, subject to customary anti-dilution adjustments, the number of shares of our common stock that will initially underlie the notes sold in the offering. Concurrently with entering into the purchased call option transactions, we also intend to enter into privately negotiated warrant transactions whereby we will sell to the dealers warrants to acquire the same number of shares of our common stock, with a strike price of $      , subject to customary anti-dilution adjustments, the “sold warrants.” The purchased call options and the sold warrants are summarized below. If the underwriters exercise their option to purchase additional notes to cover overallotments, we may use a portion of the net proceeds from the sale of the additional notes to enter into additional convertible note hedge transactions, and we may enter into additional warrant transactions.

The purchased call options and sold warrants are separate transactions entered into by us with the dealers, are not part of the terms of the notes and will not affect the holders’ rights under the notes. As a holder of the notes, you will not have any rights with respect to the purchased call options or the sold warrants.

The convertible note hedge transactions are expected to reduce the potential dilution upon conversion of the notes in the event that the market price per share of our common stock at the time of exercise is greater than the strike price of the purchased call options, which corresponds to the initial conversion price of the notes and are similarly subject to the same customary adjustments.

If the market price per share of our common stock at the time of any exercise under the purchased call options is above the strike price of the purchased call options, the purchased call options entitle us to receive from the dealers net shares of our common stock based on the excess of the then current market price of our common stock over the strike price of the purchased call options. Additionally, if the market price of our common stock at the time of exercise under any sold warrant exceeds the strike price of the sold warrants, we will owe the dealers net shares of our common stock in an amount based on the excess of the then current market price of our common stock over the strike price of the sold warrants.

If the market price of our common stock at the maturity of the sold warrants exceeds the strike price of the sold warrants, the dilution mitigation under the purchased call options will be capped, which means that there would be dilution to the extent that the then market price per share of our common stock exceeds the strike price of the warrants at the time of exercise.

For discussion of hedging arrangements that may be entered into in connection with these purchased call options and sold warrants, see “Underwriting” and “Risk Factors — Risks Related to this Offering — The Convertible Note Hedge Transactions and Warrant Transactions and/or any Early Termination of the 2006 Hedge Transactions May Affect the Value of the Notes and Our Common Stock.”

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of the material U.S. federal income tax considerations relating to the purchase, ownership and disposition of the notes and our common stock into which the notes may be converted. This summary deals only with a note or common stock held as a capital asset by a holder who purchases the note on original issuance at its initial offering price. It does not describe all of the tax considerations that may be relevant to a holder in light of the holder’s particular circumstances or to a holder subject to special rules, such as:

•	a dealer in securities or currencies;

•	a financial institution;

•	a regulated investment company;

•	a real estate investment trust;

•	a tax-exempt organization;

•	an insurance company;

•	a person holding the notes as part of a hedging, integrated, conversion or constructive sale transaction or straddle;

•	a trader in securities that has elected the mark-to-market method of accounting;

•	a person liable for alternative minimum tax;

•	a person who is an investor in a pass-through entity such as a partnership;

•	a U.S. person whose “functional currency” is not the U.S. dollar; or

•	a U.S. expatriate.

This summary assumes that the notes will be treated as indebtedness for U.S. federal income tax purposes. This summary is based on the provisions of the Internal Revenue Code of 1986, as amended, or the Code, final, temporary, and proposed Treasury Regulations, administrative pronouncements of the IRS and judicial decisions, all as of the date hereof. These authorities may be changed, possibly retroactively, so as to result in U.S. federal income tax consequences different from those summarized here.

Persons considering the purchase of notes should consult their tax advisors with respect to the application of U.S. federal income tax laws and other U.S. tax laws to their particular situations as well as any tax considerations arising under the laws of any state, local or foreign taxing jurisdiction.

Tax Consequences to U.S. Holders

As used here, the term “U.S. Holder” means a beneficial owner of a note or our common stock that is, for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States;

•	a corporation or other entity taxable as a corporation for U.S. federal income tax purposes that is created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust if it (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

If a partnership, including an entity treated as a partnership for U.S. federal income tax purposes, is a holder of a note or our common stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Partners in such a partnership are urged to consult their tax advisors as to the particular U.S. federal income tax consequences applicable to them of purchasing, holding or disposing of the notes or our common stock.

Interest

Interest on the notes will be recognized by a U.S. Holder as ordinary income at the time it accrues or is received, in accordance with the holder’s method of accounting for federal income tax purposes.

Sale, Exchange or Retirement of the Notes

Upon the sale, exchange or retirement of a note (other than upon a conversion into cash and our common stock), a U.S. Holder will recognize gain or loss equal to the difference between the holder’s amount realized and the holder’s adjusted tax basis in the note. For these purposes, the amount realized does not include any amount attributable to accrued interest. Amounts attributable to accrued interest are treated as interest as described under “— Interest” above. Gain or loss recognized on the sale, exchange or retirement of a note will generally be capital gain or loss, and will generally be long-term capital gain or loss if at the time of sale, exchange or retirement the note has been held by the U.S. Holder for more than one year. If you are a non-corporate U.S. Holder, long-term capital gains generally will be subject to reduced rates of taxation. Your ability to deduct capital losses may be limited.

Conversion of the Notes

If a U.S. Holder converts the notes and we deliver a combination of cash and shares of our common stock in the conversion, then, in general:

•	a U.S. Holder should recognize gain, but not loss, to the extent that the cash and the value of the shares at the time of the conversion, other than amounts attributable to accrued interest, exceed the U.S. Holder’s adjusted tax basis in the notes, but in no event should the amount of recognized gain exceed the amount of cash received;

•	any gain recognized by a U.S. Holder should be treated as capital gain and, to the extent the U.S. Holder has owned the note for more than one year, should be treated as long-term capital gain;

•	a U.S. Holder will be required to include in gross income all accrued and unpaid interest up to the date of conversion;

•	a U.S. Holder’s basis in the shares received should be the same as its basis in the notes converted, which will generally be equal to the amount paid for the notes plus any amounts paid in connection with such conversion representing interest at the time of conversion of the note, exclusive of any basis allocable to a fractional share, decreased by the amount of cash received, other than cash received in lieu of a fractional share, and increased by the amount of gain, if any, recognized by such Holder, other than gain with respect to a fractional share;

•	a U.S. Holder’s amount of gain or loss recognized on the receipt of cash in lieu of a fractional share should equal the difference between the amount of cash received in respect of the fractional share and the portion of the U.S. Holder’s adjusted tax basis in the note that is allocable to the fractional share; and

•	the holding period in the shares received in the exchange should include the holding period for the notes that were converted or exchanged, except that the holding period of shares attributable to accrued interest may commence on the day following the date of delivery of common stock, although there is no authority precisely on point.

U.S. Holders are urged to consult their tax advisors with respect to the U.S. federal tax consequences resulting from the conversion of notes into a combination of cash and our common stock.

Constructive Distributions

If at any time we were to make a distribution of cash or property to our stockholders that would be taxable to the stockholders as a dividend for U.S. federal income tax purposes and, in accordance with the anti-dilution provisions of the notes, the conversion rate of the notes were increased, such increase would be a deemed distribution, taxable as a dividend to holders of the notes to the extent of our current and accumulated earnings and profits (and otherwise as discussed below), notwithstanding the fact that the holders do not receive a cash payment.

If the conversion rate is increased at our discretion or in certain other circumstances (including adjustment to the conversion rate in connection with a fundamental change), such increase also may be a deemed distribution, taxable as a dividend to holders of the notes to the extent of our current and accumulated earnings and profits (and otherwise as discussed below), notwithstanding the fact that the holders do not receive a cash payment. In certain circumstances, the failure to adjust the conversion rate under the indenture may result in a deemed taxable distribution to holders of our common stock.

If there is a deemed distribution, such distribution will be taxable as a dividend to the extent of our current and accumulated earnings and profits, and thereafter as a return of capital or capital gain in accordance with the tax rules applicable to corporate distributions, but may not be eligible for the reduced rates of tax applicable to certain dividends paid to individual holders or the dividends-received deduction applicable to certain dividends paid to corporate holders.

Generally, an increase in the conversion rate under the indenture made pursuant to a bona fide reasonable adjustment formula in the event of stock dividends or distributions of rights to subscribe for our common stock will not be a taxable constructive distribution.

Distributions on Common Stock

Distributions paid on our common stock received upon a conversion of a note, other than certain pro rata distributions of common shares, will be treated as a dividend to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles) and will be includible in income by the U.S. Holder and taxable as ordinary income when received. If a distribution exceeds our current and accumulated earnings and profits, the excess will be treated as a tax-free return of the U.S. Holder’s investment, up to the U.S. Holder’s tax basis in the common stock. Any remaining excess generally will be treated as a capital gain. Dividends received by non-corporate U.S. Holders in taxable years beginning prior to January 1, 2011 will be eligible to be taxed at reduced rates if the holder meets certain holding period and other applicable requirements. Dividends received by a corporate U.S. Holder will be eligible for the dividends-received deduction if the holder meets certain holding period and other applicable requirements.

Sale or Other Disposition of Common Stock

Gain or loss realized by a U.S. Holder on the sale or other disposition of our common stock received upon conversion of a note will be capital gain or loss for U.S. federal income tax purposes, and will be long-term capital gain or loss if the U.S. Holder’s holding period for the common stock is more than one year. The amount of the U.S. Holder’s gain or loss will be equal to the difference between the U.S. Holder’s tax basis in the common stock disposed of and the amount realized on the disposition. If you are a non-corporate U.S. Holder, long-term capital gains will be subject to reduced rates of taxation. Your ability to deduct capital losses may be limited.

Possible Effect of the Change In Conversion Consideration, Including After a Consolidation, Merger or Sale of Assets

In certain situations, including a consolidation, merger or combination involving us or a transfer of all or substantially all of our property and assets, the notes may become convertible into property other than our common stock. See “Description of the Notes — Conversion Rights — Conversion Rate Adjustments.” Depending on the

circumstances, the conversion of the notes into such property other than our common stock may be a fully or partially taxable event.

Backup Withholding and Information Reporting

Information returns will be filed with the IRS in connection with payments on the notes, dividends on the common stock and proceeds from a sale or other disposition of the notes or the common stock. A U.S. Holder will be subject to U.S. backup withholding tax on these payments if the U.S. Holder fails to provide its taxpayer identification number to the paying agent and comply with certain certification procedures or otherwise establish an exemption from backup withholding. The amount of any backup withholding from a payment to a U.S. Holder will be allowed as a credit against the U.S. Holder’s U.S. federal income tax liability and may entitle the U.S. Holder to a refund, provided that the required information is furnished to the IRS.

New Legislation

Recently enacted legislation requires certain U.S. Holders who are individuals, estates or trusts to pay an additional 3.8% tax on, among other things, interest on and capital gains from the sale or other disposition of the notes for taxable years beginning after December 31, 2012. U.S. Holders should consult their tax advisors regarding the effect, if any, of this legislation on their ownership and disposition of the notes.

Tax Consequences to Non-U.S. Holders

As used herein, the term “Non-U.S. Holder” means a beneficial owner of a note that is, for U.S. federal income tax purposes:

•	an individual who is classified as a nonresident alien;

•	a foreign corporation; or

•	a foreign estate or trust.

“Non-U.S. Holder” does not include a holder who is an individual present in the United States for 183 days or more in the taxable year of the disposition of the notes or common stock and who is not otherwise a resident of the United States for U.S. federal income tax purposes. Such a holder should consult his or her own tax advisor regarding the U.S. federal income tax consequences of the sale, exchange or other disposition of the notes or common stock.

Payments on the Notes

Subject to the discussion below concerning backup withholding and certain recently enacted legislation, payments of principal and interest (including interest deemed to be received upon conversion) on the notes to a Non-U.S. Holder will not be subject to U.S. federal withholding tax, provided that, in the case of interest:

•	the holder does not own, actually or constructively, 10 percent or more of the total combined voting power of all classes of our stock entitled to vote, is not a bank described in Section 881(c)(3)(A) of the Code, and is not a controlled foreign corporation related, directly or indirectly, to us through stock ownership; and

•	the certification requirement described below has been fulfilled with respect to the beneficial owner.

Certification Requirement

Interest on a note will generally not be exempt from U.S. federal withholding tax unless the beneficial owner of the note certifies on IRS Form W-8BEN, under penalties of perjury, that it is not a U.S. person.

If a Non-U.S. Holder of a note is engaged in a trade or business in the United States, and if interest on the note is effectively connected with the conduct of this trade or business, the Non-U.S. Holder, although exempt from the withholding tax discussed above, will generally be taxed in the same manner as a U.S. Holder (see “Tax Consequences to U.S. Holders” above), except that the holder will be required to provide a properly executed IRS Form W-8ECI in order to claim an exemption from withholding tax. These holders should consult their own tax advisors with respect to other U.S. tax consequences of the ownership and disposition of notes, including the possible imposition of a branch profits tax at a rate of 30% (or a lower U.S. income tax treaty rate) for corporate non-U.S. Holders.

Sale, Exchange or Other Disposition of Notes or Common Stock

Subject to the discussion below concerning backup withholding, a Non-U.S. Holder generally will not be subject to U.S. federal income tax on gain realized on a sale, exchange or other taxable disposition (including upon conversion) of notes or common stock unless:

•	the gain is effectively connected with a trade or business of the Non-U.S. Holder in the United States; or

•	we are or have been within the shorter of the five-year period preceding such sale, exchange, or other disposition and the period during which the Non-U.S. Holder held the notes or common stock, a U.S. real property holding corporation, as defined in the Code.

We believe that we are not, and do not anticipate becoming, a U.S. real property holding corporation. Even if we were a U.S. real property holding corporation, gain arising from a disposition of common stock still would not be subject to U.S. federal income tax if our common stock is considered regularly traded under applicable Treasury regulations on an established securities market and the Non-U.S. Holder does not own, actually or constructively, at any time during the five year period ending on the date of disposition more than 5% of the total fair market value of the class of our stock disposed of by the Non-U.S. Holder.

Taxation of Dividends on Common Stock and Constructive Distributions on the Notes

Dividends on our common stock paid or constructive distributions deemed paid to the holders of the notes (see “— Tax Consequences to U.S. Holders — Constructive Distributions” above), to a Non-U.S. Holder generally will be subject to United States withholding tax at a 30% rate, subject to reduction under an applicable U.S. income tax treaty. In the case of any constructive distribution, it is possible that the U.S. federal tax on this constructive distribution would be withheld from interest payments on the notes, shares of your common stock or sales proceeds subsequently paid or credited to the Non-U.S. Holder.

In order to obtain a reduced rate of withholding, a Non-U.S. Holder will be required to provide a properly executed IRS Form W-8BEN certifying its entitlement to benefits under a U.S. income tax treaty. A Non-U.S. Holder who is subject to withholding tax under such circumstances should consult its tax advisor as to whether it can obtain a refund for all or a portion of the withholding tax.

If a Non-U.S. Holder of common stock is engaged in a trade or business in the United States, and if the dividends (or constructive distributions) are effectively connected with the conduct of this trade or business, the Non-U.S. Holder although exempt from U.S. withholding tax, will generally be taxed in the same manner as a U.S. Holder (see “— Tax Consequences to U.S. Holders” above), except that the Non-U.S. Holder will be required to provide a properly executed IRS Form W-8ECI in order to claim an exemption from withholding tax. These Non-U.S. Holders should consult their own tax advisors with respect to other tax consequences of the ownership of our common stock, including the possible imposition of a branch profits tax at 30% (or at a reduced rate under an applicable U.S. income tax treaty) for corporate Non-U.S. Holders.

Backup Withholding and Information Reporting

Information returns will be filed with the IRS in connection with payments on the notes and on the common stock. Unless the Non-U.S. Holder complies with certification procedures to establish that it is not a U.S. person, information returns may be filed with the IRS in connection with the proceeds from a sale or other disposition of the notes or common stock, and the Non-U.S. Holder may be subject to U.S. backup withholding on payments on the notes and on the common stock or on the proceeds from a sale or other disposition of the notes or common stock. The certification procedures required to claim the exemption from withholding tax on interest described above will satisfy the certification requirements necessary to avoid the backup withholding as well. The amount of any backup withholding from a payment to a Non-U.S. Holder will be allowed as a credit against the Non-U.S. Holder’s

U.S. federal income tax liability and may entitle the Non-U.S. Holder to a refund, provided that the required information is furnished to the IRS.

New Legislation

Recently enacted legislation will impose certain increased certification and information reporting requirements. In the event of noncompliance with the revised certification requirements, 30% withholding tax could be imposed on payments to non-U.S. persons of interest, dividends or sales proceeds. We will not pay any additional amounts to Non-U.S. Holders in respect of any amounts withheld. Such provisions will generally apply to payments made after December 31, 2012. This legislation may be subject to further modification or implementing regulations, which may result in additional substantive changes to the rules discussed herein. Prospective investors should consult their own tax advisors regarding this new legislation.

UNDERWRITING

Under the terms and subject to the conditions contained in an underwriting agreement dated August   , 2010 we have agreed to sell to each of the underwriters, and the underwriters have severally agreed to purchase, the following respective aggregate principal amount of notes:

Name	Principal Amount

Morgan Stanley & Co. Incorporated	$
Goldman, Sachs & Co.

Total		$1,000,000,000

The underwriting agreement provides that the obligations of the underwriters to pay for and accept delivery of the notes offered by this prospectus supplement and the accompanying prospectus are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters are obligated to take and pay for all of the notes offered by this prospectus supplement and the accompanying prospectus if any notes are taken. However, the underwriters are not required to take or pay for any notes covered by the option of the underwriters to purchase additional notes as described below.

The underwriters initially propose to offer the notes directly to the public at the public offering price listed on the cover page of this prospectus supplement. After the notes are released to the public, the offering price and other selling terms may from time to time be varied by the underwriters. The offering of the notes by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

We have granted to the underwriters an option exercisable for 30 days from the date of the closing of this offering to purchase, in the event the underwriters sell more than $1.0 billion principal amount of notes, up to an additional $150.0 million aggregate principal amount of notes at the public offering price set forth on the cover page of this prospectus supplement, less underwriting discounts and commissions, solely to cover over-allotments.

The following table shows the total underwriting discounts and commissions to be paid to the underwriters by us for the notes. These amounts are shown assuming both no exercise and full exercise of the option of the underwriters to purchase up to $150.0 million additional principal amount of notes.

Underwriting Discounts and Commissions Paid by Us	No Exercise	Full Exercise

Per $1,000 principal amount of notes	$	$
Total	$	$

The notes are a new issue of securities with no established trading market. We do not intend to list the notes on any national securities exchange or include them in any automated quotation system. The underwriters have advised us that they presently intend to make a market in the notes as permitted by applicable laws and regulations. The underwriters are not obligated, however, to make a market in the notes and any such market-making activity may be discontinued at any time at the sole discretion of the underwriters. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the notes.

We and each of our directors and executive officers have agreed, without the prior written consent of Morgan Stanley & Co. Incorporated and Goldman, Sachs & Co., not to, during the period ending 90 days immediately after the date of this prospectus supplement:

•	offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of directly or indirectly, any shares of our common stock or any securities convertible into or exercisable or exchangeable for our common stock;

•	enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of our common stock; or

•	file any registration statement with the SEC relating to the offering of any shares of common stock or any securities convertible into or exercisable or exchangeable for common stock;

whether any transaction described above is to be settled by delivery of our common stock or such other securities, in cash or otherwise.

The restrictions described in the preceding paragraph do not apply to:

•	the issuance and sale of the notes offered by this prospectus supplement;

•	the issuance of shares of our common stock upon conversion of the notes;

•	the issuance by us of shares of our common stock upon the exercise of options or a warrant or the conversion of a security outstanding as of the date of this prospectus supplement;

•	the issuance by us of the convertible note hedge and warrant;

•	the issuance by us of shares of our common stock, options or other rights under our existing stock option plan, stock purchase plan or other employee plan that has been disclosed to the underwriters in writing;

•	the issuance by us of any shares or other securities in connection with a merger, acquisition, asset purchase or similar business combination representing up to 7% of our outstanding shares as of the date hereof;

•	the sale by any of our directors and executive officers of shares of our common stock through existing Rule 10b5-1 plans as in effect on August 1, 2010 and that have been disclosed to the underwriters in writing;

•	the transfer by any of our directors and executive officers as a bona fide gift of our common stock, provided that the transferee agrees to be bound by such restrictions and certain other conditions are satisfied; or to any trust for the direct or indirect benefit of such director or executive officer, provided that the trustee of the trust agrees to be bound by such restrictions and certain other conditions are satisfied;

•	in the event the service of any director or executive officer is terminated for any reason, the transfer to us or any broker in order to pay the exercise price, excluding withholding taxes, for any stock option issued pursuant to our stock option plans;

•	purchases of shares of our common stock, the notes or any of our other securities by our directors or executive officers in open market transactions after the completion of this offering; and

•	the sale of up to 250,000 shares of our common stock in the aggregate by our directors.

We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make in respect of those liabilities.

In order to facilitate the offering of the notes, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the notes. Specifically, the underwriters may sell a greater principal amount of notes than they are obligated to purchase under the underwriting agreement, creating a short position. A short sale is covered if the short position is no greater than the principal amount of notes available for purchase by the underwriters under their option to purchase additional notes. The underwriters can close out a covered short sale by exercising their option to purchase additional notes or purchasing the notes in the open market. In determining the source of notes to close out a covered short sale, the underwriters will consider, among other things, the open market price of notes compared to the price available under the over-allotment option. The underwriters may also sell notes in excess of the over-allotment option, creating a naked short position. The underwriters must close out any naked short position by purchasing notes in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the notes in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating this offering, the underwriters may bid for, and purchase, notes in the open market to stabilize the price of the notes. These activities may raise or maintain the market price of the notes above independent market levels or prevent or retard a decline in the market price of the notes. The underwriters are not required to engage in these activities, and may end any of these activities at any time.

In general, purchases of a security for the purpose of stabilizing or reducing a syndicate short position could cause the price of the security to be higher than it might otherwise be in the absence of such purchases.

Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the common stock or the price of the notes. In addition, neither we nor the underwriters make any representation that the underwriters will engage in such transactions or that such transactions will not be discontinued without notice, once they are commenced.

In addition, we intend to enter into convertible note hedge transactions and to issue warrants to one or more dealers, each of whom may be an affiliate of an underwriter in this offering (collectively, the “dealers”), using approximately $      million of the net proceeds of this offering. If the underwriters exercise their option to purchase additional notes to cover overallotments, we may use a portion of the net proceeds from the sale of the additional notes to enter into additional convertible note hedge transactions, and we may enter into additional warrant transactions.

In addition, we may, from time to time, repurchase our 2006 Notes. In connection with any such repurchases, we may early terminate a portion of the 2006 hedge transactions. In connection with any such termination of a portion of the 2006 hedge transactions, the 2006 dealers are expected to unwind various over-the-counter derivatives and/or sell our common stock in open market and/or privately negotiated transactions, which could adversely impact the market price of our common stock and of the notes.

In connection with the dealers’ establishment of their initial hedge of the convertible note hedge and warrant transactions and, in case of repurchases of 2006 Notes that are concurrent with this offering, the 2006 dealers’ unwinding their hedge of the portions of the 2006 hedge transactions that may be early terminated, dealers and the 2006 dealers, if applicable, or their respective affiliates:

•	expect to enter into various over-the-counter cash-settled derivative transactions with respect to our common stock concurrently with, or shortly following, the pricing of the notes; and

•	may unwind these over-the-counter cash-settled derivative transactions and purchase shares of our common stock in open market and/or privately negotiated transactions shortly following the pricing of the notes.

Such activities could have the effect of increasing or preventing a decline in the price of our common stock or the notes concurrently with, or shortly following, the pricing of the notes.

The dealers are likely to modify their hedge positions throughout the life of the notes by purchasing and selling shares of our common stock, other securities of ours or other instruments they may wish to use in connection with such hedging. Depending on, among other things, future market conditions, the aggregate amount and the composition of these hedging arrangements between us and the dealers are likely to vary over time. The effect, if any, of such arrangements and activities on the market price of our common stock or the notes cannot be ascertained at this time, but any of these activities could materially and adversely affect the value of our common stock and the value of the notes. See “Risk Factors — Risk Factors Related to this Offering — The Convertible Note Hedge Transactions and Warrant Transactions and/or any Early Termination of the 2006 Hedge Transactions May Affect the Value of the Notes and Our Common Stock; — We are Subject to Counterparty Risk with Respect to the Convertible Note Hedge Transactions; — Recent Regulatory Actions May Adversely Affect the Trading Price and Liquidity of the Notes” and “Description of Concurrent Convertible Note Hedge Transactions and Warrant Transactions.”

The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased notes sold by or for the account of such underwriter in stabilizing or short covering transactions.

Other than the cost of the convertible note hedge and warrant transactions, we estimate that our share of the total expenses of this offering will be approximately $1.5 million.

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a Relevant Member State), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the Relevant Implementation Date) it has not made and will not make an offer of notes to the public in that Relevant Member

State prior to the publication of a prospectus in relation to the notes which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of notes to the public in that Relevant Member State at any time:

(a) to legal entities which are authorised or regulated to operate in the financial markets or, if not so authorised or regulated, whose corporate purpose is solely to invest in securities;

(b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000; and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

(c) in any other circumstances which do not require the publication by the Issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of notes to the public” in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression Prospectus Directive means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

Each underwriter has represented and agreed that:

(a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA does not apply to SanDisk; and

(b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

The notes may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

The securities have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Financial Instruments and Exchange Law) and each underwriter has agreed that it will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of

Singapore, or the SFA, (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the notes are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the notes under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and their affiliates have provided and may in the future provide financial advisory and investment banking services to us for which they receive customary fees. In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the issuer. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

LEGAL MATTERS

The validity of the notes offered hereby will be passed upon for us by Jones Day. The validity of the notes offered hereby will be passed upon for the underwriters by Simpson Thacher & Bartlett LLP, Palo Alto, California.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended January 3, 2010 and management’s assessment of the effectiveness of internal control over financial reporting as of January 3, 2010, as set forth in their reports, which are incorporated by reference in this prospectus supplement and the accompanying prospectus and elsewhere in the registration statement. Our financial statements and management’s assessment are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

Common Stock
Preferred Stock
Debt Securities
Warrants
Rights
Units

We may offer and sell from time to time, in one or more offerings:

•	shares of our common stock;

•	shares of our preferred stock;

•	senior subordinated debt securities and/or convertible securities;

•	warrants to purchase common stock, preferred stock and/or debt securities;

•	rights to purchase common stock, preferred stock and/or debt securities; and

•	units consisting of two or more of these classes or series of securities.

We may offer these securities in amounts, at prices and on terms determined at the time of each offering thereof. Each time we sell securities, we will provide a supplement to this prospectus that contains specific information about the terms of the offering and the securities.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement. The prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read this prospectus and any accompanying prospectus supplement before you invest in any of our securities.

Our common stock is listed on The NASDAQ Global Select Market under the symbol “SNDK.” On January 30, 2009, the last reported sale price for our common stock was $11.43 per share.

We do not expect our preferred stock, debt securities, warrants, rights or units to be listed on any securities exchange or over-the-counter market.

Investing in our securities involves risks. See the “Risk Factors” section contained in the applicable prospectus supplement and in the documents we incorporate by reference in this prospectus to read about factors you should consider before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

We may sell the securities to or through underwriters, to other purchasers, through agents, or through a combination of these methods. The names of any underwriters will be stated in the applicable prospectus supplement.

The date of this prospectus is February 2, 2009.

This prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction.

ABOUT THIS PROSPECTUS

This prospectus is part of a “shelf” registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission, or the SEC. By using a shelf registration statement, we may sell any of the securities or any combination of the securities described in this prospectus from time to time and in one or more offerings. Each time we sell securities, we will provide a supplement to this prospectus that contains specific information about the terms of the offering and of the securities being offered. Each prospectus supplement may also add, update or change information contained in this prospectus. Before purchasing any securities, you should carefully read both this prospectus and any accompanying prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement or in any free writing prospectus filed by us with the SEC. We have not authorized any person to make a statement that differs from what is included or incorporated by reference in this prospectus or any prospectus supplement. If any person does make a statement that differs from what is included or incorporated by reference in this prospectus or any prospectus supplement, you should not rely on it. You should assume that the information in this prospectus or any prospectus supplement is accurate only as of the date on its cover page and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed materially since that date.

References in this prospectus to “SanDisk,” the “Company,” “we,” “us” and “our” refer to SanDisk Corporation and its subsidiaries, unless otherwise specified. “SanDisk” is a registered trademark of SanDisk Corporation. All other trade names used in this prospectus are trademarks of their respective holders.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy materials that we have filed with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room.

The SEC also maintains an Internet website at www.sec.gov that contains periodic reports, proxy and information statements, and other information about registrants that file electronically with the SEC, including us. Our recent SEC filings are also available to the public free of charge at our website at www.sandisk.com. Except for the documents described below, information on or accessible through our website is not incorporated by reference into this prospectus.

Our common stock is listed on The NASDAQ Global Select Market under the symbol “SNDK.”

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We incorporate by reference into this prospectus the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, until we have sold all of the securities to which this prospectus relates. Any statement in a document incorporated by reference is an important part of this prospectus. Any statement in a document incorporated by reference into this prospectus will be deemed to be modified or superseded to the extent a statement contained in this prospectus, any prospectus supplement or any subsequently filed document that is incorporated by reference into this prospectus modifies or supersedes such statement. Unless specifically stated to the contrary, none of the information that we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus.

We specifically incorporate by reference into this prospectus the documents listed below which have previously been filed with the SEC:

•	our Annual Report on Form 10-K for the fiscal year ended December 30, 2007, filed on February 25, 2008 (the “2007 Form 10-K”);

•	the information specifically incorporated by reference into the 2007 Form 10-K from our definitive proxy statement on Schedule 14A, filed on April 14, 2008;

•	our Quarterly Report on Form 10-Q for the fiscal quarter ended March 30, 2008, filed on May 8, 2008;

•	our Quarterly Report on Form 10-Q for the fiscal quarter ended June 29, 2008, filed on August 6, 2008;

•	Amendment No. 1 to our Quarterly Report on Form 10-Q/A for the fiscal quarter ended June 29, 2008, filed on August 11, 2008;

•	our Quarterly Report on Form 10-Q for the fiscal quarter ended September 28, 2008, filed on November 7, 2008;

•	our Current Reports on Form 8-K, filed with the SEC on May 6, 2008, June 17, 2008, September 17, 2008, and November 12, 2008;

•	The description of our common stock contained in the Registration Statement on Form 8-A filed on September 8, 1995, including any amendments or reports filed for the purpose of updating such description; and

•	The description of our stockholders’ rights plan contained in the Registration Statement on Form 8-A filed on September 25, 2003, including an amendment to the description contained in the Registration Statement on Form 8-A/A filed on November 8, 2006.

You may request a copy of these filings, at no cost, by writing to us at the following address or by calling us at (408) 801-1000 between the hours of 9:00 a.m. and 5:00 p.m., Pacific Time: Investor Relations, SanDisk Corporation, 601 McCarthy Boulevard, Milpitas, California 95035. These filings can also be obtained through the SEC as described above or, with respect to certain of these documents, at our website at www.sandisk.com. Except for the documents described above, information on our website is not incorporated by reference into this prospectus.

The mailing address of our principal executive offices is 601 McCarthy Boulevard, Milpitas, California 95035, and our telephone number at that location is (408) 801-1000.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the documents incorporated by reference herein contain various “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended, which represent our expectations or beliefs concerning future events. When used in this prospectus, any prospectus supplement and in documents incorporated herein by reference, the words “expects,” “plans,” “anticipates,” “indicates,” “believes,” “forecast,” “guidance,” “outlook” and similar expressions are intended to identify forward-looking statements.

Forward-looking statements include, without limitation, statements regarding our business prospects, production schedules and output and effects on financial performance, market trends and opportunities, including in particular markets such as mobile handsets, digital cameras, video, GPS, SSD, smart flash drives and gaming, expectations for new product introductions, features, applications, categories and standards, technological advancements, including 3-bits per cell, or X3, 4-bits per cell, or X4, 3D Read/Write storage technologies and 43-nanometer feature sizes or smaller, new markets and customers, market share, supply and demand, captive versus non-captive supply mix, sales, megabytes sold, average capacities of products sold, prices and planned price reductions, including anticipated consumer response to those reductions, operating expenses and our cost competitiveness, foreign exchange trends, personnel plans, capital equipment expenditures and guarantees, captive manufacturing capacity, financial commitments related to our manufacturing capacity, potential funding sources, our branding activities, expected tax rates and our intellectual property protection strategies that are based on our current expectations and involve numerous risks and uncertainties that may cause these forward-looking statements to be inaccurate and may significantly and adversely affect our business, financial condition and results of operations.

Risks that may cause these forward-looking statements to be inaccurate or cause our actual results to differ materially from our expectations include, among others:

•	fluctuations in our operating results;

•	competitive pricing pressures and industry-wide supply;

•	level of demand and consumer confidence due to a continuing global economic downturn;

•	inability to match our captive memory output to overall market demand for our products;

•	market demand for some or all of our products may grow more slowly than we expect or there may be slower than anticipated adoption rates for these products in new markets that we are targeting, and new markets may grow more slowly than we anticipate;

•	future average selling price erosion that may be more severe than our expectations due to decreased demand or excess industry capacity of flash memory from ourselves as well as from existing suppliers or from new competitors;

•	license and royalty revenues may decline significantly in the future as our existing license agreements and key patents expire or if licensees fail to perform on a portion or all of their contractual obligations, which may also lead to increased patent litigation costs;

•	new product introductions may not occur at the time or in the geographies we expect;

•	customers incorporating our products into their current or future products may fail to do so, may not introduce or ship those products as we anticipate or may not achieve broad market acceptance for such products;

•	potential delays in the emergence of new markets and products for NAND flash memory and acceptance of our products in these markets;

•	increased memory component and other costs as a result of currency exchange rate fluctuations to the U.S. dollar, particularly with respect to the Japanese yen;

•	timing of sell-through by our distributors and retail customers;

•	any interruption of or delay in supply from any of the semiconductor manufacturing facilities, including test and assembly facilities, that supply products to us, or our inability to obtain sufficient supply to satisfy potential demand;

•	significant downgrade in our corporate rating by any rating agency may impair the ability of our flash ventures with Toshiba to obtain future equipment lease financings on terms consistent with current leases, or at all, and could cause a default under certain leases;

•	difficulty in forecasting and managing inventory levels, particularly due to noncancelable contractual obligations to purchase materials such as custom non-memory materials, and the need to build finished product in advance of customer purchase orders;

•	inability to complete the transactions with Toshiba announced on January 30, 2009 that restructure our flash memory joint ventures in a timely manner, or at all;

•	increased purchases of non-captive flash memory, which typically costs more than captive flash memory and may be of less consistent quality;

•	higher than expected capital expenditures at our fabrication ventures;

•	unexpected yield variances and delays related to our conversion to advanced technologies;

•	inability to develop or unexpected difficulties or delays in developing or manufacturing with acceptable yields, X3, X4, 3D Read/Write, or other advanced, alternative technologies or difficulty in bringing advanced technologies into volume production at cost competitive levels;

•	higher than expected operating expenses;

•	disruption in the manufacturing operations of suppliers, including suppliers of sole-sourced components;

•	errors or defects in our products caused by, among other things, errors or defects in the memory or controller components, including memory and non-memory components we procure from third-party suppliers;

•	impairment of long-lived assets, including our fab investments;

•	insufficient assembly and test capacity from our contract manufacturers or our Shanghai facility;

•	fluctuations in license and royalty revenues;

•	an adverse determination in any litigation against us or affecting us;

•	business interruptions due to earthquakes, hurricanes, power outages or other natural disasters, particularly in areas in the Pacific Rim and Japan where we manufacture and assemble products;

•	adverse global economic and geo-political conditions, including acts of terror; and

•	other risks detailed in this prospectus, any prospectus supplement and the documents incorporated herein by reference, including, but not limited to, under the caption “Risk Factors” in our Form 10-K for the year ended December 30, 2007 and our Form 10-Q for the quarter ended September 28, 2008.

All forward-looking statements in this prospectus, any prospectus supplement and the documents incorporated by reference herein are based upon information available to us on the date of this prospectus, prospectus supplement or such document. We caution you that the risk factors described above may not be exhaustive as we operate in a continually changing business environment, and new risk factors emerge from time to time. We cannot predict such new risk factors, nor can we assess the impact, if any, of such new risk factors on our business or the extent to which any factor or combination of factors may cause actual results to differ materially from those projected in any forward-looking statements. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this prospectus, any prospectus supplement or any document incorporated herein by reference may not occur. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this prospectus or any prospectus supplement, unless required by law to do so.

RATIO OF EARNINGS TO FIXED CHARGES AND RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED SHARE DISTRIBUTIONS

The table below presents our consolidated ratios of earnings to fixed charges and ratio of earnings to combined fixed charges and preferred share distributions for each of the periods indicated. We computed these ratios by dividing earnings by fixed charges. For this purpose, earnings consist of pretax income from continuing operations before minority interest, unconsolidated entities, cumulative effect of change in accounting principles, gain (loss) on sale of assets, and loss on early extinguishment of debt. We further adjusted earnings by adding cash distributions from unconsolidated joint ventures and the management companies instead of the equity in their income and adding fixed charges net of capitalized interest. Fixed charges consist of interest expense, whether capitalized or expensed, amortization of debt issuance costs, and preferred dividend requirements of consolidated subsidiaries, if any. In the nine months ended September 28, 2008, earnings were insufficient to cover fixed charges by $302.8 million.

	Fiscal Years Ended
Nine Months Ended	December 30,	December 31,	January 1,	January 2,	December 28,
September 28, 2008	2007	2006	2006	2005	2003

—	21.3x	36.9x	341.1x	44.4x	29.2x

USE OF PROCEEDS

We expect to use the net proceeds from the offerings for general corporate purposes.

DIVIDEND POLICY

We have never paid or declared any cash dividends and do not anticipate paying any cash dividends in the foreseeable future. The decision whether to pay cash dividends will be made by our Board of Directors in light of conditions then existing, including our results of operations, financial condition and requirements, business conditions, covenants under loan agreements and other contractual arrangements, and other factors.

LEGAL MATTERS

Certain legal matters will be passed upon for us by O’Melveny & Myers LLP, Menlo Park, California.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 30, 2007, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.